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Oppenheimer Quest Opportunity Value Fund
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6803 South Tucson Way, Englewood, Colorado 80112
1.800.525.7048

Statement of Additional Information dated February 28, 2002

         This  Statement  of  Additional  Information  is  not a  Prospectus.  This  document  contains  additional information  about the Fund and  supplements  information in the  Prospectus  dated February 28, 2002. It should be
read  together  with  the   Prospectus,   which  may  be  obtained  by  writing  to  the  Fund's   Transfer  Agent,
OppenheimerFunds  Services,  at P.O. Box 5270,  Denver,  Colorado  80217,  or by calling the Transfer  Agent at the
toll-free   number  shown  above,   or  by  downloading  it  from  the   OppenheimerFunds   Internet  web  site  at
www.oppenheimerfunds.com.

Contents
                                                                                                       Page
About the Fund

About Your Account

Financial Information About the Fund

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ABOUT  THE  FUND
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Additional Information About the Fund's Investment Policies and Risks

         The investment  objective,  the principal investment policies and the main risks of the Fund are described in the  Prospectus.  This  Statement  of  Additional  Information  contains  supplemental  information  about those policies and risks and the types of securities  that the Fund's  investment  Manager,  OppenheimerFunds,  Inc., can select for the fund.  Additional  information is also provided about the strategies that the Fund may use to try to achieve its objective.

The Fund's  Investment  Policies.  The  composition of the Fund's  portfolio and the techniques and strategies that the Fund's Sub-Advisor,  OpCap Advisors,  may use in selecting  portfolio  securities will vary over time. The Fund is not required to use all of the  investment  techniques and  strategies  described  below at all times in seeking its goal. It may use some of the special investment techniques and strategies at some times or not at all.

         In selecting  securities  for the Fund's  portfolio,  the  Sub-Advisor  evaluates the merits of particular securities  primarily through the exercise of its own investment analysis.  In the case of corporate issuers,  that process may include,  among other  things,  evaluation  of the issuer's  historical  operations,  prospects for the industry of which the issuer is part,  the issuer's  financial  condition,  its pending  product  developments  and business  (and those of  competitors),  the  effect of  general  market and  economic  conditions  on the  issuer's business,  and  legislative  proposals  that  might  affect the  issuer.  In the case of  foreign  securities,  the
Sub-Advisor may also consider the conditions of a particular  country's  economy in relation to the U.S. economy or other  foreign  economies,  general  political  conditions  in a country  or  region,  the  effect  of  taxes,  the efficiencies  and costs of particular  markets and other  factors when  evaluating  the  securities of issuers in a particular country.

         |X|  Investments in Equity  Securities.  The Fund does not limit its  investments in equity  securities to issuers  having a market  capitalization  of a  specified  size or  range,  and  therefore  the Fund can  invest in securities  of  small-,  mid- and  large-capitalization  issuers.  At times,  the Fund may  increase  the  relative emphasis  of  its  equity  investments  in  securities  of  one or  more  capitalization  ranges,  based  upon  the
Sub-Advisor's  judgment of where the best market  opportunities  are to seek the Fund's  objective.  At times,  the market may favor or  disfavor  securities  of issuers of a  particular  capitalization  range,  and  securities  of small-capitalization  issuers may be subject to greater  price  volatility  in general  than  securities  of larger companies.  Therefore,  if the Fund has  substantial  investments in  smaller-capitalization  companies at times of
market   volatility,   the  Fund's   share   price   could   fluctuate   more  than  that  of  funds   focusing  on
larger-capitalization issuers.

              |_| Value  Investing.  In  selecting  equity  investments  for the Fund's  portfolio,  the  portfolio manager  currently uses a value investing style. In using a value approach,  the portfolio  manager seeks stock and other equity  securities that appear to be temporarily  undervalued,  by various  measures,  such as price/earnings ratios.  This approach is subject to change and may not  necessarily be used in all cases.  Value  investing  seeks stocks  having prices that are low in relation to their real worth or future  prospects,  in the hope that the Fund will realize  appreciation  in the value of its holdings when other  investors  realize the intrinsic  value of the stock.

         Using value investing requires research as to the issuer's  underlying  financial condition and prospects.
While there are a variety of measures that can be used to identify these  securities,  the portfolio  manager looks primarily at the issuer's  price/earnings  ratio,  which is the stock's price divided by its earnings per share.  A stock having a  price/earnings  ratio lower than its historical  range, or the market as a whole or that of similar companies may offer attractive investment opportunities.

              |_| Preferred  Stocks.  Preferred  stock,  unlike common  stock,  has a stated  dividend rate payable from the  corporation's  earnings.  Preferred stock dividends may be cumulative or  non-cumulative,  participating, or auction rate.  "Cumulative"  dividend  provisions  require all or a portion of prior unpaid dividends to be paid before dividends can be paid to the issuer's common stock.

         If interest rates rise, the fixed dividend on preferred stocks may be less  attractive,  causing the price of  preferred  stocks  to  decline.  Preferred  stock  may  have  mandatory  sinking  fund  provisions,  as well as provisions  allowing calls or redemptions  prior to maturity,  which can also have a negative impact on prices when interest rates decline.  Preferred  stock  generally has a preference  over common stock on the  distribution  of a corporation's  assets  in the  event  of  liquidation  of  the  corporation.  The  rights  of  preferred  stock  on distribution  of a  corporation's  assets in the event of a  liquidation  are generally  subordinate  to the rights associated with a corporation's  debt securities.  Preferred stock may be  "participating"  stock, which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.

              |_| Rights and  Warrants.  The Fund can invest up to 5% of its total  assets in warrants  but no more than 2% of its total assets may be invested in warrants  that are not listed on The New York Stock  Exchange or The
American Stock Exchange.  Those percentage limitations are fundamental policies.  Warrants basically are options to purchase  equity  securities  at  specific  prices  valid  for a  specific  period  of time.  Their  prices  do not necessarily  move  parallel  to the prices of the  underlying  securities.  Rights are  similar  to  warrants,  but normally  have a short  duration  and are  distributed  directly  by the  issuer to its  shareholders.  Rights  and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

              |_| Convertible  Securities.  Convertible  securities are debt  securities that are convertible  into an issuer's common stock.  Convertible  securities rank senior to common stock in a corporation's capital structure and therefore are subject to less risk than common stock in case of the issuer's bankruptcy or liquidation.

         The value of a convertible  security is a function of its "investment  value" and its "conversion  value."
If the investment value exceeds the conversion  value, the security will behave more like a debt security,  and the security's  price will likely  increase  when interest  rates fall and decrease  when  interest  rates rise. If the conversion  value exceeds the  investment  value,  the security will behave more like an equity  security:  it will likely sell at a premium over its conversion  value,  and its price will tend to fluctuate  directly with the price of the underlying security.

         While some  convertible  securities are a form of debt security in many cases,  their  conversion  feature
(allowing  conversion  into  equity  securities)  causes them to be  regarded  by the  Sub-Advisor  more as "equity equivalents."  As a result,  the rating  assigned to the security has less impact on the  Sub-Advisor's  investment decision  with  respect  to  convertible  securities  than  in  the  case  of  non-convertible  debt  fixed  income securities.  To  determine  whether  convertible  securities  should  be  regarded  as  "equity  equivalents,"  the
Sub-Advisor may consider the following factors:
(1)      whether,  at the option of the investor,  the convertible  security can be exchanged for a fixed number of shares of common stock of the issuer,
(2)      whether the issuer of the  convertible  securities  has restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
(3)      the extent to which the  convertible  security  may be a  defensive  "equity  substitute,"  providing  the ability to participate in any appreciation in the price of the issuer's common stock.

         |X|  Investments  in Debt  Securities.  The Fund can  invest in a variety of  domestic  and  foreign  debt securities,  including mortgage-backed  securities,  investment-grade corporate debt securities and U.S. Government securities.  It might do so to seek its  objective if and at times when the  portfolio  manager  believes that debt securities  are  preferable  to  equity  investments.  The Fund can  invest  in those  debt  securities  and  other high-quality  short-term debt securities  including money market  instruments for liquidity or defensive  purposes.
Because the Fund currently  emphasizes  investments in equity  securities,  such as stocks,  it is not  anticipated that under  normal  market  conditions  more than 50% of the Fund's  assets will be  invested  in debt  securities.
Foreign debt securities are subject to the risks of foreign  investing  described  below. In general,  domestic and foreign debt securities are also subject to two additional types of risks: credit risk and interest rate risk.

              |_| Credit  Risk.  Credit  risk  relates to the ability of the issuer to meet  interest or  principal payment  obligations as they become due. In making  investments in debt  securities,  the  Sub-Advisor  may rely to some  extent on the  ratings of ratings  organizations  or it may use its own  research  to  evaluate a  security's creditworthiness.  Investment-grade  bonds are bonds rated at least "Baa" by Moody's  Investors  Service,  Inc., at least  "BBB" by  Standard  & Poor's  Rating  Service  or Fitch  Inc.,  or that have  comparable  ratings by another nationally  recognized  rating  organization.  If securities  the Fund buys are unrated,  to be considered  part of the Fund's  holdings of  investment-grade  securities,  they must be judged by the  Sub-Advisor to be of comparable quality to bonds rated as investment  grade by a rating  organization.  The debt security  ratings  definitions  of the principal ratings organizations are included in Appendix A of this Statement of Additional Information.

              |_| Interest Rate Risk.  Interest rate risk refers to the  fluctuations  in value of debt  securities resulting  from the inverse  relationship  between price and yield.  For example,  an increase in general  interest rates will tend to reduce the market value of  already-issued  fixed-income  investments,  and a decline in general interest rates will tend to increase their value. In addition,  debt securities with longer maturities,  which tend to have higher yields,  are subject to  potentially  greater  fluctuations  in value from changes in interest rates than obligations with shorter maturities.

         Fluctuations in the market value of fixed-income  securities  after the Fund buys them will not affect the interest  income  payable on those  securities  (unless the  security  pays  interest at a variable  rate pegged to interest rate changes).  However,  those price  fluctuations will be reflected in the valuations of the securities, and therefore the Fund's net asset values will be affected by those fluctuations.

              |_|  Mortgage-Related  Securities.  Mortgage-related  securities are a form of derivative  investment collateralized  by pools of  commercial  or  residential  mortgages.  Pools of  mortgage  loans  are  assembled  as securities  for sale to  investors  by  government  agencies or entities or by private  issuers.  These  securities
include  collateralized  mortgage  obligations  ("CMOs"),  mortgage  pass-through  securities,   stripped  mortgage
pass-through  securities,  interests  in real  estate  mortgage  investment  conduits  ("REMICs")  and  other  real estate-related securities.

         Mortgage-related  securities  that are issued or guaranteed by agencies or  instrumentalities  of the U.S.
Government have  relatively  little credit risk (depending on the nature of the issuer) but are subject to interest rate risks and prepayment risks, as described in the Prospectus.

         As with other debt  securities,  the  prices of  mortgage-related  securities  tend to move  inversely  to changes  in  interest  rates.  The Fund can buy  mortgage-related  securities  that have  interest  rates that move inversely to changes in general  interest rates,  based on a multiple of a specific index.  Although the value of a mortgage-related security may decline when interest rates rise, the converse is not always the case.

         In  periods  of  declining  interest  rates,  mortgages  are  more  likely  to be  prepaid.  Therefore,  a mortgage-related  security's  maturity can be shortened by unscheduled  prepayments  on the  underlying  mortgages.
Therefore,  it is not possible to predict  accurately the security's  yield. The principal that is returned earlier than  expected  may have to be  reinvested  in other  investments  having a lower yield than the prepaid  security.
Therefore,  these securities may be less effective as a means of "locking in" attractive  long-term interest rates, and they may have less potential for appreciation  during periods of declining  interest rates,  than  conventional bonds with comparable stated maturities.

         Prepayment  risks can lead to substantial  fluctuations in the value of a  mortgage-related  security.  In turn,  this can affect the value of the Fund's  shares.  If a  mortgage-related  security  has been  purchased at a premium,  all or part of the  premium  the Fund paid may be lost if there is a decline in the  market  value of the security,  whether that results from interest rate changes or prepayments on the underlying mortgages.  In the case of stripped  mortgage-related  securities,  if they experience  greater rates of prepayment than were  anticipated, the Fund may fail to recoup its initial investment on the security.

         If interest  rates rise  rapidly,  prepayments  may occur at a slower rate than  expected and the expected maturity of long-term or medium-term  securities  could lengthen as a result.  That would cause their value and the prices of the Fund's share to fluctuate more widely in response to changes in interest rates.

         As with other debt  securities,  the values of  mortgage-related  securities may be affected by changes in the market's  perception of the  creditworthiness  of the entity issuing the securities or guaranteeing them. Their values may also be affected by changes in government regulations and tax policies.

              |_|  Collateralized  Mortgage  Obligations.  CMOs are  multi-class  bonds that are backed by pools of mortgage loans or mortgage pass-through certificates. They may be collateralized by:
(1)      pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac,
(2)      unsecuritized  mortgage  loans  insured  by  the  Federal  Housing  Administration  or  guaranteed  by the
                Department of Veterans' Affairs,
(3)      unsecuritized conventional mortgages,
(4)      other mortgage-related securities, or
(5)      any combination of these.

         Each  class of CMO,  referred  to as a  "tranche,"  is issued at a specific  coupon  rate and has a stated
maturity or final  distribution  date.  Principal  prepayments on the underlying  mortgages may cause the CMO to be retired  much  earlier than the stated  maturity or final  distribution  date.  The  principal  and interest on the underlying  mortgages may be allocated  among the several  classes of a series of a CMO in different  ways.  One or more  tranches may have coupon  rates that reset  periodically  at a specified  increase  over an index.  These are floating rate CMOs,  and  typically  have a cap on the coupon rate.  Inverse  floating rate CMOs have a coupon rate that moves in the  reverse  direction  to an  applicable  index.  The coupon  rate on these CMOs will  increase  as general interest rates decrease. These are usually much more volatile than fixed rate CMOs or floating rate CMOs.

         |X| U.S.  Government  Securities.  These are  securities  issued or  guaranteed  by the U.S.  Treasury  or
other  U.S.  Government  agencies  or  federally-chartered   entities  referred  to  as  "instrumentalities."   The
obligations  of U.S.  Government  agencies  or  instrumentalities  in which the Fund can  invest  may or may not be guaranteed  or  supported  by the "full faith and  credit" of the United  States.  "Full  faith and  credit"  means generally  that the taxing  power of the U.S.  Government  is pledged to the payment of interest  and  repayment of principal on a security.  If a security is not backed by the full faith and credit of the United States,  the owner of the security must look  principally to the agency  issuing the obligation for repayment.  The owner might not be able to assert a claim  against  the  United  States if the  issuing  agency or  instrumentality  does not meet its commitment.  The Fund will invest in  securities  of U.S.  Government  agencies and  instrumentalities  only if the
Sub-Advisor is satisfied that the credit risk with respect to the agency or instrumentality is minimal.

              |_| U.S.  Treasury  Obligations.  These include  Treasury bills (which have maturities of one year or less when  issued),  Treasury  notes (which have  maturities  of from one to ten years when  issued),  and Treasury bonds  (which have  maturities  of more than ten years when  issued).  Treasury  securities  are backed by the full faith and credit of the United States as to timely  payments of interest and  repayments  of  principal.  They also can include U. S. Treasury  securities  that have been  "stripped"  by a Federal  Reserve  Bank,  zero-coupon  U.S.
Treasury securities described below, and Treasury Inflation-Protection Securities ("TIPS").

              |_|  Treasury  Inflation-Protection  Securities.  The Fund can buy these  U.S.  Treasury  securities, called  "TIPS," that are  designed to provide an  investment  vehicle  that is not  vulnerable  to  inflation.  The interest  rate paid by TIPS is fixed.  The  principal  value rises or falls  semi-annually  based on changes in the published  Consumer Price Index. If inflation  occurs,  the principal and interest payments on TIPS are adjusted to protect  investors  from  inflationary  loss. If deflation  occurs,  the  principal  and interest  payments will be adjusted downward, although the principal will not fall below its face amount at maturity.

              |_|  Obligations  Issued or  Guaranteed  by U.S.  Government  Agencies  or  Instrumentalities.  These
include direct  obligations and  mortgage-related  securities that have different levels of credit support from the government.  Some are supported by the full faith and credit of the U.S.  Government,  such as Government  National
Mortgage  Association  pass-through  mortgage  certificates (called "Ginnie Maes"). Some are supported by the right of the issuer to borrow from the U.S.  Treasury  under certain  circumstances,  such as Federal  National  Mortgage
Association  bonds ("Fannie  Maes").  Others are supported only by the credit of the entity that issued them,  such as Federal Home Loan Mortgage Corporation obligations ("Freddie Macs").

              |_|  U.S.   Government   Mortgage-Related   Securities.   The  Fund  can   invest  in  a  variety  of
mortgage-related  securities that are issued by U.S.  Government agencies or  instrumentalities,  some of which are described below.

              |_| GNMA  Certificates.  The  Government  National  Mortgage  Association  ("GNMA") is a wholly-owned corporate  instrumentality  of the United  States  within the U.S.  Department  of Housing  and Urban  Development.
GNMA's  principal  programs  involve its guarantees of  privately-issued  securities  backed by pools of mortgages.
Ginnie Maes are debt  securities  representing  an interest in one or a pool of  mortgages  that are insured by the
Federal Housing Administration or the Farmers Home Administration or guaranteed by the Veterans Administration.

         The Ginnie Maes in which the Fund can invest are of the "fully modified  pass-through"  type. They provide that the registered  holders of the Certificates  will receive timely monthly payments of the pro-rata share of the scheduled  principal  payments on the  underlying  mortgages,  whether or not those  amounts are  collected  by the issuers.  Amounts paid include,  on a pro-rata  basis,  any  prepayment of principal of such mortgages and interest
(net of servicing and other charges) on the aggregate  unpaid  principal  balance of the Ginnie Mae, whether or not the interest on the underlying mortgages has been collected by the issuers.

         The Ginnie Maes  purchased by the Fund are  guaranteed  as to timely  payment of principal and interest by
GNMA.  In giving that  guaranty,  GNMA expects that  payments  received by the issuers of Ginnie Maes on account of the  mortgages  backing the Ginnie Maes will be  sufficient  to make the  required  payments  of  principal  of and interest on those Ginnie Maes.  However,  if those payments are insufficient,  the guaranty  agreements between the issuers of the  Certificates  and GNMA require the issuers to make advances  sufficient  for the  payments.  If the issuers fail to make those payments, GNMA will do so.

         Under  Federal  law,  the full  faith and credit of the  United  States is  pledged to the  payment of all amounts that may be required to be paid under any guaranty  issued by GNMA as to such  mortgage  pools.  An opinion of an  Assistant  Attorney  General of the United  States,  dated  December 9,  1969,  states that such  guaranties
"constitute  general  obligations  of the United  States backed by its full faith and credit." GNMA is empowered to borrow from the United  States  Treasury to the extent  necessary to make any  payments of  principal  and interest required under those guaranties.

         Ginnie  Maes  are  backed  by  the  aggregate   indebtedness   secured  by  the  underlying   FHA-insured,
FMHA-insured or  VA-guaranteed  mortgages.  Except to the extent of payments  received by the issuers on account of such  mortgages,  Ginnie Maes do not  constitute a liability  of those  issuer,  nor do they  evidence any recourse against  those  issuers.  Recourse  is solely  against  GNMA.  Holders  of Ginnie  Maes  (such as the Fund) have no security interest in or lien on the underlying mortgages.

         Monthly  payments of principal will be made,  and additional  prepayments of principal may be made, to the
Fund with  respect to the  mortgages  underlying  the Ginnie  Maes held by the Fund.  All of the  mortgages  in the pools  relating  to the Ginnie  Maes in the Fund are  subject to  prepayment  without  any  significant  premium or penalty,  at the option of the  mortgagors.  While the  mortgages on  1-to-4-family  dwellings  underlying  certain
Ginnie Maes have a stated  maturity of up to 30 years,  it has been the  experience  of the mortgage  industry that the average life of comparable mortgages,  as a result of prepayments,  refinancing and payments from foreclosures, is considerably less.

              |_| Federal Home Loan  Mortgage  Corporation  Certificates.  FHLMC,  a corporate  instrumentality  of the United States,  issues FHLMC  Certificates  representing  interests in mortgage loans. FHLMC guarantees to each registered  holder of a FHLMC  Certificate  timely  payment of the amounts  representing  a holder's  proportionate share in:
(i)      interest payments less servicing and guarantee fees,
(ii)     principal prepayments and
(iii)    the  ultimate  collection  of amounts  representing  the  holder's  proportionate  interest  in  principal payments on the  mortgage  loans in the pool  represented  by the FHLMC  Certificate,  in each case whether or not such amounts are actually received.

         The  obligations of FHLMC under its guarantees are  obligations  solely of FHLMC and are not backed by the full faith and credit of the United States.

              |_|   Federal   National   Mortgage   Association   (Fannie   Mae)   Certificates.   Fannie   Mae,  a
federally-chartered and privately-owned  corporation,  issues Fannie Mae Certificates which are backed by a pool of mortgage loans.  Fannie Mae guarantees to each registered  holder of a Fannie Mae Certificate  that the holder will receive amounts  representing the holder's  proportionate  interest in scheduled  principal and interest  payments, and any principal  prepayments,  on the mortgage loans in the pool represented by such Certificate,  less servicing and guarantee  fees,  and the holder's  proportionate  interest in the full  principal  amount of any foreclosed or other  liquidated  mortgage  loan.  In each case the  guarantee  applies  whether or not those amounts are actually received.  The  obligations  of Fannie Mae under its guarantees  are  obligations  solely of Fannie Mae and are not backed by the full faith and credit of the United  States or any of its  agencies or  instrumentalities  other than
Fannie Mae.

         |X|  Money  Market  Instruments.  The  following  is a brief  description  of the  types of  money  market securities the Fund can invest in. Those money market  securities are  high-quality,  short-term  debt  instruments that are issued by the U.S. Government,  corporations,  banks or other entities.  They may have fixed,  variable or floating interest rates.

              |_|  U.S.  Government  Securities.  These  include  obligations  issued  or  guaranteed  by the  U.S.
Government or any of its agencies or instrumentalities.
              |_|  Bank  Obligations.  The Fund  can buy  time  deposits,  certificates  of  deposit  and  bankers'
acceptances.  Time deposits,  other than overnight  deposits,  may be subject to withdrawal  penalties,  and if so, they are deemed to be "illiquid" investments.

         The  Fund  can  purchase  bank  obligations  that are  fully  insured  by the  Federal  Deposit  Insurance
Corporation.  The FDIC insures the deposits of member  banks up to $100,000 per account.  Insured bank  obligations may have a limited  market and a particular  investment of this type may be deemed  "illiquid"  unless the Board of
Trustees of the Fund determines that a readily-available  market exists for that particular  obligation,  or unless the obligation is payable at principal amount plus accrued interest on demand or within seven days after demand.

              |_|  Commercial  Paper.  The Fund can invest in  commercial  paper if it is rated  within the top two rating  categories of Standard & Poor's and Moody's.  If the paper is not rated, it may be purchased if issued by a company having a credit rating of at least "AA" by Standard & Poor's or "Aa" by Moody's.

         The Fund can buy commercial  paper,  including U.S.  dollar-denominated  securities of foreign branches of
U.S.  banks,  issued by other  entities if the  commercial  paper is  guaranteed  as to principal and interest by a bank,  government or corporation  whose  certificates of deposit or commercial  paper may otherwise be purchased by the Fund.

              |_| Variable  Amount  Master  Demand  Notes.  Master  demand  notes are  corporate  obligations  that permit the  investment of fluctuating  amounts by the Fund at varying rates of interest  under direct  arrangements between the Fund, as lender,  and the borrower.  They permit daily  changes in the amounts  borrowed.  The Fund has the right to increase the amount under the note at any time up to the full amount  provided by the note  agreement, or to decrease  the  amount.  The  borrower  may prepay up to the full amount of the note  without  penalty.  These notes may or may not be backed by bank letters of credit.

         Because these notes are direct lending  arrangements  between the lender and borrower,  it is not expected that there will be a trading  market for them.  There is no  secondary  market for these notes,  although  they are redeemable (and thus are immediately  repayable by the borrower) at principal  amount,  plus accrued  interest,  at any time.  Accordingly,  the Fund's  right to redeem such notes is  dependent  upon the ability of the  borrower to pay principal and interest on demand.

         The Fund has no  limitations  on the type of issuer from whom these notes will be purchased.  However,  in connection  with such  purchases and on an ongoing basis,  the  Sub-Advisor  will consider the earning power,  cash flow and other liquidity ratios of the issuer,  and its ability to pay principal and interest on demand,  including a situation  in which all holders of such notes made demand  simultaneously.  Investments  in master  demand  notes are subject to the limitation on investments by the Fund in illiquid securities,  described in the Prospectus.  The
Fund does not intend  that its  investments  in variable  amount  master  demand  notes will exceed 5% of its total assets.

         |X| Foreign  Securities.  The Fund can purchase equity and debt securities  issued by foreign companies or foreign  governments  or their  agencies.  "Foreign  securities"  include  equity and debt  securities of companies organized under the laws of countries  other than the United States and debt securities of foreign  governments and their agencies and  instrumentalities.  Those  securities may be traded on foreign  securities  exchanges or in the foreign over-the-counter markets.

         Securities of foreign issuers that are represented by American  Depository  Receipts or that are listed on a U.S. securities exchange or traded in the U.S.  over-the-counter  markets are considered "foreign securities" for the  purpose  of the  Fund's  investment  allocations.  That is because  they are  subject  to many of the  special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Because the Fund can purchase  securities  denominated in foreign  currencies,  a change in the value of a foreign  currency  against the U.S.  dollar could result in a change in the amount of income the Fund has available for  distribution.  Because a portion of the Fund's investment  income may be received in foreign  currencies,  the
Fund will be required to compute its income in U.S.  dollars for  distribution to  shareholders,  and therefore the
Fund will absorb the cost of currency  fluctuations.  After the Fund has  distributed  income,  subsequent  foreign currency  losses may result in the Fund's  having  distributed  more income in a particular  fiscal period than was available from investment income, which could result in a return of capital to shareholders.

         Investing  in foreign  securities  offers  potential  benefits  not  available  from  investing  solely in securities of domestic  issuers.  They include the  opportunity  to invest in foreign  issuers that appear to offer growth  potential,  or in foreign  countries with economic  policies or business cycles different from those of the
U.S., or to reduce  fluctuations in portfolio  value by taking  advantage of foreign stock markets that do not move in a manner parallel to U.S.  markets.  The Fund will hold foreign currency only in connection with the purchase or sale of foreign securities.

              |_| Foreign Debt  Obligations.  The debt  obligations of foreign  governments  and their agencies and instrumentalities  may or may not be  supported  by the full faith and credit of the foreign  government.  The Fund can buy securities issued by certain  "supra-national"  entities, which include entities designated or supported by governments to promote economic  reconstruction  or development,  international  banking  organizations and related government  agencies.  Examples are the International Bank for Reconstruction and Development  (commonly called the
"World Bank"), the Asian Development bank and the Inter-American Development Bank.

         The governmental members of these  supra-national  entities are "stockholders" that typically make capital contributions  and may be committed to make additional  capital  contributions if the entity is unable to repay its borrowings.  A  supra-national  entity's  lending  activities  may be limited to a percentage of its total capital, reserves and net income.  There can be no assurance that the constituent  foreign  governments  will continue to be able or willing to honor their capitalization commitments for those entities.

              |_| Risks of Foreign  Investing.  Investments in foreign  securities may offer special  opportunities for  investing  but also  present  special  additional  risks and  considerations  not  typically  associated  with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation  in value of  foreign  investments  due to  changes  in  currency  rates or  currency  control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting,  auditing and financial  reporting  standards in foreign countries  comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio  transactions  or loss of certificates  for portfolio securities;
o        possibilities in some countries of expropriation,  confiscatory taxation,  political,  financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past, U.S.  Government  policies have discouraged  certain  investments  abroad by U.S.  investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

              |_|  Special  Risks of  Emerging  Markets.  Emerging  and  developing  markets  abroad may also offer special  opportunities  for growth investing but have greater risks than more developed  foreign  markets,  such as those in Europe,  Canada,  Australia,  New Zealand and Japan.  There may be even less liquidity in their securities markets,  and  settlements  of purchases and sales of  securities  may be subject to  additional  delays.  They are subject  to  greater  risks  of  limitations  on the  repatriation  of  income  and  profits  because  of  currency restrictions  imposed by local  governments.  Those countries may also be subject to the risk of greater  political and economic instability,  which can greatly affect the volatility of prices of securities in those countries.  The
Sub-Advisor  will consider  these factors when  evaluating  securities in these  markets,  because the selection of those securities must be consistent with the Fund's goal of growth of capital.

         |X| Portfolio  Turnover.  "Portfolio  turnover"  describes the rate at which the Fund traded its portfolio securities  during its last fiscal year.  For example,  if a fund sold all of its  securities  during the year, its portfolio  turnover rate would have been 100%  annually.  The Fund's  portfolio  turnover rate will  fluctuate from year to year, but the Fund expects to have a portfolio turnover rate less than 100% or more annually.

         Increased  portfolio  turnover  creates higher  brokerage and  transaction  costs for the Fund,  which may reduce its overall  performance.  Additionally,  the realization of capital gains from selling portfolio securities may result in  distributions  of taxable  long-term  capital  gains to  shareholders,  since the Fund will normally distribute all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue Code.

Other  Investment  Techniques  and  Strategies.  In seeking its  objective,  the Fund may from time to time use the types of investment  strategies and investments  described below. It is not required to use all of these strategies at all times, and at times may not use them.

              |_|  Investing  in  Small,  Unseasoned  Companies.  The Fund  can  invest  in  securities  of  small, unseasoned  companies.  These are companies  that have been in operation  for less than three years,  including the operations of any  predecessors.  Securities of these companies may be subject to volatility in their prices.  They may have a limited  trading  market,  which may  adversely  affect  the  Fund's  ability to dispose of them and can reduce  the price the Fund  might be able to obtain  for them.  Other  investors  that own a  security  issued by a small,  unseasoned  issuer  for  which  there is  limited  liquidity  might  trade  the  security  when the Fund is attempting to dispose of its holdings of that  security.  In that case the Fund might receive a lower price for its holdings than might otherwise be obtained.

              |_|  "When-Issued"  and  "Delayed-Delivery"  Transactions.  The Fund can  invest in  securities  on a
"when-issued"  basis and can purchase or sell securities on a  "delayed-delivery"  or "forward  commitment"  basis.
When-issued  and  delayed-delivery  are terms that refer to securities  whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

         When such  transactions are negotiated,  the price (which is generally  expressed in yield terms) is fixed at the  time the  commitment  is  made.  Delivery  and  payment  for the  securities  take  place  at a later  date
(generally  within 45 days of the date the offer is accepted).  The  securities are subject to change in value from market  fluctuations  during the period  until  settlement.  The value at  delivery  may be less than the  purchase price.  For example,  changes in interest rates in a direction other than that expected by the  Sub-Advisor  before settlement  will affect the value of such  securities  and may cause a loss to the Fund.  During the period between purchase  and  settlement,  no payment is made by the Fund to the issuer and no  interest  accrues to the Fund from the  investment.  No income  begins to accrue to the Fund on a  when-issued  security  until the Fund  receives the security at settlement of the trade.

         The Fund can  engage  in  when-issued  transactions  to secure  what the  Sub-Advisor  considers  to be an advantageous  price and yield at the time of entering into the obligation.  When the Fund enters into a when-issued or  delayed-delivery  transaction,  it relies on the other party to complete the transaction.  Its failure to do so may cause the Fund to lose the  opportunity to obtain the security at a price and yield the  Sub-Advisor  considers to be advantageous.

         When the Fund engages in  when-issued  and  delayed-delivery  transactions,  it does so for the purpose of acquiring or selling  securities  consistent  with its  investment  objective and policies for its portfolio or for delivery  pursuant to options  contracts  it has entered  into,  and not for the  purpose of  investment  leverage.
Although the Fund will enter into delayed-delivery or when-issued purchase  transactions to acquire securities,  it may  dispose  of a  commitment  prior to  settlement.  If the Fund  chooses  to  dispose  of the right to acquire a when-issued  security prior to its  acquisition or to dispose of its right to delivery or receive against a forward commitment, it may incur a gain or loss.

         At the  time  the  Fund  makes  the  commitment  to  purchase  or  sell a  security  on a  when-issued  or delayed-delivery  basis, it records the  transaction on its books and reflects the value of the security  purchased in  determining  the Fund's net asset value.  In a sale  transaction,  it records the proceeds to be received.  The
Fund  will  identify  on its  books  liquid  assets at least  equal in value to the  value of the  Fund's  purchase commitments  until the Fund pays for the investment.  The Fund will not enter into when-issued  commitments if more than 15% of the Fund's net assets would be committed under these transactions.
         When-issued and  delayed-delivery  transactions can be used by the Fund as a defensive  technique to hedge against  anticipated  changes in interest rates and prices.  For instance,  in periods of rising interest rates and falling prices,  the Fund might sell securities in its portfolio on a forward  commitment basis to attempt to limit its exposure to anticipated  falling  prices.  In periods of falling  interest  rates and rising  prices,  the Fund might sell portfolio  securities and purchase the same or similar  securities on a when-issued or  delayed-delivery basis to obtain the benefit of currently higher cash yields.

         |X| Repurchase Agreements.  The Fund can acquire securities subject to repurchase agreements.  It might do so for  liquidity  purposes to meet  anticipated  redemptions  of Fund  shares,  or pending the  investment  of the proceeds  from sales of Fund  shares,  or pending the  settlement  of  portfolio  securities  transactions,  or for temporary defensive purposes.

         In a  repurchase  transaction,  the Fund  buys a  security  from,  and  simultaneously  resells  it to, an approved  vendor for delivery on an  agreed-upon  future date.  The resale price  exceeds the purchase  price by an amount that reflects an agreed-upon  interest rate  effective for the period during which the repurchase  agreement is in effect.  Approved vendors include U.S.  commercial  banks,  U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government  securities.  They must meet credit  requirements set by the Manager from time to time.

         The majority of these  transactions  run from day to day, and  delivery  pursuant to the resale  typically occurs  within one to five days of the  purchase.  Repurchase  agreements  having a maturity  beyond seven days are subject to the Fund's  limits on holding  illiquid  investments.  There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less.

         Repurchase  agreements,  considered  "loans" under the Investment  Company Act, are  collateralized by the underlying  security.  The Fund's repurchase  agreements  require that at all times while the repurchase  agreement is in effect,  the value of the collateral  must equal or exceed the repurchase  price to fully  collateralize  the repayment  obligation.  However,  if the vendor fails to pay the resale price on the  delivery  date,  the Fund may incur costs in disposing of the  collateral  and may  experience  losses if there is any delay in its ability to do
so. The  Sub-Advisor  will monitor the vendor's  creditworthiness  to confirm that the vendor is financially  sound and will continuously monitor the collateral's value.

         |X|  Illiquid  and  Restricted  Securities.  To  enable  the Fund to sell  its  holdings  of a  restricted security  not  registered  under the  Securities  Act of 1933,  the Fund may have to cause those  securities  to be registered.  The expenses of  registering  restricted  securities  may be negotiated by the Fund with the issuer at the time the Fund buys the  securities.  When the Fund must  arrange  registration  because the Fund wishes to sell the security,  a considerable  period may elapse between the time the decision is made to sell the security and the time the  security  is  registered  so that the Fund could  sell it. The Fund would bear the risks of any  downward price fluctuation during that period.

         The Fund may also  acquire  restricted  securities  through  private  placements.  Those  securities  have contractual  restrictions on their public resale.  Those  restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.
         The Fund has limitations  that apply to purchases of restricted  securities,  as stated in the Prospectus.
Those  percentage  restrictions  do not limit  purchases  of  restricted  securities  that are eligible for sale to qualified  institutional  purchasers  under Rule 144A of the Securities Act of 1933, if those  securities have been determined to be liquid by the Manager and the Sub-Advisor under Board-approved  guidelines.  Those guidelines take into account the trading activity for such securities and the availability of reliable pricing  information,  among other factors.  If there is a lack of trading  interest in a particular Rule 144A security,  the Fund's holdings of that security may be considered to be illiquid.

         |X|  Loans of  Portfolio  Securities.  The Fund can lend its  portfolio  securities  to  certain  types of eligible  borrowers  approved by the Board of Trustees.  It may do so to try to provide  income or to raise cash or income for  liquidity  purposes.  These  loans are  limited  to not more than 10% of the value of the Fund's  total assets.  There  are some  risks in  connection  with  securities  lending.  The Fund  might  experience  a delay in receiving  additional  collateral  to secure a loan,  or a delay in  recovery  of the loaned  securities.  The Fund presently does not intend to engage in loans of securities.

         The Fund must receive collateral for a loan. Under current applicable  regulatory  requirements (which are subject to change),  on each  business  day the loan  collateral  must be at least equal to the value of the loaned securities.  It must consist of cash, bank letters of credit,  securities of the U.S. Government or its agencies or instrumentalities,  or other cash  equivalents  in which the Fund is  permitted  to  invest.  To be  acceptable  as collateral,  letters of credit  must  obligate a bank to pay amounts  demanded by the Fund if the demand  meets the terms of the  letter.  The terms of the  letter of credit and the  issuing  bank must both be  satisfactory  to the
Fund.

         When it lends  securities,  the Fund  receives  amounts  equal to the  dividends  or  interest  on  loaned securities.  It also  receives  one or more of (a)  negotiated  loan  fees,  (b)  interest  on  securities  used as collateral,  and (c) interest on any short-term debt securities  purchased with such loan  collateral.  Either type of  interest  may be  shared  with  the  borrower.  The  Fund  may also  pay  reasonable  finder's,  custodian  and administrative  fees in  connection  with these  loans.  The terms of the Fund's loans must meet  applicable  tests under the Internal  Revenue Code and must permit the Fund to reacquire  loaned  securities  on five days' notice or in time to vote on any important matter.

Investment Restrictions

         |X| What Are  "Fundamental  Policies"?  Fundamental  policies are those policies that the Fund has adopted to govern its  investments  that can be changed only by the vote of a "majority" of the Fund's  outstanding  voting securities.  Under the  Investment  Company  Act, a  "majority"  vote is defined as the vote of the  holders of the lesser of:
              |_| 67% or more of the shares  present  or  represented  by proxy at a  shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
              |_| more than 50% of the outstanding shares.

         The Fund's investment  objective is a fundamental  policy.  Other policies  described in the Prospectus or this Statement of Additional  Information are  "fundamental"  only if they are identified as such. The Fund's Board of Trustees can change  non-fundamental  policies without  shareholder  approval.  However,  significant changes to investment  policies will be described in  supplements or updates to the Prospectus or this Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X| Does the Fund  Have  Additional  Fundamental  Policies?  The  following  investment  restrictions  are fundamental policies of the Fund.

         |_|  The Fund cannot buy  securities  issued or  guaranteed by any one issuer if more than 5% of its total assets would be invested in securities of that issuer. This limitation applies to 75% of the Fund's total assets.

         |_|  The Fund cannot purchase more than 10% of any class of security of any issuer.  All outstanding  debt securities  and all preferred  stock of an issuer is considered as one class.  This  restriction  does not apply to securities issued by the U.S. Government or any of its agencies or instrumentalities.

         |_|  The Fund cannot  concentrate  its  investments.  That means it cannot invest 25% or more of its total assets in any industry.  However,  there is no limitation on investments in U.S. Government  securities.  Moreover, if deemed appropriate for seeking its investment  objective,  the Fund may invest less than 25% of its total assets
(valued at the time of investment)  in any one industry  classification  used by the Fund for investment  purposes.
Under this restriction, a foreign government is considered an "industry."

         |_|  The Fund cannot  borrow money in excess of one third of the value of its total  assets.  The Fund can borrow only from banks and only as a temporary  measure for  extraordinary  or  emergency  purposes.  The Fund will make no additional  investments while borrowings exceed 5% of the Fund's total assets.  The Fund can borrow only if it maintains a 300% ratio of assets to  borrowings at all times in the manner set forth in the  Investment  Company
Act of 1940.

         |_|  The Fund cannot make loans to any person or individual.  However,  portfolio securities may be loaned by the Fund within the limits set forth in the Prospectus and Statement of Additional Information.

         |_|  The Fund cannot  invest in real  estate or real estate  limited  partnerships  (direct  participation programs).  However,  the Fund can  purchase  securities  of issuers  that  engage in real  estate  operations  and securities that are secured by real estate or interests in real estate.

         |_|  The Fund cannot invest for the purpose of exercising control or management of another company.

         |_|  The Fund cannot  underwrite  securities of other  companies.  A permitted  exception is in case it is deemed to be an  underwriter  under  the  Securities  Act of 1933 when  reselling  any  securities  held in its own portfolio.

         |_|  The Fund cannot  invest in or hold  securities  of any issuer if officers and Trustees of the Fund or officers  and  directors of its Manager or  Sub-Advisor  individually  beneficially  own more than 1/2 of 1% of the securities of that issuer and together own more than 5% of the securities of that issuer.
         |_|  The Fund cannot invest in physical  commodities or physical commodity  contracts.  However,  the Fund may buy and sell  hedging  instruments  to the extent  specified in its  Prospectus  and  Statement  of  Additional
Information  from  time to  time.  The  Fund  can also buy and  sell  options,  futures,  and  securities  or other instruments  backed by  physical  commodities  or whose  investment  return is  linked to  changes  in the price of physical commodities.

         |_|  The Fund cannot  purchase  warrants  that would cause more than 5% of the Fund's  total  assets to be invested in  warrants,  or more than 2% of its total  assets to be invested in warrants  that are not listed on The
New York Stock Exchange or The American Stock Exchange.

         |_|  The Fund  cannot  pledge  its  assets,  or assign or  otherwise  encumber  its assets in an amount in excess of 10% of the  value of its net  assets.  It can  pledge,  assign  or  encumber  its  assets  only to secure borrowings  that  comply  with  the  limits  set  forth  in the  Fund's  Prospectus  and  Statement  of  Additional
Information.

         |_|  The Fund  cannot  issue  senior  securities  (as  defined  in the  Investment  Company  Act of 1940).
However,  the Fund can enter into  repurchase  agreements,  borrow money in accordance  with the  restrictions  set forth in its other fundamental policies and lend its portfolio securities.

         |X|  Does the  Fund  Have  Any  Restrictions  That  Are Not  Fundamental?  The Fund has a number  of other investment  restrictions  that are not fundamental  policies,  which means that they can be changed by the Board of
Trustees without shareholder approval.

         |_| The Fund cannot invest in interests in oil, gas or other mineral  exploration or development  programs or leases.

         |_| The Fund  cannot  make  short  sales or  purchase  securities  on margin.  However,  the Fund can make short-term  borrowings  when  necessary  for  the  clearance  of  purchases  of  portfolio  securities.  Collateral arrangements in connection with futures and options  transactions  are not deemed to be margin  transactions  under this restriction.

         Unless the Prospectus or this  Statement of Additional  Information  states that a percentage  restriction applies  on an ongoing  basis,  it applies  only at the time the Fund makes an  investment.  The Fund need not sell securities  to meet the  percentage  limits if the value of the  investment  increases in proportion to the size of the Fund.

         For purposes of the Fund's policy not to  concentrate  its  investments as described  above,  the Fund has adopted the industry  classifications  set forth in Appendix B to this  Statement of Additional  Information.  This is not a fundamental policy.

How the Fund is Managed

Organization and History. The Fund is an open-end,  diversified  management  investment company. The Fund is one of three  series of  Oppenheimer  Quest For Value Funds (the  "Trust"),  an  open-end  management  investment  company organized as a Massachusetts business trust in April 1987.

         |X|  Classes of Shares. The Trustees are authorized,  without shareholder  approval,  to create new series and classes of shares.  The Trustees may reclassify  unissued shares of the Fund into additional  series or classes of  shares.  The  Trustees  also may divide or  combine  the  shares of a class into a greater or lesser  number of shares without  changing the  proportionate  beneficial  interest of a shareholder in the Fund.  Shares do not have cumulative  voting  rights or  preemptive  or  subscription  rights.  Shares  may be voted in person or by proxy at shareholder meetings.

         The Fund  currently  has five  classes  of  shares:  Class A,  Class B,  Class C, Class N and Class Y. All
classes invest in the same investment  portfolio.  Only retirement plans may purchase Class N shares.  Only certain institutional investors may elect to purchase Class Y shares.  Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate  voting rights on matters in which  interests of one class are different  from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely transferable,  and each share of each class has one vote at shareholder  meetings,  with fractional shares voting  proportionally  on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         |X| Meetings of  Shareholders.  As a Massachusetts  business trust,  the Fund is not required to hold, and does not plan to hold,  regular annual  meetings of  shareholders.  The Fund will hold meetings when required to do so by the Investment  Company Act or other applicable law. It will also do so when a shareholder  meeting is called by the Trustees or upon proper request of the shareholders.

         Shareholders  have the right,  upon the  declaration  in writing or vote of two-thirds of the  outstanding shares of the Fund, to remove a Trustee.  The Trustees will call a meeting of  shareholders  to vote on the removal of a Trustee  upon the written  request of the record  holders of 10% of its  outstanding  shares.  If the Trustees receive a request from at least 10 shareholders  stating that they wish to communicate  with other  shareholders to request a meeting to remove a Trustee,  the Trustees will then either make the Fund's  shareholder  list  available to the  applicants  or  mail  their  communication  to all  other  shareholders  at the  applicants'  expense.  The shareholders  making the request  must have been  shareholders  for at least six months and must hold shares of the
Fund valued at $25,000 or more or constituting  at least 1% of the Fund's  outstanding  shares,  whichever is less.
The Trustees may also take other action as permitted by the Investment Company Act.

         |X|  Shareholder  and  Trustee   Liability.   The  Trust's   Declaration  of  Trust  contains  an  express
disclaimer of shareholder or Trustee  liability for the Fund's  obligations.  It also provides for  indemnification and  reimbursement  of expenses  out of the Fund's  property for any  shareholder  held  personally  liable for its obligations.  The  Declaration  of Trust also states that upon  request,  the Fund shall  assume the defense of any claim made  against a  shareholder  for any act or  obligation  of the Fund and shall  satisfy any judgment on that claim.  Massachusetts  law  permits a  shareholder  of a business  trust  (such as the Fund) to be held  personally liable as a "partner" under certain  circumstances.  However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively  remote  circumstances in which the Fund would be unable to meet its obligations.

         The  Fund's  contractual  arrangements  state  that any  person  doing  business  with the Fund  (and each shareholder  of the  Fund)  agrees  under its  Declaration  of Trust to look  solely to the  assets of the Fund for satisfaction  of any claim or demand that may arise out of any dealings with the Fund.  Additionally,  the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Board  of  Trustees.  The Fund is  governed  by a Board  of  Trustees,  which is  responsible  for  protecting  the interests of shareholders under  Massachusetts  law. The Trustees meet periodically  throughout the year to oversee the Fund's activities,  review its performance,  and review the actions of the Manager.  Although the Fund will not normally  hold  annual  meetings  of its  shareholders,  it may  hold  shareholder  meetings  from  time to time on important  matters,  and shareholders  have the right to call a meeting to remove a Trustee or to take other action described in the Funds' Declaration of Trust.

         The  Board  of  Trustees  has  an  Audit   Committee.   The  Audit  Committee   provides  the  Board  with
recommendations  regarding the selection of the Fund's  independent  auditor.  The Audit Committee also reviews the scope and  results of audits and the audit fees  charged,  reviews  reports  from the Fund's  independent  auditors concerning the Fund's internal  accounting  procedures and controls,  and reviews reports of the Manager's internal auditor.  The members of the Audit  Committee are Paul Clinton  (Chairman),  Thomas  Courtney,  Robert Galli,  Lacy
Herrmann and Brian  Wruble.  The Audit  Committee  met three times during the Fund's  fiscal year ended October 31,
2001.

Trustees and Officers of the Fund.  The Fund's  Trustees  and officers and their  positions  held with the Fund and length of service in such  position(s)  and the principal  occupations  and business  affiliations  during the past five  years are  listed  below.  Each of the  Trustees  are  independent  trustees,  which  means that they have no affiliation  with the Manager as defined in the  Investment  Company Act.  The  information  for the Trustees  also includes  the dollar range of shares of the Fund as well as the  aggregate  dollar range of shares of the Board III
Funds  beneficially  owned by the Trustee.  All  information  is as of December  31, 2001.  All of the Trustees are
also trustees or directors of the following Oppenheimer funds (referred to as "Board III Funds"):

Oppenheimer Quest For Value Funds, a series Rochester Portfolio Series, a series fund
fund having the following series:                    having one series:
      Oppenheimer Small Cap Value Fund,              Limited-Term New York Municipal Fund
      Oppenheimer Quest Balanced Value Fund, and Bond Fund Series, a series fund
      Oppenheimer Quest Opportunity Value Fund,      having one series:
Oppenheimer Quest Global Value Fund, Inc.,  Oppenhiemer Convertible Securities Fund
Oppenheimer Quest Capital Value Fund, Inc., Rochester Fund Municipals
Oppenheimer Quest Value Fund, Inc.                   Oppenheimer Midcap Fund

         In  addition  to being a  director  or trustee of the Board III  Funds,  Mr.  Galli is also a director  or trustee of 33 other portfolios in the Oppenheimer Funds complex.

      Messrs.  Murphy, Bishop,  Farrar,  Molleur,  Wixted and Zack, and Mses. Feld and Ives who are officers of the
Fund,  respectively  hold the same offices of the other Board III Funds.  As of January 15, 2002,  the Trustees and
officers of the Fund as a group owned of record or  beneficially  less than 1% of each class of shares of the Fund.
The  foregoing  statement  does not reflect  ownership of shares of the Fund held of record by an employee  benefit plan for  employees  of the  Manager,  other than the shares  beneficially  owned under the plan by officers of the
Fund listed above. In addition,  each Independent  Trustee, and his or her family members, do not own securities of either the  Manager  or  Distributor  of the Board III funds or any  person  directly  or  indirectly  controlling, controlled by or under common control with the Manager or Distributor.

Independent Trustees

-------------------------- ------------------------------------------------------ ----------------- -------------------
                                                                                                     Aggregate Dollar
Name, Address,1 Age,                                                                                 Range of Shares
Position(s) Held with      Principal Occupation(s) During Past 5 Years / Other    Dollar Range of    Owned in any of
Fund and Length of Time    Trusteeships Held by Trustee / Number of Portfolios    Shares Owned in     the Board III
Served2                    in Fund Complex Overseen by Trustee                        the Fund            Funds
-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------
Thomas W. Courtney,        Principal  of  Courtney  Associates,   Inc.  (venture         $0         $10,001 - $50,000
Chairman of the Board of   capital  firm);  former  General  Partner  of Trivest
Trustees, Trustee since    Venture Fund (private  venture capital fund);  former
April, 1987                President   of   Investment    Counseling   Federated
Age: 68                    Investors,  Inc.;  Trustee of Cash  Assets  Trust,  a
                           money  market  fund;  Director of OCC Cash  Reserves,
                           Inc., and Trustee of OCC Accumulation  Trust, both of
                           which are open-end investment  companies;  Trustee of
                           Hawaiian   Tax-Free  Trust  and  Tax  Free  Trust  of
                           Arizona,  tax-exempt  bond funds;  former Director of
                           Financial Analysts  Federation.  Director/trustee  of
                           10  investment   companies  in  the  OppenheimerFunds
                           complex.
-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------
Paul Y. Clinton,           Principal of Clinton Management Associates, a
Trustee, since April,      financial and venture capital consulting firm;
1987                       Trustee of Capital Cash Management Trust, a
Age: 70.                   money-market fund and Narragansett Tax-Free Fund, a
                           tax-exempt bond fund; Director of OCC Cash Reserves,
                           Inc. and Trustee of OCC Accumulation Trust, both of
                           which are open-end investment companies. Formerly:
                           Director, External Affairs, Kravco Corporation, a
                           national real estate owner and property management
                           corporation; President of Essex Management             $10,000 -$50,000    Over $100,000
                           Corporation, a management consulting company; a
                           general partner of Capital Growth Fund, a venture
                           capital partnership; a general partner of Essex
                           Limited Partnership, an investment partnership;
                           President of Geneve Corp., a venture capital fund;
                           Chairman of Woodland Capital Corp., a small business
                           investment company; and Vice President of W.R. Grace
                           & Co. Director/trustee of 10 investment companies in
                           the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------
Robert G. Galli,           A Trustee or Director of other Oppenheimer funds.             $0         Over $100,0003
Trustee since June, 1998   Formerly Vice Chairman of the Manager (October 1995
Age: 68                    - December 1997). Director/trustee of 41 investment
                           companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------
Lacy B. Herrmann,          Chairman and Chief Executive Officer of Aquila                $0         $10,001 - $50,000
Trustee since April, 1987  Management Corporation, the sponsoring organization
Age: 72                    and manager, administrator and/or sub-Adviser to the
                           following open-end investment companies, and
                           Chairman of the Board of Trustees and President of
                           each: Churchill Cash Reserves Trust, Aquila -
                           Cascadia Equity Fund, Pacific Capital Cash Assets
                           Trust, Pacific Capital U.S. Treasuries Cash Assets
                           Trust, Pacific Capital Tax-Free Cash Assets Trust,
                           Prime Cash Fund, Narragansett Insured Tax-Free
                           Income Fund, Tax-Free Fund For Utah, Churchill
                           Tax-Free Fund of Kentucky, Tax-Free Fund of
                           Colorado, Tax-Free Trust of Oregon, Tax-Free Trust
                           of Arizona, Hawaiian Tax-Free Trust, and Aquila
                           Rocky Mountain Equity Fund; Vice President,
                           Director, Secretary, and formerly Treasurer of
                           Aquila Distributors, Inc., distributor of the above
                           funds; President and Chairman of the Board of
                           Trustees of Capital Cash Management Trust ("CCMT"),
                           and an Officer and Trustee/Director of its
                           predecessors; President and Director of STCM
                           Management Company, Inc., sponsor and adviser to
                           CCMT; Chairman, President and a Director of InCap
                           Management Corporation, formerly sub-adviser and
                           administrator of Prime Cash Fund and Short Term
                           Asset Reserves; Director of OCC Cash Reserves, Inc.,
                           and Trustee of OCC Accumulation Trust, both of which
                           are open-end investment companies; Trustee Emeritus
                           of Brown University. Director/trustee of 10
                           investment companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------
Brian Wruble, Trustee      Special Limited Partner (since January 1999) of          $1 - $10,000    $50,001 - $100,000
since April, 2001          Odyssey Investment Partners, LLC (private equity
Age: 58                    investment); General Partner (since September 1996)
                           of Odyssey Partners, L.P. (hedge fund in
                           distribution since 1/1/97); Director (since May
                           2000) of Ray & Berendston, Inc. (executive search);
                           Board of Incorporators (since August 1990) The
                           Jackson Laboratory; Trustee (since May 1992) of
                           Institute for Advanced Study (educational
                           institute); Trustee (since May 2000) of Research
                           Foundation of AIMR (investment research); Governor,
                           Jerome Levy Economics Institute of Bard College
                           (August 1990 - September 2001) (economics research).
                           Director/trustee of 10 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- -------------------

Officers of the Fund

----------------------------------------------- ----------------------------------------------------------------------
Name, Address,4 Age, Position(s) Held with      Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
John V. Murphy,                                 Chairman, Chief Executive Officer and director (since June 30, 2001)
President (since October 2001)                  and President (since September 2000) of the Manager; President and a
Age: 52                                         trustee of other Oppenheimer funds; President and a director (since
                                                July 2001) of Oppenheimer Acquisition Corp., the Manager's parent holding company, and of Oppenheimer Partnership Holdings, Inc.
                                                (since July 2001), a holding company subsidiary of the Manager;
                                                Chairman and a director (since July 2001) of Shareholder Services,
                                                Inc. and of Shareholder Financial Services, Inc., transfer agent subsidiaries of the Manager; President (since November 1, 2001) and a director (since July 2001) of Oppenheimer Real Asset Management,
                                                Inc., an investment advisor subsidiary of the Manager; President and a director (since July 2001) of OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a director
                                                (since November 2001) of Trinity Investment Management Corp. and
                                                Tremont Advisers, Inc., investment advisory affiliates of the
                                                Manager, and of OAM Institutional, Inc. (since November 2001), an investment advisory subsidiary of the Manager, and of HarbourView
                                                Asset Management Corporation and OFI Private Investments, Inc.
                                                (since July 2001), investment advisor subsidiaries of the Manager;
                                                formerly President and trustee (from November 1999 to November 2001)
                                                of MML Series Investment Fund and MassMutual Institutional Funds,
                                                open-end investment companies; Chief Operating Officer (from
                                                September 2000 to July 2001) of the Manager; Executive Vice
                                                President of Massachusetts Mutual Life Insurance Company (from
                                                February 1997 to August 2000); a director (from 1999 to 2000) of
                                                C.M. Life Insurance Company; President, Chief Executive Officer and
                                                a director (from 1999 to 2000) of MML Bay State Life Insurance
                                                Company; Executive Vice President, director and Chief Operating
                                                Officer (from 1995 to 1997) of David L. Babson & Company, Inc., an investment advisor; Senior Vice President and director (from 1995 to
                                                1997) of Potomac Babson Inc., an investment advisor subsidiary of
                                                David L. Babson & Company, Inc.; Senior Vice President (from 1995 to
                                                1997) and director (from 1995 to 1999) of DBL Acquisition
                                                Corporation, a holding company for investment advisers; a director
                                                (from 1989 to 1998) of Emerald Isle Bancorp and Hibernia Savings
                                                Bank, wholly-owned subsidiary of Emerald Isle Bancorp; and Chief
                                                Operating Officer (from 1993 to 1996) of Concert Capital Management,
                                                Inc., an investment advisor.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Brian W. Wixted, Treasurer, Principal           Senior Vice President and Treasurer (since March 1999) of the
Financial and Accounting Officer (since March   Manager; Treasurer (since March 1999) of HarbourView Asset
1999)                                           Management Corporation, Shareholder Services, Inc., Oppenheimer Real
Age: 42                                         Asset Management Corporation, Shareholder Financial Services, Inc.
                                                and Oppenheimer Partnership Holdings, Inc., of OFI Private
                                                Investments, Inc. (since March 2000) and of OppenheimerFunds
                                                International Ltd. and Oppenheimer Millennium Funds plc (since May
                                                2000); Treasurer and Chief Financial Officer (since May 2000) of
                                                Oppenheimer Trust Company; Assistant Treasurer (since March 1999) of
                                                Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust
                                                Company - Mutual Fund Services Division (March 1995 - March 1999);
                                                Vice President and Chief Financial Officer of CS First Boston
                                                Investment Management Corp. (September 1991 - March 1995).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Robert J. Bishop, Assistant Treasurer           Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); an officer of other
Age: 42                                         Oppenheimer funds; formerly an Assistant Vice President of the
                                                Manager/Mutual Fund Accounting (April 1994 - May 1996) and a Fund
                                                Controller of the Manager.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Scott T. Farrar, Assistant Treasurer            Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); Assistant Treasurer of Oppenheimer Millennium Funds plc
Age: 36                                         (since October 1997); an officer of other Oppenheimer Funds;
                                                formerly an Assistant Vice President of the Manager/Mutual Fund
                                                Accounting (April 1994 - May 1996), and a Fund Controller of the
                                                Manager.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Robert G. Zack, Secretary (since October 2001)  Senior Vice President (since May 1985) and Acting General Counsel
Age: 53                                         (since November 2001) of the Manager; Assistant Secretary of
                                                Shareholder Services, Inc. (since May 1985), Shareholder Financial
                                                Services, Inc. (since November 1989); OppenheimerFunds International
                                                Ltd. and Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Denis R. Molleur, Assistant Secretary           Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 44                                         Associate Counsel of the Manager (September 1995 - July 1999).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Katherine P. Feld, Assistant Secretary          Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 43                                         Associate Counsel of the Manager (June 1990 - July 1999).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Kathleen T. Ives, Assistant Secretary           Vice President and Assistant Counsel of the Manager (since June
(since October 2001)                            1998); an officer of other Oppenheimer funds; formerly an Assistant
Age: 36                                         Vice President and Assistant Counsel of the Manager (August 1997 -
                                                June 1998); and Assistant Counsel of the Manager (August 1994-August
                                                1997).
----------------------------------------------- ----------------------------------------------------------------------

         |X|  Remuneration  of Trustees.  The officers of the Fund are  affiliated  with the Manager and receive no salary or fee from the Fund. The Trustees  received the compensation  shown below.  The compensation  from the Fund was paid during its fiscal year ended  October 31,  2001.  The table below also shows the total  compensation  from all of the  Oppenheimer  funds listed above,  including the  compensation  from the Fund,  and from two other funds that are not Oppenheimer  funds but for which the Sub-Advisor acts as investment  adviser.  That amount  represents compensation received as a director, trustee, or member of a committee of the Board during the calendar year 2001.

--------------------------- ----------------------------- ---------------------------- -----------------------------
Trustee's Name              Aggregate Compensation        Retirement Benefits          Total Compensation
                            From the Fund1                Accrued as Part of Fund      From all Board III Funds
                                                          Expenses                     (10 Funds)2
--------------------------- ----------------------------- ---------------------------- -----------------------------
--------------------------- ----------------------------- ---------------------------- -----------------------------
Paul Y. Clinton4            $16,792                       $0                           $157,326
--------------------------- ----------------------------- ---------------------------- -----------------------------
--------------------------- ----------------------------- ---------------------------- -----------------------------
Thomas W. Courtney4         $16,792                       $0                           $157,326
--------------------------- ----------------------------- ---------------------------- -----------------------------
--------------------------- ----------------------------- ---------------------------- -----------------------------
Robert G. Galli3            $16,792                       $0                           $202,886
--------------------------- ----------------------------- ---------------------------- -----------------------------
--------------------------- ----------------------------- ---------------------------- -----------------------------
Lacy B. Herrmann4           $16,792                       $0                           $157,326
--------------------------- ----------------------------- ---------------------------- -----------------------------
--------------------------- ----------------------------- ---------------------------- -----------------------------
Brian Wruble5               $9,725                        $0                           $59,250
--------------------------- ----------------------------- ---------------------------- -----------------------------
1.  Aggregate  compensation  includes  fees and  retirement  plan  benefits  accrued for a Trustee.  For the fiscal year-ended 10/31/01
2.       For the 2001 calendar year.
3.       Total  compensation for the 2001 calendar year includes  $105,760  compensation  received for serving as a
    Trustee or Director of 33 other Oppenheimer funds.
4.       Total  compensation for the 2001 calendar year also includes $60,200  compensation  paid by two funds (OCC
    Cash Reserves Inc. and OCC Accumulation Trust) for which the Sub-Advisor acts as the investment advisor.
5.       Elected to the Board on 4/01/01

         |X|  Retirement  Plan for Trustees.  The Fund has adopted a retirement  plan that provides for payments to retired  Trustees.  Payments  are up to 80% of the  average  compensation  paid  during a  Trustee's  five years of service in which the highest  compensation  was received.  A Trustee must serve as Trustee for any of the Board III
Funds  listed  above for at least 15 years to be  eligible  for the  maximum  payment.  Each  Trustee's  retirement benefits  will depend on the amount of the  Trustee's  future  compensation  and length of service.  Therefore  the amount of those  benefits  cannot be determined  at this time,  nor can we estimate the number of years of credited service that will be used to determine those benefits.

         |X| Major  Shareholders.  As of  February 1, 2002,  the only  persons who owned of record or were known by the Fund to own beneficially 5% or more of any class of the Fund's outstanding shares were:

      Merrill  Lynch  Pierce  Fenner & Smith,  Attn:  Fund  Admin./#97HX7,  4800 Deer  Lake  Drive  East,  Floor 3,
Jacksonville  Florida 32246-6484,  which owned 694,835.576 Class C shares (representing 8.19% of the Class C shares then outstanding), for the benefit of its customers;

      PECO Foods Inc.,  Attn:  M Foucher & S. Hudson,  P.O.  Box # 1760,  Tuscaloosa,  AL  35403-1760,  which owned
60,987.517 Class N shares (representing 25.42% of the Class N shares then outstanding);

      Charles  Fradin Inc, Attn:  Susan Ursillo,  123 Hopkins Hill Road,  W.Greenwich,  RI 02817-1709,  which owned
20,769.700 Class N shares (representing 8.66% of the Class N shares then outstanding);

      Kaz, Inc., Attn: Dennis Beckert,  1775 Broadway,  Suite 2405 New York, NY 10019-1903,  which owned 15.066.735
Class N shares (representing 6.28% of the Class N shares then outstanding);

      Capital  Communications  Federal,  18 Computen Drive,  Albany, NY 12205-1111,  which owned 12,378.805 Class N shares (representing 5.16% of the Class N shares than outstanding);

      Mass  Mutual  Life  Insurance  Co,  Attn:  Monica  Margeson,  1295 State  Street,  Springfield  Massachusetts
0111-0001,  which owned 743,662.625 Class Y shares  (representing  83.42% of the Class Y shares then  outstanding);
and

      Persumma Financial Services, 1295 State Street, # N328, Springfield,  MA 01111-0001,  which owned 112,113.303
Class Y shares (representing 12.57% of the Class Y shares then outstanding).

The Manager.  The Manager is  wholly-owned  by  Oppenheimer  Acquisition  Corp.,  a holding  company  controlled by
Massachusetts Mutual Life Insurance Company.

         |X| Code of Ethics.  The Fund,  the  Manager  and the  Distributor  have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain  employees,  including  portfolio  managers,  that would compete  with or take  advantage  of the Fund's  portfolio  transactions.  Covered  persons  include  persons  with knowledge of the  investments  and  investment  intentions of the Fund and other funds advised by the Manager.  The
Code of Ethics does permit  personnel  subject to the Code to invest in securities,  including  securities that may be purchased or held by the Fund,  subject to a number of  restrictions  and controls.  Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

         The Code of Ethics is an exhibit to the  Fund's  registration  statement  filed  with the  Securities  and
Exchange  Commission and can be reviewed and copied at the SEC's Public Reference Room in Washington,  D.C. You can
obtain   information  about  the  hours  of  operation  of  the  Public  Reference  Room  by  calling  the  SEC  at
1.202.942.8090.  The Code of Ethics can also be viewed as part of the Fund's  registration  statement  on the SEC's
EDGAR  database  at the SEC's  Internet  website at  HTTP://WWW.SEC.GOV.  Copies may be  obtained,  after  paying a
                                                     ------------------
duplication fee, by electronic request at the following E-mail address:  PUBLICINFO@SEC.GOV.,  or by writing to the
                                                                         -------------------
SEC's Public Reference Section, Washington, D.C. 20549-0102.

         |X|      The  Investment  Advisory  Agreement.  The Manager  provides  investment  advisory and management services to the Fund under an  investment  advisory  agreement  between the Manager and Fund's  parent  Trust.  The
Manager handles the Fund's  day-to-day  business,  and the agreement permits the Manager to enter into Sub-Advisory agreements with other registered  investment  advisers to obtain specialized  services for the Fund, as long as the
Fund is not  obligated to pay any  additional  fees for those  services.  The Manager has retained the  Sub-Advisor pursuant  to a separate  Sub-Advisory  Agreement,  described  below,  under  which the  Sub-Advisor  buys and sells portfolio  securities for the Fund.  The portfolio  manager of the Fund is employed by the  Sub-Advisor  and is the person who is principally responsible for the day-to-day management of the Fund's portfolio, as described below.

         The investment  advisory agreement between the Fund and the Manager requires the Manager,  at its expense, to provide the Fund with adequate office space,  facilities and equipment.  It also requires the Manager to provide and  supervise  the  activities  of all  administrative  and  clerical  personnel  required  to  provide  effective administration  for the Fund.  Those  responsibilities  include the  compilation  and  maintenance  of records with respect to its  operations,  the preparation  and filing of specified  reports,  and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

         The Fund pays expenses not expressly  assumed by the Manager  under the advisory  agreement.  Expenses for the Trust's  three series are  allocated to the series in proportion  to their net assets,  unless  allocations  of expenses can be made  directly to a series.  The advisory  agreement  lists  examples of expenses paid by the Fund.
The major categories  relate to calculation of the Fund's net asset values per share,  interest,  taxes,  brokerage commissions,  fees to certain  Trustees,  legal and audit expenses,  custodian and transfer agent  expenses,  share issuance costs,  certain printing and registration costs and non-recurring  expenses,  including  litigation costs.
The  management  fees paid by the Fund to the Manager are  calculated  at the rates  described  in the  Prospectus, which are applied to the assets of the Fund as a whole.  The fees are  allocated to each class of shares based upon the relative proportion of the Fund's net assets represented by that class.

------------------------------------------------------ -----------------------------------------------
              Fiscal Year ended 10/31:                   Management Fees Paid to OppenheimerFunds,
                                                                           Inc. 1
------------------------------------------------------ -----------------------------------------------
------------------------------------------------------ -----------------------------------------------
                        1999                                            $37,766,685
------------------------------------------------------ -----------------------------------------------
------------------------------------------------------ -----------------------------------------------
                        2000                                            $30,169,099
------------------------------------------------------ -----------------------------------------------
------------------------------------------------------ -----------------------------------------------
                        2001                                            $26,309,036
------------------------------------------------------ -----------------------------------------------
1. The Manager,  not the Fund, pays the Sub-Advisor an annual  sub-advisory fee. For fiscal 2001, this sub-advisory fee was $8,576,663.

         The investment  advisory  agreement states that in the absence of willful  misfeasance,  bad faith,  gross negligence  in the  performance  of its duties or  reckless  disregard  of its  obligations  and  duties  under the investment  advisory  agreement,  the  Manager  is not  liable for any loss  resulting  from a good faith  error or omission on its part with respect to any of its duties under the agreement.

         The agreement permits the Manager to act as investment  adviser for any other person,  firm or corporation and to use the names  "Oppenheimer"  and "Quest for Value" in connection with other investment  companies for which it may act as investment adviser or general  distributor.  If the Manager shall no longer act as investment adviser to the Fund,  the Manager may  withdraw the right of the Fund to use the names  "Oppenheimer"  or "Quest for Value"
as part of its name.

              |X| Annual  Approval of Investment  Advisory  Agreement and  Sub-Advisory  Agreement.  Each year, the
Board of  Trustees,  including a majority of the  Independent  Trustees,  is required to approve the renewal of the
Investment  Advisory Agreement and the Sub-Advisory  Agreement.  The Investment Company Act requires that the Board request and  evaluate and the Manager  provide  such  information  as may be  reasonably  necessary to evaluate the terms of the investment  advisory agreement.  The board employs an independent  consultant to prepare a report that provides such information as the Board requests for this purpose.

         The Board also receives  information about the 12b-1  distribution fees the Fund pays. These  distribution fees are reviewed and approved at a different time of the year.

         The Board  reviewed  the  foregoing  information  in  arriving  at its  decision  to renew the  investment advisory agreements.  Among other factors, the Board considered:
o        The nature, cost, and quality of the services provided to the Fund and its shareholders;
o        The profitability of the Fund to the Manager and the Sub-Advisor;
o        The investment performance of the Fund in comparison to regular market indices
o        Economies of scale that may be available to the Fund from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and quality of any other benefits or services  received by the Fund from its  relationship  with the Manager, and
o        The direct  and  indirect  benefits  the  Manager  received  from its  relationship  with the Fund.  These include  services  provided by the General  Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange Act.

         The Board  considered  that the Manager and the  Sub-Advisor  must be able to pay and retain high  quality personnel at competitive  rates to provide  services to the Fund. The Board also  considered  that  maintaining the financial  viability  of the  Manager and the  Sub-Advisor  is  important  so that they will be able to continue to provide  quality  services  to the Fund and its  shareholders  in  adverse  times.  The Board also  considered  the investment  performance  of  other  mutual  funds  advised  by the  Manager.  The  Board is aware  that  there  are alternatives to the use of the Manager.

         These matters were also considered by the Independent Trustees meeting separately from the full Board with experienced Counsel to the Fund who assisted the Board in its deliberations.  The Fund's Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.
After deliberating, the Board determined that the addition of breakpoints to the management fee schedule was warranted.

      In  arriving  at a  decision,  the Board did not  single out any one factor or group of factors as being more important than other factors,  but  considered all factors  together.  The Board judged the terms and conditions of the Agreement, including the investment advisory fee, in light of all of the surrounding circumstances.

The  Sub-Advisor.  The Sub-Advisor is a wholly-owned  subsidiary of Oppenheimer  Capital,  a registered  investment adviser.  From the Fund's  inception on April 30, 1980,  until November 22, 1995, the  Sub-Advisor  (which was then named  Quest  for Value  Advisors)  or the  Sub-Advisor's  parent  served as the  Fund's  investment  advisor.  The
Sub-Advisor acts as investment adviser to other investment companies and for individual investors.

      The Sub-Advisor is a Delaware limited  liability  company which is wholly-owned by Oppenheimer  Capital LLC a wholly-owned  subsidiary of Allianz Dresdner Asset  Management U.S.  Equities LLC, which is wholly-owned by Allianz
Dresdner Asset  Management of America L.P.  (formerly PIMCO Advisors L.P.).  Allianz  Dresdner Asset  Management of
America L.P.  ("ADAM") is a Delaware limited  partnership  whose sole general partner is  Allianz-PacLife  Partners
LLC.  Allianz PacLife  Partners LLC is a Delaware  limited  liability  company with two members,  Allianz  Dresdner
Asset  Management  of America LLC, a Delaware  limited  liability  company,  and Pacific  Asset  Management  LLC, a
Delaware limited liability company.  Allianz Dresdner Asset Management of America LLC is a wholly-owned  subsidiary of Allianz of America,  Inc.,  which is  wholly-owned  subsidiary  of Pacific  Life  Insurance  Company  which is a wholly-owned  subsidiary of Pacific Mutual Holding Company.  Allianz A.G.  indirectly holds a controlling  interest in ADAM. Allianz AG is a European-based,  multinational  insurance and financial services holding company.  Pacific
Life  Insurance  Company owns an indirect  minority  equity  interest in ADAM and is a  California-based  insurance company.

         Allianz  Dresdner  Asset  Management  of  America  L.P.  is a direct or  indirect  parent  company  of the following  SEC-registered  investment  advisors,  all of which are  affiliated:  Cadence  Capital  Management;  NFJ
Investment  Group;  Pacific  Investment  Management  Company LLC; the Sub-Advisor,  Oppenheimer  Capital LLC, PIMCO
Allianz Advisors LLC and PIMCO Funds Advisors LLC.

         |X|  The  Sub-Advisory   Agreement.   Under  the  Sub-Advisory  Agreement  between  the  Manager  and  the
Sub-Advisor,  the Sub-Advisor  shall regularly  provide  investment  advice with respect to the Fund and invest and reinvest cash,  securities and the property  comprising the assets of the Fund. Under the  Sub-Advisory  Agreement, the  Sub-Advisor  agrees not to change the  portfolio  manager of the Fund  without  the  written  approval  of the
Manager. The Sub-Advisor also agrees to provide assistance in the distribution and marketing of the Fund.

         Under  the  Sub-Advisory   Agreement,   the  Manager  pays  the  Sub-Advisor  an  annual  fee  in  monthly installments,  based on the  average  daily  net  assets  of the Fund.  The fee paid to the  Sub-Advisor  under the
Sub-Advisory  agreement  is  paid by the  Manager,  not by the  Fund.  The fee is  equal  to 40% of the  investment advisory  fee  collected  by the Manager from the Fund based on the total net assets of the Fund as of November 22,
1995 (the "Base  Amount") plus 30% of the  investment  advisory fee collected by the Manager based on the total net assets of the Fund that exceed the Base Amount.

         The Sub-Advisory  Agreement states that in the absence of willful  misfeasance,  bad faith,  negligence or reckless  disregard of its duties or obligations,  the  Sub-Advisor  shall not be liable to the Manager for any act or omission in the course of or connected  with  rendering  services  under the  Sub-Advisory  Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment  Advisory  Agreement and the Sub-Advisory  Agreement.  One of the duties of the  Sub-Advisor  under the  Sub-Advisory  Agreement is to arrange the  portfolio  transactions  for the Fund.  The
Fund's investment  advisory agreement with the Manager and the Sub-Advisory  Agreement contain provisions  relating to the employment of  broker-dealers to effect the Fund's portfolio  transactions.  The Manager and the Sub-Advisor are  authorized  to  employ  broker-dealers,  including  "affiliated"  brokers,  as  that  term is  defined  in the
Investment Company Act. They may employ  broker-dealers  that the Manager thinks, in its best judgment based on all relevant factors,  will implement the policy of the Fund to obtain, at reasonable expense,  the "best execution" of the Fund's  portfolio  transactions.  "Best  execution"  means prompt and reliable  execution at the most favorable price obtainable.

         The Manager and the Sub-Advisor need not seek competitive  commission bidding.  However, they are expected to be  aware of the  current  rates  of  eligible  brokers  and to  minimize  the  commissions  paid to the  extent consistent with the interests and policies of the Fund as established by its Board of Trustees.

         The Manager and the Sub-Advisor may select brokers (other than affiliates)  that provide  brokerage and/or research  services  for the Fund  and/or  the other  accounts  over which the  Manager,  the  Sub-Advisor  or their respective  affiliates  have  investment  discretion.  The  concessions  paid to such  brokers  may be higher  than another  qualified  broker  would  charge,  if the  Manager  or  Sub-Advisor,  as  applicable,  makes a good  faith determination  that the  concession is fair and reasonable in relation to the services  provided.  Subject to those considerations,  as a factor in  selecting  brokers  for the Fund's  portfolio  transactions,  the  Manager and the
Sub-Advisor may also consider sales of shares of the Fund and other  investment  companies for which the Manager or an affiliate serves as investment adviser.

         The Sub-Advisory  Agreement permits the Sub-Advisor to enter into "soft-dollar"  arrangements  through the agency of third parties to obtain  services for the Fund.  Pursuant to these  arrangements,  the  Sub-Advisor  will undertake to place brokerage  business with  broker-dealers  who pay third parties that provide services.  Any such
"soft-dollar"  arrangements  will be made in  accordance  with  policies  adopted  by the Board of the Trust and in compliance with applicable law.

Brokerage  Practices.  Brokerage for the Fund is allocated  subject to the  provisions of the  investment  advisory
agreement  and  the  Sub-Advisory  agreement  and  the  procedures  and  rules  described  above.  Generally,   the
Sub-Advisor's  portfolio traders allocate brokerage based upon  recommendations  from the Fund's portfolio manager.
In certain  instances,  portfolio  managers may directly place trades and allocate  brokerage.  In either case, the
Sub-Advisor's executive officers supervise the allocation of brokerage.

         Transactions  in  securities  other than those for which an exchange is the primary  market are  generally done with  principals or market  makers.  In  transactions  on foreign  exchanges,  the Fund may be required to pay fixed brokerage  commissions and therefore would not have the benefit of negotiated  commissions  available in U.S.
markets.  Brokerage  commissions  are  paid  primarily  for  transactions  in  listed  securities  or  for  certain fixed-income  agency  transactions in the secondary  market.  Otherwise  brokerage  commissions are paid only if it appears likely that a better price or execution can be obtained by doing so.

         The  Sub-Advisor  serves  as  investment  manager  to a number  of  clients,  including  other  investment companies,  and may in the future act as  investment  manager or  advisor  to  others.  It is the  practice  of the
Sub-Advisor to allocate purchase or sale  transactions  among the Fund and other clients whose assets it manages in a manner it deems  equitable.  In making  those  allocations,  the  Sub-Advisor  considers  several  main  factors, including the respective investment  objectives,  the relative size of portfolio holdings of the same or comparable securities,  the  availability of cash for investment,  the size of investment  commitments  generally held and the opinions of the persons responsible for managing the portfolios of the Fund and each other client's accounts.

         When orders to purchase or sell the same  security on  identical  terms are placed by more than one of the funds and/or other advisory  accounts managed by the Sub-Advisor or its affiliates,  the transactions are generally executed as received,  although a fund or advisory  account that does not direct trades to a specific broker (these are called "free  trades")  usually  will have its order  executed  first.  Orders  placed by accounts  that direct trades to a specific  broker will generally be executed  after the free trades.  All orders placed on behalf of the
Fund are  considered  free  trades.  However,  having an order  placed  first in the  market  does not  necessarily guarantee  the most  favorable  price.  Purchases  are  combined  where  possible  for the  purpose of  negotiating brokerage  commissions.  In some cases that practice might have a detrimental  effect on the price or volume of the security in a particular transaction for the Fund.

         Most purchases of debt  obligations are principal  transactions  at net prices.  Instead of using a broker for those transactions,  the Fund normally deals directly with the selling or purchasing  principal or market maker unless the  Sub-Advisor  determines  that a better  price or  execution  can be obtained by using the services of a broker.  Purchases  of portfolio  securities  from  underwriters  include a commission  or  concession  paid by the issuer to the  underwriter.  Purchases  from dealers  include a spread  between the bid and asked prices.  The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

         The investment  advisory  agreement and the Sub-Advisory  agreement permit the Manager and the Sub-Advisor to allocate  brokerage for research  services.  The research services provided by a particular broker may be useful only to one or more of the  advisory  accounts of the  Sub-Advisor  and its  affiliates.  The  investment  research received  for the  commissions  of  those  other  accounts  may be  useful  both to the Fund and one or more of the
Sub-Advisor's  other  accounts.  Investment  research  may be supplied to the  Sub-Advisor  by a third party at the instance of a broker through which trades are placed.

         Investment  research services include  information and analysis on particular  companies and industries as well  as  market  or  economic  trends  and  portfolio  strategy,  market  quotations  for  portfolio  evaluations, information  systems,  computer hardware and similar products and services.  If a research service also assists the
Sub-Advisor in a non-research  capacity (such as  bookkeeping  or other  administrative  functions),  then only the percentage or component that provides assistance to the Sub-Advisor in the investment  decision-making  process may be paid in commission dollars.

         The research  services  provided by brokers broadens the scope and supplements the research  activities of the  Sub-Advisor.  That  research  provides  additional  views and  comparisons  for  consideration,  and helps the
Sub-Advisor  to obtain  market  information  for the  valuation  of  securities  that are either held in the Fund's portfolio or are being  considered  for  purchase.  The  Sub-Advisor  provides  information  to the Manager and the
Board  about  the  concessions  paid  to  brokers  furnishing  such  services,   together  with  the  Sub-Advisor's
representation  that the  amount  of such  concessions  was  reasonably  related  to the value or  benefit  of such services.

  -------------------------------------------------- -------------------------------------------------------
                 Fiscal Year Ended:                      Total Brokerage Commissions Paid by the Fund1
  -------------------------------------------------- -------------------------------------------------------
  -------------------------------------------------- -------------------------------------------------------

  -------------------------------------------------- -------------------------------------------------------
  -------------------------------------------------- -------------------------------------------------------
                      10/31/99                                             $4,693,424
  -------------------------------------------------- -------------------------------------------------------
  -------------------------------------------------- -------------------------------------------------------
                      10/31/00                                             $4,555,503
  -------------------------------------------------- -------------------------------------------------------
  -------------------------------------------------- -------------------------------------------------------
                      10/31/01                                            $2,530,9062
  -------------------------------------------------- -------------------------------------------------------
1.       Amounts do not include spreads or commissions on principal transactions on a net trade basis.
2.       In the fiscal year ended 10/31/01,  the amount of transactions  directed to brokers for research  services was $612,351,105 and the amount of the commissions paid to broker-dealers for those services was $829,948.

Distribution and Service Plans

The  Distributor.  Under its General  Distributor's  Agreement with the Trust,  the Distributor  acts as the Fund's principal  underwriter  in the  continuous  public  offering  of  shares  of the  Fund's  classes  of  shares.  The
Distributor bears the expenses normally  attributable to sales,  including advertising and the cost of printing and mailing  prospectuses,  other then those  furnished to existing  shareholders.  The Distributor is not obligated to sell a specific number of shares.  Expenses normally attributable to sales are borne by the Distributor.

         The sales  charges  and  concessions  paid to, or  retained  by, the  Distributor  from the sale of shares during the Fund's three most recent  fiscal  years,  and the  contingent  deferred  sales  charges  retained by the
Distributor on the redemption of shares for the most recent fiscal year are shown in the tables below.

------------- ------------------ ------------------
                  Aggregate           Class A
Fiscal Year    Front-End Sales    Front-End Sales
Ended 10/31:  Charges on Class   Charges Retained
                  A Shares        by Distributor
------------- ------------------ ------------------
------------- ------------------ ------------------
    1999         $3,799,316          $967,264
------------- ------------------ ------------------
------------- ------------------ ------------------
    2000         $2,360,212          $598,916
------------- ------------------ ------------------
------------- ------------------ ------------------
    2001         $2,118,916          $525,862
------------- ------------------ ------------------

--------------- ----------------------- ------------------- ----------------- ------------------
 Fiscal Year     Concessions on Class     Concessions on     Concessions on    Concessions on
 Ended 10/31:    A Shares Advanced by     Class B Shares     Class C Shares    Class N Shares
                     Distributor1          Advanced by        Advanced by        Advanced by
                                           Distributor1       Distributor1      Distributor1
--------------- ----------------------- ------------------- ----------------- ------------------
--------------- ----------------------- ------------------- ----------------- ------------------
     1999              $904,221             $5,691,828         $1,141,010            N/A
--------------- ----------------------- ------------------- ----------------- ------------------
--------------- ----------------------- ------------------- ----------------- ------------------
     2000              $796,337             $2,961,258          $266,906             N/A
--------------- ----------------------- ------------------- ----------------- ------------------
--------------- ----------------------- ------------------- ----------------- ------------------
     2001              $580,857             $2,741,448          $245,023           $21,769
--------------- ----------------------- ------------------- ----------------- ------------------
1.       The  Distributor  advances  concession  payments to dealers  for  certain  sales of Class A shares and for sales of  Class B and Class C shares from its own resources at the time of sale.

----------------- ------------------------- -------------------------- ------------------------- ---------------------------
                     Class A Contingent        Class B Contingent         Class C Contingent         Class N Contingent
                   Deferred Sales Charges    Deferred Sales Charges     Deferred Sales Charges     Deferred Sales Charges
  Fiscal Year     Retained by Distributor    Retained by Distributor   Retained by Distributor    Retained by Distributor
  Ended 10/31
----------------- ------------------------- -------------------------- ------------------------- ---------------------------
----------------- ------------------------- -------------------------- ------------------------- ---------------------------
      2001                $52,176                  $2,010,158                  $22,499                       $0
----------------- ------------------------- -------------------------- ------------------------- ---------------------------

Distribution  and Service Plans.  The Fund has adopted  Distribution  and Service Plans for Class A, Class B, Class
C and Class N shares under Rule 12b-1 of the  Investment  Company Act. Under those plans the Fund  compensates  the
Distributor  for all or a portion of its costs incurred in connection  with the  distribution  and/or  servicing of the shares of the particular class.
         Under the plans,  the Manager  and the  Distributor  may make  payments  to  affiliates  and in their sole discretion,  from time to time,  may use their own  resources  (at no direct cost to the Fund) to make  payments to brokers,  dealers or other financial  institutions for distribution and administrative  services they perform.  The
Manager  may use its profits  from the  advisory  fee it  receives  from the Fund.  In their sole  discretion,  the
Distributor  and the Manager may increase or decrease the amount of payments  they make from their own resources to plan recipients.

         Unless a plan is terminated as described  below,  the plan  continues in effect from year to year but only if the  Fund's  Board  of  Trustees  and its  Independent  Trustees  specifically  vote  annually  to  approve  its continuance.  Approval  must be by a vote  cast in  person  at a  meeting  called  for the  purpose  of  voting  on continuing  the plan. A plan may be  terminated at any time by the vote of a majority of the  Independent  Trustees or by the vote of the  holders of a  "majority"  (as  defined in the  Investment  Company  Act) of the  outstanding shares of that class.

         The Board of Trustees and the  Independent  Trustees  must approve all material  amendments  to a plan. An amendment to increase  materially  the amount of payments to be made under a plan must be approved by  shareholders of the class  affected by the  amendment.  Because  Class B shares of the Fund  automatically  convert into Class A shares after six years,  the Fund must obtain the approval of both Class A and Class B shareholders  for a proposed material  amendment to the Class A plan that would  materially  increase  payments  under the plan.  That  approval must be by a "majority" (as defined in the Investment  Company Act) of the shares of each class,  voting separately by class.

         While the plans are in effect,  the Treasurer of the Fund shall provide  separate  written  reports on the plans to the Board of  Trustees at least  quarterly  for its review.  The  reports  shall  detail the amount of all payments  made under a plan,  and the purpose for which the payments  were made.  Those  reports are subject to the review and approval of the Independent Trustees.

         Each plan states that while it is in effect,  the selection and  nomination of those  Trustees of the Fund who are not  "interested  persons" of the Fund is committed to the  discretion of the  Independent  Trustees.  This does not prevent the  involvement of others in the selection and  nomination  process as long as the final decision as to selection or nomination is approved by a majority of the Independent Trustees.

         Under  the plan for a  class,  no  payment  will be made to any  recipient  in any  quarter  in which  the aggregate  net asset  value of all Fund  shares of that class held by the  recipient  for itself and its  customers does not  exceed a minimum  amount,  if any,  that may be set from time to time by a  majority  of the  Independent
Trustees.  The Board of Trustees has set no minimum amount of assets to qualify for payments under the plans.

         |X|  Service Plans.  Under the service  plans,  the  Distributor  currently uses the fees it receives from the Fund to pay  brokers,  dealers and other  financial  institutions  (they are referred to as  "recipients")  for personal  services  and  account  maintenance  services  they  provide  for their  customers  who hold  shares of a particular Class, A, B, C or N. The services include,  among others,  answering  customer inquiries about the Fund, assisting in establishing and maintaining  accounts in the Fund,  making the Fund's  investment plans available and providing other services at the request of the Fund or the  Distributor.  The service plans permit  compensation to the  Distributor at a rate of up to 0.25% of average annual net assets of the applicable  class.  The Board has set the rate at that level.  While the plans permit the Board to  authorize  payments to the  Distributor  to reimburse itself  for  services  under  the plan,  the Board has not yet done so.  The  Distributor  makes  payments  to plan recipients  quarterly at an annual rate not to exceed 0.25% of the average  annual net assets  consisting of shares of the applicable class held in the accounts of the recipients or their customers.

         |X|  Service  and  Distribution  Plan Fees.  Under  each  plan,  service  fees and  distribution  fees are computed on the average of the net asset value of shares in the  respective  class,  determined  as of the close of each regular  business day during the period.  The plans compensate the Distributor at a flat rate for its services and costs in distributing shares and servicing accounts,  whether the Distributor's  expenses are more or less than the  amounts  paid by the Fund under the plans  during the period for which the fee is paid.  The types of services that recipients provide are similar to the services provided under the service plan described above.

         The plans permit the Distributor to retain both the  asset-based  sales charges and the service fees or to pay  recipients  the  service fee on a quarterly  basis,  without  payment in  advance.  However,  the  Distributor currently  intends  to pay the  service  fee to  recipients  in  advance  for the first  year  after the shares are purchased.  After the first year shares are outstanding,  the Distributor  makes service fee payments  quarterly on those shares.  The advance payment is based on the net asset value of shares sold.  Shares purchased by exchange do not  qualify  for the  advance  service  fee  payment.  If shares are  redeemed  during the first year after  their purchase,  the recipient of the service fees on those shares will be obligated to repay the  Distributor a pro rata portion of the advance payment of the service fee made on those shares.

         Under the Class A plan,  the  Distributor  pays the  asset-based  sales  charge to  brokers,  dealers  and financial  institutions.  The Distributor  retains the asset-based sales charge on Class B and Class N shares.  The
Distributor  retains  the  asset-based  sales  charge  on Class C shares  during  the  first  year the  shares  are outstanding.  It pays the  asset-based  sales charge it receives on Class C shares as an ongoing  commission to the recipient  on  Class C  shares  outstanding  for a year or  more.  If a dealer  has a  special  agreement  with the
Distributor,  the Distributor  will pay the Class B, Class C and/or Class N service fee and the  asset-based  sales charge to the dealer  quarterly in lieu of paying the sales  commissions  and service fee in advance at the time of purchase.

         The  asset-based  sales  charges  on Class B,  Class C and Class N shares  allow  investors  to buy shares without a front-end sales charge while allowing the Distributor to compensate  dealers that sell those shares.  The
Fund pays the  asset-based  sales charges to the Distributor  for its services  rendered in  distributing  Class A,
Class B, Class C and Class N shares. The payments are made to the Distributor in recognition that the Distributor:
o        pays sales  commissions  to  authorized  brokers and dealers at the time of sale and pays  service fees as described above,
o        may finance  payment of sales  commissions  and/or the  advance of the  service fee payment to  recipients under the plans,  or may provide such  financing  from its own  resources or from the resources of an affiliate,
o        employs personnel to support distribution of shares, and
o        bears the costs of sales literature,  advertising and prospectuses  (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses.
o        may not be able to  adequately  compensate  dealers that sell Class B, Class C and Class N shares  without receiving  payment  under the plans and  therefore  may not be able to offer  such  Classes  for sale absent the plans,
o        receives  payments under the plans consistent with the service fees and asset-based  sales charges paid by other non-proprietary funds that change 12b-1 fees,
o        may use the payment under the plan to include the Fund in various third-party  distribution  programs that may increase sales of Fund shares,
o        may  experience   increased  difficulty  selling  the  Fund's  shares  if  payments  under  the  plan  are discontinued  because most  competitor  funds have plans that pay dealers for rendering  distribution services as much or more than the amounts currently being paid by the Fund, and
o        may not be able to  continue  providing,  at the same or at lesser  cost,  the same  quality  distribution sales  efforts and  services,  or to obtain such  services  from  brokers  and  dealers,  if the plan payments were to be discontinued.

When Class B, Class C or Class N shares are sold without the  designation of a  broker-dealer,  the  Distributor is automatically  designated as the broker-dealer of record.  In those cases, the Distributor  retains the service fee and asset-based sales charge paid on Class B, Class C and Class N shares.

 --------------------------------------------------------------------------------------------------------------------
                     Distribution Fees Paid to the Distributor in the Fiscal Year Ended 10/31/01
 --------------------------------------------------------------------------------------------------------------------
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 Class:                  Total Payments       Amount Retained by          Distributor's           Distributor's
                                                                                              Unreimbursed Expenses
                                                                     Aggregate Unreimbursed   as % of Net Assets of
                          Under Plan1             Distributor          Expenses Under Plan            Class
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 Class A Plan         $5,505,159            $623,935                 N/A                               N/A
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 Class B Plan         $13,262,363           $10,121,335              $11,222,717                      0.97%
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 Class C Plan         $2,802,785            $217,460                 $4,231,717                       1.64%
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 Class N Plan         $2,136                $1,934                   $32,224                          1.41%
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
1.       Includes amount paid to an affiliate of the  Distributor's  parent  company:  $288,454 (Class A), $130,546
     (Class B) and $55,821 (Class C), $0 (Class N).

         All payments under the plans are subject to the  limitations  imposed by the Conduct Rules of the National
Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

Performance of the Fund

Explanation  of  Performance  Terminology.  The  Fund  uses  a  variety  of  terms  to  illustrate  its  investment performance.  Those terms include  "cumulative  total return," "average annual total return," "average annual total return at net asset  value"  and  "total  return at net asset  value."  An  explanation  of how total  returns  are calculated  is set forth below.  The charts below show the Fund's  performance  as of the Fund's most recent fiscal year end. You can obtain current  performance  information by calling the Fund's  Transfer Agent at  1.800.525.7048 or by visiting the OppenheimerFunds Internet web site at http://www.oppenheimerfunds.com.

         The  Fund's  illustrations  of its  performance  data in  advertisements  must  comply  with  rules of the
Securities and Exchange  Commission.  Those rules  describe the types of performance  data that may be used and how it is to be  calculated.  In  general,  any  advertisement  by the Fund of its  performance  data must  include the average  annual total returns for the advertised  class of shares of the Fund.  Those returns must be shown for the
1-, 5- and 10-year  periods  (or the life of the class,  if less)  ending as of the most  recently  ended  calendar quarter prior to the publication of the advertisement (or its submission for publication).

         Use of  standardized  performance  calculations  enables an investor to compare the Fund's  performance to the  performance  of other funds for the same periods.  However,  a number of factors  should be considered  before using the Fund's performance information as a basis for comparison with other investments:

         |_|  Total returns  measure the  performance  of a hypothetical  account in the Fund over various  periods and do not show the  performance  of each  shareholder's  account.  Your account's  performance  will vary from the model  performance  data if your  dividends are received in cash,  or you buy or sell shares during the period,  or you bought your shares at a different time and price than the shares used in the model.
         |_|  The Fund's  performance  returns do not reflect the effect of taxes on  dividends  and capital  gains distributions.
         |_|  An investment in the Fund is not insured by the FDIC or any other government agency.
         |_|  The  principal  value of the Fund's  shares and total  returns are not  guaranteed  and normally will fluctuate on a daily basis.
         |_|  When an investor's shares are redeemed, they may be worth more or less than their original cost.
         |_|  Total returns for any given past period  represent  historical  performance  information and are not, and should not be considered, a prediction of future returns.

         The  performance  of each class of shares is shown  separately,  because the  performance of each class of shares will usually be different.  That is because of the different  kinds of expenses each class bears.  The total returns  of each  class of  shares of the Fund are  affected  by  market  conditions,  the  quality  of the  Fund's investments,  the  maturity  of debt  investments,  the types of  investments  the Fund  holds,  and its  operating expenses that are allocated to the particular class.

         |X| Total  Return  Information.  There are  different  types of "total  returns"  to  measure  the  Fund's performance.  Total return is the change in value of a  hypothetical  investment  in the Fund over a given  period, assuming  that all  dividends  and capital gains  distributions  are  reinvested in additional  shares and that the investment is redeemed at the end of the period.  Because of differences in expenses for each class of shares,  the total returns for each class are  separately  measured.  The cumulative  total return  measures the change in value over the entire period (for example,  ten years).  An average  annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period.  However,  average annual total returns do not show actual year-by-year  performance.  The Fund uses standardized calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

         In  calculating  total  returns  for Class A  shares,  the  current  maximum  sales  charge of 5.75% (as a percentage  of the  offering  price) is deducted  from the  initial  investment  ("P")  (unless the return is shown without sales charge,  as described  below).  For Class B shares,  payment of the  applicable  contingent  deferred sales  charge is applied,  depending on the period for which the return is shown:  5.0% in the first year,  4.0% in the  second  year,  3.0% in the third and fourth  years,  2.0% in the fifth  year,  1.0% in the sixth year and none thereafter.  For Class C shares,  the 1%  contingent  deferred  sales charge is deducted for returns for the 1-year period.  For  Class  N  shares,  the  1%  contingent  deferred  sales  charge  is  deducted  for  returns  for  the life-of-class periods a applicable. There is no sales charge on Class Y shares.

              |_| Average  Annual  Total  Return.  The "average  annual  total  return" of each class is an average annual  compounded  rate of return for each year in a specified  number of years. It is the rate of return based on the change in value of a  hypothetical  initial  investment of $1,000 ("P" in the formula  below) held for a number of years ("n" in the formula) to achieve an Ending  Redeemable  Value  ("ERV" in the  formula) of that  investment, according to the following formula:

                                                 ERV - 1 = AVERAGE ANNUAL TOTAL RETURN
                                                ------
                                                  P

              |_|  Cumulative  Total  Return.  The  "cumulative  total return"  calculation  measures the change in value of a  hypothetical  investment of $1,000 over an entire  period of years.  Its  calculation  uses some of the same  factors as average  annual  total  return,  but it does not  average  the rate of return on an annual  basis.
Cumulative total return is determined as follows:

                                                 ERV - P = TOTAL RETURN
                                                --------
                                                    P

              |_| Total  Returns at Net Asset Value.  From time to time the Fund may also quote a cumulative  or an average annual total return "at net asset value"  (without  deducting  sales charges) for Class A, Class B, Class C or Class N  shares.  There is no sales  charge  on Class Y  shares.  Each is based on the  difference  in net asset value per share at the  beginning and the end of the period for a  hypothetical  investment in that class of shares
(without   considering   front-end  or  contingent  deferred  sales  charges)  and  takes  into  consideration  the reinvestment of dividends and capital gains distributions.

----------------------------------------------------------------------------------------------------------------------
                               The Fund's Total Returns for the Periods Ended 10/31/01
----------------------------------------------------------------------------------------------------------------------
-------------- ------------------------- -----------------------------------------------------------------------------
               Cumulative Total                                  Average Annual Total Returns
Class      of  Returns (10 years or
Shares         Life of Class)
-------------- ------------------------- -----------------------------------------------------------------------------
-------------- ------------------------- ------------------------- ------------------------- -------------------------
                                                                            5-Year                   10-Year
                                                  1-Year              (or life-of-class)        (or life-of-class)
-------------- ------------------------- ------------------------- ------------------------- -------------------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
                  After       Without       After       Without       After       Without       After       Without
                  Sales        Sales        Sales        Sales        Sales        Sales        Sales        Sales
                 Charge       Charge       Charge       Charge       Charge       Charge       Charge       Charge
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class A1         244.97%      266.03%      -8.38%       -2.79%        7.30%        8.58%       13.18%       13.85%
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class B2         154.37%      154.37%      -7.74%       -3.40%        7.69%        7.99%       12.11%       12.11%
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class C3         150.99%      150.99%      -4.24%       -3.37%        8.00%        8.00%       11.93%       11.93%
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class N4          -7.56%      -6.63%         N/A          N/A          N/A          N/A          N/A          N/A
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class Y5          49.51%      49.51%         N/A        -2.48%         N/A         8.60%         N/A          N/A
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
1. Inception of Class A:   1/3/89
2. Inception of Class B:   9/1/93
3. Inception of Class C:   9/1/93
4. Inception of Class N:   3/01/01
5. Inception of Class Y:   12/16/96

Other  Performance   Comparisons.   The  Fund  compares  its  performance   annually  to  that  of  an  appropriate
broadly-based  market index in its Annual Report to  shareholders.  You can obtain that  information  by contacting the Transfer  Agent at the  addresses  or  telephone  numbers  shown on the cover of this  Statement of  Additional
Information.  The Fund may also  compare its  performance  to that of other  investments,  including  other  mutual funds,  or use  rankings  of its  performance  by  independent  ranking  entities.  Examples  of these  performance comparisons are set forth below.

         |X|  Lipper  Rankings.  From time to time the Fund may  publish  the  ranking  of the  performance  of its classes of shares by Lipper,  Inc.  Lipper is a  widely-recognized  independent  mutual  fund  monitoring  service.
Lipper  monitors  the  performance  of  regulated  investment  companies,  including  the  Fund,  and  ranks  their performance  for  various  periods  based on  stated  fund  classifications.  Lipper  currently  ranks  the  Fund's performance  against  all other  flexible  portfolio  funds.  The Lipper  performance  rankings  are based on total returns that include the  reinvestment  of capital gain  distributions  and income  dividends but do not take sales charges or taxes into consideration.

         |X|      Morningstar  Rankings.  From time to time the Fund may publish the ranking  and/or star rating of the  performance of its classes of shares by  Morningstar,  Inc., an independent  mutual fund  monitoring  service.
Morningstar  rates and ranks mutual  funds in broad  investment  categories:  domestic  stock funds,  international stock funds, taxable bond funds and municipal bond funds. The Fund is included among domestic stock funds.

         Morningstar  proprietary star rankings reflect  historical  risk-adjusted  total  investment  return.  For each fund with at least a three-year history,  Morningstar  calculates a Morningstar  RatingTM metric each month by subtracting  the return on a 90-day U.S.  Treasury Bill from the fund's  load-adjusted  return for the same period, and then  adjusting  this excess  return for risk.  The top 10% of funds in each broad asset class receive 5 stars, the next 22.5%  receive 4 stars,  the next 35% receive 3 stars,  the next 22.5%  receive 2 stars and the bottom 10%
receive 1 star. The Overall  Morningstar  Rating for a fund is derived from a weighted  average of the  performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Ratings metrics.
         The Fund may also compare its total  return  ranking to that of other funds in its  Morningstar  category, in addition to its star  ratings.  Those total  return  rankings  are  percentages  from one percent to one hundred percent and are not risk adjusted.  For example,  if a fund is in the 94th  percentile,  that means that 94% of the funds in the same category performed better than it did.

         |X|  Performance  Rankings  and  Comparisons  by Other  Entities and  Publications.  From time to time the
Fund may  include  in its  advertisements  and sales  literature  performance  information  about the Fund cited in newspapers  and other  periodicals  such as The New York  Times,  The Wall  Street  Journal,  Barron's,  or similar publications.  That  information  may include  performance  quotations  from other  sources,  including  Lipper and
Morningstar.  The  performance of the Fund's classes of shares may be compared in  publications  to the performance of various market indices or other investments,  and averages,  performance  rankings or other benchmarks  prepared by recognized mutual fund statistical services.

         Investors may also wish to compare the returns on the Fund's share  classes to the return on  fixed-income investments  available  from banks and  thrift  institutions.  Those  include  certificates  of  deposit,  ordinary interest-paying  checking and savings  accounts,  and other forms of fixed or variable time  deposits,  and various other  instruments  such as Treasury  bills.  However,  the Fund's  returns and share price are not  guaranteed  or insured  by the FDIC or any other  agency  and will  fluctuate  daily,  while bank  depository  obligations  may be insured by the FDIC and may  provide  fixed  rates of return.  Repayment  of  principal  and payment of interest on
Treasury securities is backed by the full faith and credit of the U.S. Government.

         From time to time, the Fund may publish  rankings or ratings of the Manager or Transfer Agent,  and of the investor services  provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the  Oppenheimer  funds  themselves.  Those  ratings or  rankings of  shareholder  and  investor  services by third parties may include  comparisons of their services to those provided by other mutual fund families  selected by the rating or ranking  services.  They may be based upon the opinions of the rating or ranking  service  itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From time to time the Fund may  include  in its  advertisements  and  sales  literature  the total  return performance of a hypothetical  investment  account that includes  shares of the fund and other  Oppenheimer  funds.
The combined  account may be part of an  illustration of an asset  allocation  model or similar  presentation.  The account  performance  may combine total return  performance  of the fund and the total return  performance of other
Oppenheimer funds included in the account.  Additionally,  from time to time, the Fund's  advertisements  and sales literature may include,  for  illustrative or comparative  purposes,  statistical data or other  information  about general or specific market and economic conditions. That may include, for example,
o        information  about the  performance  of certain  securities  or  commodities  markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies  included in segments of particular  industries,  sectors,  securities  markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating  to the gross  national  or gross  domestic  product of the  United  States or other countries or regions,
o         comparisons  of  various  market  sectors  or  indices  to  demonstrate   performance,   risk,  or  other
     characteristics of the Fund.

ABOUT YOUR ACCOUNT

How to Buy Shares

         Additional  information  is presented  below about the methods that can be used to buy shares of the Fund.
Appendix C contains more  information  about the special  sales charge  arrangements  offered by the Fund,  and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are purchased  through  AccountLink,  each purchase must be at least $25.  Shares will be purchased on the regular  business day the  Distributor  is  instructed to initiate the  Automated  Clearing  House
("ACH")  transfer to buy the shares.  That  instruction  must be received  prior to the close of The New York Stock
Exchange that day.  Dividends  will begin to accrue on shares  purchased  with the proceeds of ACH transfers on the business day after the shares are purchased.  The Exchange  normally  closes at 4:00 P.M., but may close earlier on certain  days.  The proceeds of ACH  transfers  are normally  received by the Fund 3 days after the  transfers  are initiated.  If the proceeds of the ACH transfer are not received on a timely basis,  the  Distributor  reserves the right to  cancel  the  purchase  order.  The  Distributor  and the  Fund  are not  responsible  for any  delays  in purchasing shares resulting from delays in ACH transmissions.

Reduced  Sales  Charges.  As discussed in the  Prospectus,  a reduced sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor,  dealers and brokers  making such sales.  No sales  charge is imposed in certain  other  circumstances  described in Appendix C to this  Statement  of  Additional  Information  because the
Distributor or dealer or broker incurs little or no selling expenses.

         |X| Right of Accumulation.  To qualify for the lower sales charge rates that apply to larger purchases of Class A shares, you and your spouse can add together:
o        Class A and Class B shares you purchase for your individual accounts (including IRAs and 403(b) plans),
                                                                                                                -
                  or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        Current purchases of Class A and Class B shares of the Fund and other Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o        Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of Class
                  A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee  benefit plans of the same  employer) that has multiple  accounts.  The  Distributor  will add the value,  at current  offering  price,  of the shares you  previously  purchased  and  currently  own to the value of current  purchases to determine  the sales charge rate that  applies.  The reduced  sales charge will apply only to current purchases. You must request it when you buy shares.

|X|      The  Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the Distributor  acts as the distributor or the sub-distributor and currently include the following:
Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Rochester National Municipals
Oppenheimer Emerging Growth Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                   Oppenheimer Trinity Core Fund
Oppenheimer Gold & Special Minerals Fund                  Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Value Fund
Oppenheimer International Bond Fund                           Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                         Rochester Fund Municipals
Oppenheimer International Small Company Fund                  OSM1- Gartmore Millennium Growth Fund
Oppenheimer Limited Term Government Fund                      OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund              OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund
and the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1 - "OSM" stands for Oppenheimer Select Managers

         There is an  initial  sales  charge on the  purchase  of Class A shares of each of the  Oppenheimer  funds except the money market funds. Under certain circumstances  described in this Statement of Additional  Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

         |X| Letters of Intent.  Under a Letter of Intent,  if you  purchase  Class A shares or Class A and Class B shares of the Fund and other  Oppenheimer  funds  during a 13-month  period,  you can reduce the sales  charge rate that applies to your  purchases  of Class A shares.  The total  amount of your  intended  purchases of both Class A and Class B shares will  determine  the reduced  sales  charge  rate for the Class A shares  purchased  during that period.  You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's  statement in writing to the  Distributor of the intention to purchase
Class A shares or Class A and Class B shares of the Fund (and other  Oppenheimer  funds)  during a 13-month  period
(the "Letter of Intent period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the  investor's  intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds,  will equal or exceed the amount specified  in the Letter.  Purchases  made by  reinvestment  of  dividends or  distributions  of capital  gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables  an  investor  to count  the Class A and Class B shares  purchased  under the  Letter to obtain the reduced  sales  charge rate on  purchases  of Class A shares of the Fund (and other  Oppenheimer  funds)
that applies  under the Right of  Accumulation  to current  purchases of Class A shares.  Each  purchase of Class A shares under the Letter will be made at the offering  price  (including  the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter,  the investor makes no commitment to purchase shares.  However,  if the investor's purchases  of shares  within  the  Letter of Intent  period,  when  added to the value (at  offering  price) of the investor's  holdings  of  shares on the last day of that  period,  do not equal or  exceed  the  intended  purchase amount,  the investor  agrees to pay the  additional  amount of sales charge  applicable  to such  purchases.  That amount is  described  in "Terms of  Escrow,"  below  (those  terms may be amended by the  Distributor  from time to time).  The  investor  agrees  that shares  equal in value to 5% of the  intended  purchase  amount will be held in escrow by the Transfer  Agent subject to the Terms of Escrow.  Also,  the investor  agrees to be bound by the terms of the Prospectus,  this Statement of Additional  Information and the Application  used for a Letter of Intent.  If those  terms are  amended,  as they may be from time to time by the Fund,  the  investor  agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total  eligible  purchases  made  during  the  Letter of Intent  period do not equal or exceed  the intended  purchase amount,  the commissions  previously paid to the dealer of record for the account and the amount of sales charge retained by the  Distributor  will be adjusted to the rates  applicable to actual total  purchases.
If total eligible  purchases during the Letter of Intent period exceed the intended  purchase amount and exceed the amount needed to qualify for the next sales charge rate  reduction set forth in the  Prospectus,  the sales charges paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the
Distributor  the excess of the amount of  commissions  allowed or paid to the dealer over the amount of commissions that apply to the actual amount of purchases.  The excess  commissions  returned to the Distributor will be used to purchase  additional  shares for the  investor's  account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

         The  Transfer  Agent  will not hold  shares  in  escrow  for  purchases  of  shares  of the Fund and other
Oppenheimer  funds by  OppenheimerFunds  prototype 401(k) plans under a Letter of Intent.  If the intended purchase amount under a Letter of Intent entered into by an  OppenheimerFunds  prototype 401(k) plan is not purchased by the plan  by the  end of the  Letter  of  Intent  period,  there  will  be no  adjustment  of  commissions  paid to the broker-dealer or financial institution of record for accounts held in the name of that plan.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination  of the Letter of Intent  period will be deducted.  It is the  responsibility  of the dealer of record  and/or the  investor  to advise the  Distributor  about the Letter in placing any  purchase  orders for the investor during the Letter of Intent period.  All of such purchases must be made through the Distributor.

         |X|  Terms of Escrow That Apply to Letters of Intent.

1.       Out of the initial  purchase (or subsequent  purchases if necessary) made pursuant to a Letter,  shares of the Fund equal in value up to 5% of the intended  purchase  amount  specified in the Letter shall be held in escrow by the Transfer  Agent.  For example,  if the  intended  purchase  amount is $50,000, the escrow shall be shares valued in the amount of $2,500  (computed at the offering  price adjusted for a $50,000  purchase).  Any  dividends  and capital gains  distributions  on the escrowed  shares will be credited to the investor's account.

2.       If the total minimum investment  specified under the Letter is completed within the thirteen-month  Letter of Intent period, the escrowed shares will be promptly released to the investor.

         3.    If, at the end of the  thirteen-month  Letter of Intent period the total  purchases  pursuant to the
               Letter are less than the intended  purchase amount specified in the Letter,  the investor must remit to the  Distributor  an amount equal to the  difference  between the dollar  amount of sales charges actually  paid and the  amount of sales  charges  which  would  have  been paid if the total  amount purchased  had been made at a single  time.  That sales charge  adjustment  will apply to any shares redeemed  prior to the  completion  of the Letter.  If the  difference  in sales charges is not paid within  twenty days after a request  from the  Distributor  or the  dealer,  the  Distributor  will, within sixty days of the expiration of the Letter,  redeem the number of escrowed  shares  necessary to realize such  difference  in sales  charges.  Full and  fractional  shares  remaining  after such redemption  will be released from escrow.  If a request is received to redeem  escrowed shares prior to the  payment  of such  additional  sales  charge,  the sales  charge  will be  withheld  from the redemption proceeds.

4.       By  signing  the  Letter,  the  investor  irrevocably  constitutes  and  appoints  the  Transfer  Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.
5.       The  shares  eligible  for  purchase  under the Letter  (or the  holding  of which may be  counted  toward completion of a Letter) include:
(a)      Class A shares  sold with a  front-end  sales  charge or subject to a Class A  contingent  deferred  sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B  shares  acquired  by  exchange  of  either  (1)  Class A  shares  of one of the  other
                   Oppenheimer  funds that were acquired subject to a Class A initial or contingent  deferred sales charge or (2) Class B shares of one of the other  Oppenheimer  funds that were acquired  subject to a contingent deferred sales charge.

         6.    Shares held in escrow  hereunder  will  automatically  be  exchanged  for shares of another  fund to which an exchange is requested,  as described in the section of the  Prospectus  entitled "How to Exchange  Shares"
and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  To establish an Asset Builder Plan to buy shares  directly  from a bank  account,  you must enclose a check (the minimum is $25) for the initial  purchase  with your  application.  Shares  purchased by Asset
Builder  Plan  payments  from bank  accounts  are  subject to the  redemption  restrictions  for  recent  purchases described  in the  Prospectus.  Asset  Builder  Plans  are  available  only if your  bank is an ACH  member.  Asset
Builder Plans may not be used to buy shares for  OppenheimerFunds-sponsored  qualified retirement  accounts.  Asset
Builder  Plans also enable  shareholders  of  Oppenheimer  Cash  Reserves to use their account in that fund to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

         If you make  payments  from your bank  account to purchase  shares of the Fund,  your bank account will be debited  automatically.  Normally  the debit  will be made two  business  days  prior to the  investment  dates you selected on your  application.  Neither the  Distributor,  the Transfer Agent nor the Fund shall be responsible for any delays in purchasing shares that result from delays in ACH transmissions.

         Before you establish Asset Builder  payments,  you should obtain a prospectus of the selected fund(s) from your  financial  advisor (or the  Distributor)  and  request an  application  from the  Distributor.  Complete  the application  and return it. You may change the amount of your Asset  Builder  payment or your can  terminate  these automatic  investments  at any time by writing to the  Transfer  Agent.  The Transfer  Agent  requires a reasonable period  (approximately  10 days) after receipt of your  instructions to implement them. The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Retirement  Plans.  Certain  types of  retirement  plans are entitled to purchase  shares of the Fund without sales charge or at reduced sales charge rates,  as described in Appendix C to this  Statement of Additional  Information.
Certain special sales charge  arrangements  described in that Appendix apply to retirement  plans whose records are maintained  on a daily  valuation  basis by Merrill  Lynch  Pierce  Fenner & Smith,  Inc.  ("Merrill  Lynch") or an
independent  record keeper that has a contract or special  arrangement  with Merrill Lynch. If on the date the plan sponsor  signed the Merrill  Lynch record  keeping  service  agreement  the plan has less than $3 million in assets
(other than assets  invested in money market funds)  invested in applicable  investments,  then the retirement plan may purchase only Class B shares of the  Oppenheimer  funds.  Any retirement  plans in that category that currently invest in Class B shares of the Fund will have their  Class B shares  converted  to Class A shares of the Fund when the plan's applicable investments reach $5 million.

Cancellation  of Purchase  Orders.  Cancellation  of purchase  orders for the Fund's  shares (for  example,  when a purchase  check is  returned  to the Fund  unpaid)  causes a loss to be  incurred  when the net asset  value of the
Fund's shares on the  cancellation  date is less than on the purchase date. That loss is equal to the amount of the decline in the net asset value per share  multiplied  by the number of shares in the purchase  order.  The investor is responsible  for that loss. If the investor fails to compensate the Fund for the loss, the  Distributor  will do
so. The Fund may  reimburse  the  Distributor  for that amount by redeeming  shares from any account  registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents an interest in the same  portfolio of  investments of the Fund. However,  each class has different  shareholder  privileges and features.  The net income attributable to a class of shares and the dividends  payable on a class of shares will be reduced by incremental  expenses borne solely by that class.  Those expenses include the asset-based  sales charges to which Class A, Class B, Class C and
Class N are subject.

         The  availability  of different  classes of shares  permits an investor to choose the method of purchasing shares that is more  appropriate  for the investor.  That may depend on the amount of the  purchase,  the length of time the investor  expects to hold  shares,  and other  relevant  circumstances.  Class A shares  normally are sold subject to an initial  sales charge.  While Class B, Class C and Class N shares have no initial  sales charge,  the purpose of the  deferred  sales charge and  asset-based  sales charge on Class B, Class C and Class N shares is the same as that of the initial sales charge on Class A shares - to compensate  the  Distributor  and brokers,  dealers and  financial  institutions  that sell shares of the Fund. A salesperson  who is entitled to receive  compensation from his or her firm for selling Fund shares may receive  different  levels of  compensation  for selling one class of shares rather than another.

         The  Distributor  will not  accept any order in the  amount of  $500,000  or more for Class B shares or $1 million or more for Class C shares on behalf of a single  investor (not  including  dealer "street name" or omnibus accounts).  That is because  generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

|X|      Class A Shares Subject to a Contingent Deferred Sales Charge. For purchases of
Class A shares subject to a contingent  deferred sales charge as described in the Prospectus,  no sales concessions will be paid to the  broker-dealer of record,  as described in the Prospectus,  on sales of Class A shares with the redemption  proceeds of shares of another  mutual fund  offered as an  investment  option in a  retirement  plan in which  Oppenheimer funds are also offered as investment  options under a special  arrangement with the Distributor, if the purchase occurs more than 30 days after the Oppenheimer  funds are added as an investment  option under that plan.  Additionally,  that  concession  will not be paid on purchases of shares by a retirement  plan made with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

         |X| Class B  Conversion.  Under  current  interpretations  of  applicable  federal  income  tax law by the
Internal  Revenue  Service,  the conversion of Class B shares to Class A shares after six years is not treated as a taxable  event for the  shareholder.  If those laws or the IRS  interpretation  of those laws  should  change,  the automatic  conversion  feature may be  suspended.  In that event,  no further  conversions  of Class B shares would occur while that  suspension  remained  in effect.  Although  Class B shares  could then be  exchanged  for Class A shares on the basis of relative net asset value of the two  classes,  without the  imposition  of a sales charge or fee, such exchange could constitute a taxable event for the shareholder,  and absent such exchange,  Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

         |X|  Allocation of Expenses.  The Fund pays expenses  related to its daily  operations,  such as custodian fees,  Trustees'  fees,  transfer agency fees,  legal fees and auditing  costs.  Those expenses are paid out of the
Fund's assets and are not paid directly by  shareholders.  However,  those  expenses  reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

         |X| Availability of Class N Shares. to certain customers of broker-dealers and financial advisors that are identified in a special agreement between the broker-dealer or financial advisor and the Distributor for that purpose.

              The sales concession and the advance of the service fee, as described in the Prospectus, will not be paid to dealers of record on sales of Class N shares on:
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds),
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of  Class C shares of one or more Oppenheimer funds held by the plan for more than one year (other than rollovers from an OppenheimerFunds-sponsored
                  Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds), and
o        on purchases of Class N shares by an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

         The  methodology  for calculating  the net asset value,  dividends and  distributions  of the Fund's share classes  recognizes two types of expenses.  General expenses that do not pertain  specifically to any one class are allocated  pro rata to the shares of all classes.  The  allocation  is based on the  percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each  outstanding  share within a given class.  Such general expenses  include  management fees,  legal,  bookkeeping and audit fees,  printing and mailing costs of shareholder reports,  Prospectuses,  Statements of Additional  Information and other materials for current shareholders,  fees to unaffiliated Trustees,  custodian expenses, share issuance costs,  organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other  expenses  that are  directly  attributable  to a  particular  class are  allocated  equally to each outstanding  share  within that class.  Examples of such  expenses  include  distribution  and service plan (12b-1)
fees, transfer and shareholder  servicing agent fees and expenses,  and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset  Values Per Share.  The net asset  values per share of each class of shares of the Fund are  determined  as of the close of business of The New York Stock  Exchange on each day that the Exchange is open.
The  calculation  is done by dividing the value of the Fund's net assets  attributable  to a class by the number of shares of that class that are  outstanding.  The  Exchange  normally  closes at 4:00 P.M.,  New York time,  but may close  earlier on some other days (for example,  in case of weather  emergencies  or on days falling  before a U.S.
holiday).  The Exchange's  most recent annual  announcement  (which is subject to change) states that it will close on New Year's Day,  Presidents'  Day,  Martin Luther King, Jr. Day, Good Friday,  Memorial Day,  Independence  Day,
Labor Day, Thanksgiving Day and Christmas Day.  It may also close on other days.

         Dealers  other than  Exchange  members  may  conduct  trading in certain  securities  on days on which the
Exchange is closed  (including  weekends and U.S.  holidays) or after 4:00 P.M. on a regular  business day. Because the Fund's net asset  values will not be  calculated  on those days,  the Fund's net asset  values per share may be significantly affected on such days when shareholders may not purchase or redeem shares.  Additionally,  trading on
European and Asian stock exchanges and  over-the-counter  markets normally is completed before the close of The New
York Stock Exchange.

         Changes in the values of  securities  traded on foreign  exchanges  or markets as a result of events  that occur after the prices of those  securities are  determined,  but before the close of The New York Stock  Exchange, will not be reflected  in the Fund's  calculation  of its net asset  values that day unless the Manager  determines that the event is likely to effect a material change in the value of the security.  If such  determination is made, the Manager,  acting through an internal valuation committee,  will establish a valuation for such security subject to approval, ratification and confirmation by the Board at its next ensuing meeting.

         |X| Securities  Valuation.  The Fund's Board of Trustees has  established  procedures for the valuation of the Fund's securities. In general those procedures are as follows:

              |_|  Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:
(1)      if last sale  information  is regularly  reported,  they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)      if last sale  information is not available on a valuation  date, they are valued at the last reported sale price  preceding  the  valuation  date if it is within  the spread of the  closing  "bid" and
                      "asked"  prices  on the  valuation  date  or,  if not,  at the  closing  "bid"  price  on the valuation date.
                  |_| Equity  securities  traded on a foreign  securities  exchange  generally are valued in one of the following ways:
(1)      at the last sale price available to the pricing service approved by the Board of Trustees, or
(2)      at the last sale price  obtained by the  Manager  from the report of the  principal  exchange on which the security is traded at its last trading  session on or immediately  before the valuation date,
                      or
(3)      at the mean  between  the "bid" and  "asked"  prices  obtained  from the  principal  exchange on which the security  is traded or, on the basis of  reasonable  inquiry,  from two market  makers in the security.
              |_| Long-term debt  securities  having a remaining  maturity in excess of 60 days are valued based on the mean between the "bid" and "asked"  prices  determined by a portfolio  pricing  service  approved by the Fund's
Board of  Trustees  or  obtained  by the  Manager  from two active  market  makers in the  security on the basis of reasonable inquiry.
              |_|  The  following  securities  are  valued  at the  mean  between  the  "bid"  and  "asked"  prices determined  by a pricing  service  approved by the Fund's  Board of  Trustees  or obtained by the Manager  from two active market makers in the security on the basis of reasonable inquiry:
(1)      debt instruments that have a maturity of more than 397 days when issued,
(2)      debt  instruments  that had a maturity of 397 days or less when  issued and have a  remaining  maturity of more than 60 days, and
(3)      non-money  market  debt  instruments  that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.
         |_|  The following  securities are valued at cost,  adjusted for amortization of premiums and accretion of discounts:
(1)      money  market debt  securities  held by a non-money  market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.
         |_|  Securities  (including  restricted  securities) not having  readily-available  market  quotations are valued at fair value  determined  under the  Board's  procedures.  If the  Manager is unable to locate two market makers  willing to give quotes,  a security may be priced at the mean between the "bid" and "asked"
         prices  provided by a single  active  market  maker  (which in certain  cases may be the "bid" price if no
         "asked" price is available).

         In the case of U.S.  Government  securities,  mortgage-backed  securities,  corporate  bonds  and  foreign government  securities,  when last sale  information  is not  generally  available,  the  Manager  may use  pricing services  approved by the Board of Trustees.  The pricing  service may use "matrix"  comparisons  to the prices for comparable  instruments on the basis of quality,  yield, and maturity.  Other special factors may be involved (such as the tax-exempt  status of the interest paid by municipal  securities).  The Manager will monitor the accuracy of the pricing  services.  That monitoring may include  comparing prices used for portfolio  valuation to actual sales prices of selected securities.

         The closing prices in the London foreign  exchange  market on a particular  business day that are provided to the Manager by a bank,  dealer or pricing  service  that the Manager has  determined  to be reliable are used to value  foreign  currency,  including  forward  contracts,  and to  convert  to U.S.  dollars  securities  that  are denominated in foreign currency.

         Puts,  calls,  and futures are valued at the last sale price on the  principal  exchange on which they are traded or on NASDAQ,  as  applicable,  as determined by a pricing  service  approved by the Board of Trustees or by the  Manager.  If there  were no sales  that day,  they  shall be valued  at the last sale  price on the  preceding trading day if it is within the spread of the  closing  "bid" and "asked"  prices on the  principal  exchange or on
NASDAQ on the  valuation  date.  If not, the value shall be the closing bid price on the  principal  exchange or on
NASDAQ on the valuation  date.  If the put,  call or future is not traded on an exchange or on NASDAQ,  it shall be valued by the mean between  "bid" and "asked"  prices  obtained by the Manager from two active  market  makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund  writes an  option,  an amount  equal to the  premium  received  is  included  in the Fund's
Statement of Assets and Liabilities as an asset.  An equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current  market value of the option.  In  determining  the
Fund's gain on  investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.  If a call or put  written  by the  Fund  expires,  the  Fund  has a gain in the  amount  of the premium.  If the Fund  enters  into a  closing  purchase  transaction,  it will have a gain or loss,  depending  on whether the premium  received was more or less than the cost of the closing  transaction.  If the Fund  exercises a put it holds,  the amount the Fund  receives on its sale of the  underlying  investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

The information below supplements the terms and conditions for redeeming shares set forth in the prospectus.

Reinvestment  Privilege.  Within  six  months  of a  redemption,  a  shareholder  may  reinvest  all or part of the redemption proceeds of:

         |_|  Class A shares  purchased  subject to an initial sales charge or Class A shares on which a contingent deferred sales charge was paid, or

         |_|  Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made without sales charge only in Class A shares of the Fund or any of the other
Oppenheimer  funds into which shares of the Fund are  exchangeable as described in "How to Exchange  Shares" below.
Reinvestment  will be at the net asset value next  computed  after the Transfer  Agent  receives  the  reinvestment order.  The  shareholder  must  ask the  Transfer  Agent  for that  privilege  at the  time of  reinvestment.  This privilege  does not  apply to Class C or Class Y  shares.  The Fund  may  amend,  suspend  or cease  offering  this reinvestment  privilege  at any  time as to  shares  redeemed  after  the  date of such  amendment,  suspension  or cessation.

         Any capital gain that was realized when the shares were  redeemed is taxable,  and  reinvestment  will not alter any  capital  gains tax payable on that gain.  If there has been a capital  loss on the  redemption,  some or all of the loss may not be tax  deductible,  depending  on the  timing and  amount of the  reinvestment.  Under the
Internal  Revenue Code, if the  redemption  proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the  Oppenheimer  funds  within 90 days of  payment  of the sales  charge,  the shareholder's  basis in the shares of the Fund that were  redeemed  may not include the amount of the sales  charge paid. That would reduce the loss or increase the gain recognized  from the  redemption.  However,  in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind".  The Prospectus  states that payment for shares  tendered for redemption is ordinarily  made in cash.  However,  under  certain  circumstances  the Board of  Trustees of the Fund may  determine  that it would be detrimental to the best interests of the remaining  shareholders of the Fund to make payment of a redemption  order wholly  or  partly  in  cash.  In that  case,  the Fund may pay the  redemption  proceeds  in whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company Act. Under that rule, the
Fund is  obligated  to redeem  shares  solely in cash up to the lesser of  $250,000  or 1% of the net assets of the
Fund during any 90-day period for any one  shareholder.  If shares are redeemed in kind, the redeeming  shareholder might incur  brokerage or other costs in selling the securities for cash.  The Fund will value  securities  used to pay  redemptions  in kind using the same method the Fund uses to value its  portfolio  securities  described  above under  "Determination  of Net Asset Values Per Share." That  valuation  will be made as of the time the  redemption price is determined.

Involuntary  Redemptions.  The Fund's Board of Trustees has the right to cause the  involuntary  redemption  of the shares  held in any  account if the  aggregate  net asset  value of those  shares is less than $500 or such  lesser amount as the Board may fix.  The Board will not cause the  involuntary  redemption  of shares in an account if the aggregate  net asset  value of such  shares  has  fallen  below  the  stated  minimum  solely as a result of market fluctuations.  If the Board  exercises this right, it may also fix the  requirements  for any notice to be given to the  shareholders  in  question  (not less than 30 days).  The Board may  alternatively  set  requirements  for the shareholder  to  increase  the  investment,  or set other  terms and  conditions  so that the  shares  would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers the payment of sales  charges.  Therefore,  shares are not subject to the payment of a contingent  deferred sales charge of any class at the time of  transfer to the name of another  person or entity.  It does not matter  whether the  transfer occurs by absolute assignment,  gift or bequest, as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares subject to a contingent  deferred sales charge are  transferred,  the  transferred shares will remain  subject to the  contingent  deferred  sales charge.  It will be calculated as if the transferee shareholder  had  acquired  the  transferred  shares in the same  manner  and at the same time as the  transferring shareholder.

         If less than all shares  held in an account  are  transferred,  and some but not all shares in the account would be subject to a  contingent  deferred  sales  charge if  redeemed  at the time of  transfer,  the  priorities described  in the  Prospectus  under "How to Buy Shares" for the  imposition  of the Class B or Class C  contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Selling Shares by Wire. The wire of  redemptions  proceeds may be delayed if the Fund's  custodian bank is not open for  business  on a day when the Fund would  normally  authorize  the wire to be made,  which is usually the Fund's next regular  business day following  the  redemption.  In those  circumstances,  the wire will not be  transmitted until  the next  bank  business  day on  which  the Fund is open for  business.  No  dividends  will be paid on the proceeds of redeemed shares awaiting transfer by wire.

Distributions From Retirement Plans.  Requests for distributions from  OppenheimerFunds-sponsored  IRAs,  403(b)(7)
custodial   plans,   401(k)   plans  or  pension  or   profit-sharing   plans  should  be  addressed  to  "Trustee,
OppenheimerFunds  Retirement  Plans," c/o the Transfer  Agent at its address  listed in "How To Sell Shares" in the
Prospectus or on the back cover of this Statement of Additional Information.  The request must:
(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants (other than self-employed  persons) in  OppenheimerFunds-sponsored  pension or profit-sharing plans with shares of the Fund held in the name of the plan or its  fiduciary  may not directly  request  redemption of their accounts.  The plan administrator or fiduciary must sign the request.

         Distributions  from  pension  and profit  sharing  plans are  subject to  special  requirements  under the
Internal  Revenue Code and certain  documents  (available  from the Transfer Agent) must be completed and submitted to the Transfer Agent before the  distribution  may be made.  Distributions  from  retirement  plans are subject to withholding  requirements  under the Internal  Revenue Code, and IRS Form W-4P  (available from the Transfer Agent)
must be  submitted  to the  Transfer  Agent with the  distribution  request,  or the  distribution  may be delayed.
Unless the shareholder  has provided the Transfer Agent with a certified tax  identification  number,  the Internal
Revenue Code requires that tax be withheld from any  distribution  even if the  shareholder  elects not to have tax withheld.  The Fund, the Manager,  the Distributor,  and the Transfer Agent assume no  responsibility  to determine whether a distribution  satisfies the  conditions of applicable  tax laws and will not be  responsible  for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for  Repurchase of Shares from Dealers and Brokers.  The  Distributor is the Fund's agent to repurchase  its  shares  from  authorized  dealers or brokers  on behalf of their  customers.  Shareholders  should contact their broker or dealer to arrange this type of redemption.  The repurchase  price per share will be the net asset value next computed after the Distributor  receives an order placed by the dealer or broker.  However, if the
Distributor  receives a repurchase  order from a dealer or broker after the close of The New York Stock Exchange on a regular  business  day,  it will be  processed  at that day's net asset  value if the order was  received  by the dealer or broker from its customers prior to the time the Exchange  closes.  Normally,  the Exchange closes at 4:00
P.M.,  but may do so earlier on some days.  Additionally,  the order must have been  transmitted to and received by the Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for accounts  redeemed by a broker-dealer  under this procedure,  payment will be made within three business days after the shares have been redeemed upon the Distributor's  receipt of the required  redemption documents  in  proper  form.  The  signature(s)  of the  registered  owners  on the  redemption  documents  must be guaranteed as described in the Prospectus.

Automatic  Withdrawal  and  Exchange  Plans.  Investors  owning  shares  of the Fund  valued  at $5,000 or more can authorize  the  Transfer  Agent to redeem  shares  (having a value of at least  $50)  automatically  on a  monthly, quarterly,  semi-annual  or annual  basis  under an  Automatic  Withdrawal  Plan.  Shares  will be  redeemed  three business days prior to the date  requested by the  shareholder  for receipt of the payment.  Automatic  withdrawals of up to $1,500  per month may be  requested  by  telephone  if  payments  are to be made by check  payable  to all shareholders  of record.  Payments  must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.  Required  minimum  distributions  from  OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

         Payments are normally made by check,  but  shareholders  having  AccountLink  privileges  (see "How To Buy
Shares") may arrange to have Automatic  Withdrawal Plan payments  transferred to the bank account designated on the
Account  Application  or by  signature-guaranteed  instructions  sent to the  Transfer  Agent.  Shares are normally redeemed  pursuant to an Automatic  Withdrawal  Plan three  business days before the payment  transmittal  date you select in the Account  Application.  If a contingent  deferred sales charge applies to the  redemption,  the amount of the check or payment will be reduced accordingly.

         The Fund cannot  guarantee  receipt of a payment on the date  requested.  The Fund  reserves  the right to amend,  suspend or discontinue  offering these plans at any time without prior notice.  Because of the sales charge assessed on Class A share  purchases,  shareholders  should not make  regular  additional  Class A share  purchases while  participating  in an  Automatic  Withdrawal  Plan.  Class B,  Class C and Class N  shareholders  should  not establish  withdrawal plans,  because of the imposition of the contingent deferred sales charge on such withdrawals
(except where the contingent deferred sales charge is waived as described in Appendix C below).

         By  requesting  an  Automatic  Withdrawal  or  Exchange  Plan,  the  shareholder  agrees  to the terms and conditions  that apply to such plans,  as stated below.  These  provisions  may be amended from time to time by the
Fund and/or the Distributor.  When adopted, any amendments will automatically apply to existing Plans.

         |X|  Automatic   Exchange   Plans.   Shareholders   can  authorize  the  Transfer   Agent  to  exchange  a
pre-determined  amount  of  shares  of the  Fund  for  shares  (of the  same  class)  of  other  Oppenheimer  funds automatically on a monthly,  quarterly,  semi-annual or annual basis under an Automatic  Exchange Plan. The minimum amount  that  may be  exchanged  to each  other  fund  account  is $25.  Instructions  should  be  provided  on the
OppenheimerFunds  Application or  signature-guaranteed  instructions.  Exchanges made under these plans are subject to the  restrictions  that apply to exchanges as set forth in "How to Exchange  Shares" in the Prospectus and below in this Statement of Additional Information.

         |X|  Automatic   Withdrawal  Plans.  Fund  shares  will  be  redeemed  as  necessary  to  meet  withdrawal payments.  Shares  acquired  without a sales  charge  will be  redeemed  first.  Shares  acquired  with  reinvested dividends and capital gains  distributions will be redeemed next,  followed by shares acquired with a sales charge, to the  extent  necessary  to make  withdrawal  payments.  Depending  upon the  amount  withdrawn,  the  investor's principal  may be depleted.  Payments  made under these plans should not be considered as a yield or income on your investment.

         The  Transfer  Agent  will  administer  the  investor's   Automatic  Withdrawal  Plan  as  agent  for  the
shareholder(s)  (the  "Planholder") who executed the Plan  authorization and application  submitted to the Transfer
Agent.  Neither the Fund nor the Transfer  Agent shall incur any liability to the  Planholder  for any action taken or not taken by the Transfer  Agent in good faith to administer  the Plan.  Share  certificates  will not be issued for shares of the Fund  purchased for and held under the Plan,  but the Transfer  Agent will credit all such shares to the account of the  Planholder on the records of the Fund.  Any share  certificates  held by a Planholder may be surrendered  unendorsed  to the Transfer  Agent with the Plan  application  so that the shares  represented  by the certificate may be held under the Plan.

         For accounts subject to Automatic  Withdrawal Plans,  distributions of capital gains must be reinvested in shares of the Fund,  which will be done at net asset  value  without a sales  charge.  Dividends  on shares held in the account may be paid in cash or reinvested.

         Shares will be redeemed to make  withdrawal  payments at the net asset value per share  determined  on the redemption  date.  Checks or AccountLink  payments  representing  the proceeds of Plan withdrawals will normally be transmitted  three  business  days prior to the date  selected for receipt of the payment,  according to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The amount and the interval of  disbursement  payments and the address to which checks are to be mailed or
AccountLink  payments  are to be sent may be changed  at any time by the  Planholder  by  writing  to the  Transfer
Agent.  The  Planholder  should allow at least two weeks' time after  mailing such  notification  for the requested change to be put in effect.  The  Planholder  may, at any time,  instruct the Transfer  Agent by written  notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case,  the Transfer  Agent will redeem the number of shares  requested  at the net asset  value per share in effect and will mail a check for the  proceeds to the Planholder.

         The  Planholder  may  terminate  a Plan at any time by writing to the  Transfer  Agent.  The Fund may also give  directions to the Transfer  Agent to terminate a Plan. The Transfer Agent will also terminate a Plan upon its receipt of evidence satisfactory to it that the Planholder has died or is legally  incapacitated.  Upon termination of a Plan by the Transfer  Agent or the Fund,  shares that have not been  redeemed  will be held in  uncertificated form in the name of the Planholder.  The account will continue as a  dividend-reinvestment,  uncertificated account unless and until  proper  instructions  are received  from the  Planholder,  his or her  executor or  guardian,  or another authorized person.

         To use shares held under the Plan as  collateral  for a debt,  the  Planholder  may request  issuance of a portion of the shares in  certificated  form.  Upon written  request from the  Planholder,  the Transfer Agent will determine the number of shares for which a  certificate  may be issued  without  causing the  withdrawal  checks to stop. However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the  Transfer  Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the Prospectus, shares of a particular class of Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds.  Shares of
Oppenheimer funds that have a single class without a class designation are deemed "Class A" shares for this purpose. You can obtain a current list showing which funds offer which classes by calling the Distributor at
1.800.525.7048.
o        All of the Oppenheimer funds currently offer Class A, B and C shares except Oppenheimer Money Market
     Fund, Inc., Centennial Money Market Trust, Centennial Tax Exempt Trust, Centennial Government Trust,
     Centennial New York Tax Exempt Trust, Centennial California Tax Exempt Trust, and Centennial America Fund,
     L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored
     401(k) plans.
o        Only certain Oppenheimer funds currently offer Class Y shares. Class Y shares of Oppenheimer Real Asset
     Fund may not be exchanged for shares of any other fund.
o        Only certain Oppenheimer funds currently offer Class N shares, which are only offered to retirement plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other
     Oppenheimer funds.
o        Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other
     Oppenheimer funds except Class A shares of Oppenheimer Money Market Fund or Oppenheimer Cash Reserves
     acquired by exchange of Class M shares.
o        Class X shares of Limited Term New York Municipal Fund can be exchanged only for Class B shares of other
     Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money
     Market Fund, Inc., Oppenheimer Cash Reserves or Oppenheimer Limited-Term Government Fund.  Only participants in certain retirement plans may purchase shares of Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation
     Fund.
o        Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of
     Oppenheimer Money Market Fund or Class A shares of Oppenheimer Cash Reserves. If any Class A shares of another Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class
     A shares of Oppenheimer Senior Floating Rate Fund acquired in the exchange. The Class A shares of
     Oppenheimer Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early
     Withdrawal Charge of Oppenheimer Senior Floating Rate Fund if they are repurchased before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer Select Managers Mercury Advisors S&P Index
     Fund and Oppenheimer Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

     Class A shares of  Oppenheimer  funds may be  exchanged at net asset value for shares of any money market fund offered  by the  Distributor.  Shares  of any money  market  fund  purchased  without  a sales  charge  may be exchanged for shares of Oppenheimer  funds offered with a sales charge upon payment of the sales charge.  They may also be used to purchase shares of Oppenheimer  funds subject to an early withdrawal  charge or contingent deferred sales charge.

         Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries) redeemed within the 30 days prior to that purchase may subsequently be exchanged for shares of other Oppenheimer funds without being subject to an initial sales charge or contingent deferred sales charge. To qualify for that privilege, the investor or the investor's dealer must notify the Distributor of eligibility for this privilege at the time the shares of
Oppenheimer Money Market Fund, Inc. are purchased.  If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other
Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the
Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend, suspend or terminate the exchange privilege at any time.  Although the Fund may impose these changes at any time, it will provide you with notice of those changes whenever it is required to do so by applicable law.  It may be required to provide 60 days notice prior to materially amending or terminating the exchange privilege.  That 60 day notice is not required in extraordinary circumstances.

         |X|  How Exchanges  Affect  Contingent  Deferred  Sales  Charges.  No contingent  deferred sales charge is imposed on exchanges of shares of any class  purchased  subject to a contingent  deferred  sales  charge.  However, when Class A shares  acquired by  exchange  of Class A shares of other  Oppenheimer  funds  purchased  subject to a
Class A contingent  deferred  sales charge are  redeemed  within 18 months of the end of the calendar  month of the initial  purchase of the exchanged Class A shares,  the Class A contingent  deferred sales charge is imposed on the redeemed  shares.  The Class B contingent  deferred sales charge is imposed on Class B shares  acquired by exchange if they are  redeemed  within 6 years  of the  initial  purchase  of the  exchanged  Class B  shares.  The  Class C contingent  deferred sales charge is imposed on Class C shares  acquired by exchange if they are redeemed within 12 months of the initial  purchase of the exchanged  Class C shares.  With respect to Class N shares,  a 1% contingent deferred  sales charge will be imposed if the  retirement  plan (not including IRAs and 403(b) plans) is terminated or Class N shares of all  Oppenheimer  funds are terminated as an investment  option of the plan and Class N shares are redeemed  within 18 months after the plan's first  purchase of Class N shares of any  Oppenheimer  fund or with respect to an  individual  retirement  plan or 403(b)  plan,  Class N shares are  redeemed  within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         When Class B or Class C shares are redeemed to effect an  exchange,  the  priorities  described in "How To
Buy Shares" in the  Prospectus  for the  imposition of the Class B or the Class C contingent  deferred sales charge will be  followed  in  determining  the  order in  which  the  shares  are  exchanged.  Before  exchanging  shares, shareholders  should take into account how the exchange may affect any contingent  deferred sales charge that might be  imposed  in the  subsequent  redemption  of  remaining  shares.  If Class B shares of an  Oppenheimer  fund are exchanged for Class B shares of Oppenheimer  Limited-Term  Government Fund or Limited-Term  New York Municipal Fund
and those shares acquired by exchange are subsequently  redeemed,  they will be subject to the contingent  deferred sales charge of the  Oppenheimer  fund from which they were exchanged.  The contingent  deferred sales charge rates of Class B shares of other  Oppenheimer  funds are  typically  higher for the same holding  period than for Class B shares of Oppenheimer  Limited-Term  Government  Fund and  Limited-Term  New York Municipal  Fund. They will not be subject to the contingent  deferred sales charge of Oppenheimer  Limited-Term  Government Fund or Limited-Term  New
York Municipal Fund.

         Shareholders  owning  shares  of more than one  class  must  specify  which  class of shares  they wish to exchange.

         |X|  Limits on Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone  or written exchange  requests  submitted  in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for  exchanges  of up to 50 accounts  per day from  representatives  of  authorized  dealers  that qualify for this privilege.

         |X|  Telephone  Exchange  Requests.  When  exchanging  shares by  telephone,  a  shareholder  must have an existing  account  in the fund to which  the  exchange  is to be  made.  Otherwise,  the  investors  must  obtain a
Prospectus  of that fund  before the  exchange  request may be  submitted.  When you  exchange  some or all of your shares  from  one  Fund to  another,  any  special  account  feature  such as an Asset  Builder  Plan or  Automatic
Withdrawal  Plan,  will be  switched  to the new fund  account  unless  you tell the  Transfer  Agent not to do so.
However,  special redemption and exchange features such as Automatic Exchange Plans and Automatic  Withdrawal Plans
cannot be switched to an account in Oppenheimer  Senior  Floating Rate Fund. If all telephone lines are busy (which might occur, for example,  during periods of substantial  market  fluctuations),  shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |X|  Processing  Exchange  Requests.  Shares to be exchanged are redeemed on the regular  business day the
Transfer Agent receives an exchange request in proper form (the "Redemption  Date").  Normally,  shares of the fund to be acquired are purchased on the  Redemption  Date,  but such purchases may be delayed by either fund up to five business  days if it  determines  that it  would  be  disadvantaged  by an  immediate  transfer  of the  redemption proceeds.  The Fund reserves the right, in its  discretion,  to refuse any exchange  request that may  disadvantage
it. For example,  if the receipt of multiple  exchange  requests  from a dealer might  require the  disposition  of portfolio  securities at a time or at a price that might be  disadvantageous  to the Fund,  the Fund may refuse the request.  For full or partial  exchanges of an account made by  telephone,  any special  account  features  such as
Asset Builder Plans and Automatic  Withdrawal  Plans will be switched to the new account  unless the Transfer Agent is instructed otherwise.

         In  connection  with any  exchange  request,  the number of shares  exchanged  may be less than the number requested if the exchange or the number  requested  would  include  shares  subject to a  restriction  cited in the
Prospectus or this Statement of Additional  Information,  or would include  shares  covered by a share  certificate that is not  tendered  with  the  request.  In  those  cases,  only  the  shares  available  for  exchange  without restriction will be exchanged.

         The different  Oppenheimer  funds available for exchange have different  investment  objectives,  policies and risks. A shareholder  should assure that the fund selected is appropriate  for his or her investment and should be aware of the tax  consequences  of an exchange.  For federal  income tax purposes,  an exchange  transaction  is treated  as a  redemption  of shares of one fund and a purchase  of shares of  another.  "Reinvestment  Privilege,"
above,  discusses some of the tax  consequences  of reinvestment  of redemption  proceeds in such cases.  The Fund, the Distributor,  and the Transfer Agent are unable to provide investment,  tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and  Distributions.  The Fund has no fixed  dividend rate and there can be no assurance as to the payment of any dividends or the  realization  of any capital  gains.  The dividends  and  distributions  paid by a class of shares will vary from time to time depending on market  conditions,  the composition of the Fund's  portfolio,  and expenses  borne by the Fund or borne  separately by a class.  Dividends are  calculated in the same manner,  at the same  time,  and on the same day for each  class of  shares.  However,  dividends  on Class B,  Class C and Class N shares are  expected  to be lower than  dividends  on Class A and Class Y shares.  That is because of the effect of the higher  asset-based  sales charge on Class B, Class C and Class N shares.  Those  dividends will also differ in amount as a consequence of any difference in the net asset values of each class of shares.

         Dividends,  distributions and proceeds of the redemption of Fund shares  represented by checks returned to the Transfer Agent by the Postal Service as  undeliverable  will be invested in shares of Oppenheimer  Money Market
Fund,  Inc.  Reinvestment  will be made as  promptly as  possible  after the return of such checks to the  Transfer
Agent,  to enable the  investor to earn a return on  otherwise  idle funds.  Unclaimed  accounts  may be subject to state  escheatment  laws,  and the  Fund and the  Transfer  Agent  will  not be  liable  to  shareholders  or their representatives for compliance with those laws in good faith.

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares.  The federal tax treatment of the
Fund's dividends and capital gains distributions is briefly highlighted in the Prospectus. The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders.

         The tax discussion in the  Prospectus and this Statement of Additional  Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional  Information.  Those laws and regulations may be changed by legislative,  judicial, or administrative action,  sometimes with retroactive effect. State and local tax treatment of ordinary  income  dividends and capital gain  dividends from  regulated  investment  companies may differ from the treatment under the Internal  Revenue Code described below.  Potential  purchasers of shares of the
Fund are urged to consult  their tax advisers  with specific  reference to their own tax  circumstances  as well as the consequences of  federal, state and local tax rules affecting an investment in the Fund.

         |X|  Qualification as a Regulated Investment Company.  The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.  As a regulated investment company, the Fund is not subject to federal income tax on the portion of its investment company taxable income (that is, taxable interest, dividends, other taxable ordinary income net of expenses, and net short-term capital gain in excess of long term capital loss) and capital gain net income (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders. That qualification enables the Fund to "pass through" its income and realized capital gains to shareholders without having to pay tax on them. This avoids a "double tax" on that income and capital gains, since shareholders normally will be taxed on the dividends and capital gains they receive from the Fund (unless their Fund shares are held in a retirement account or the shareholder is otherwise exempt from tax). The Internal Revenue Code contains a number of complex tests relating to qualification that the Fund might not meet in a particular year.
If it did not qualify as a regulated investment company, the Fund would be treated for tax purposes as an ordinary corporation and would receive no tax deduction for payments made to shareholders.

         To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income (in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year. The Fund must also satisfy certain other requirements of the
Internal Revenue Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

         To qualify as a regulated investment company, the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

         In addition to satisfying the requirements described above, the Fund must satisfy an asset diversification test in order to qualify as a regulated investment company.  Under that test, at the close of each quarter of the Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those issuers, the Fund must not have invested more than 5% of the value of the
Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer. No more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses. For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S. government securities.

              |X| Excise Tax on Regulated  Investment  Companies.  Under the Internal  Revenue Code, by December 31
each year, the Fund must  distribute 98% of its taxable  investment  income earned from January 1 through  December
31 of that year and 98% of its  capital  gains  realized in the period  from  November 1 of the prior year  through
October 31 of the current  year.  If it does not,  the Fund must pay an excise tax on the amounts not  distributed.
It is  presently  anticipated  that the Fund will meet those  requirements.  To meet this  requirement,  in certain circumstances  the Fund might be required to liquidate  portfolio  investments to make sufficient  distributions to avoid excise tax liability.  However,  the Board of Trustees and the Manager might  determine in a particular  year that it would  be in the best  interests  of  shareholders  for the  Fund  not to make  such  distributions  at the required levels and to pay the excise tax on the undistributed  amounts.  That would reduce the amount of income or capital gains available for distribution to shareholders.

         |X|  Taxation of Fund Distributions.  The Fund anticipates distributing substantially all of its investment company taxable income for each taxable year.  Those distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes.

         Special provisions of the Internal Revenue Code govern the eligibility of the Fund's dividends for the dividends-received deduction for corporate shareholders.  Long-term capital gains distributions are not eligible for the deduction.  The amount of dividends paid by the Fund that may qualify for the deduction is limited to the aggregate amount of qualifying dividends that the Fund derives from portfolio investments that the Fund has held for a minimum period, usually 46 days. A corporate shareholder will not be eligible for the deduction on dividends paid on Fund shares held for 45 days or less.  To the extent the Fund's dividends are derived from gross income from option premiums, interest income or short-term gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction. Since it is anticipated that most of the Fund's income will be derived from interest it receives on its investments, the Fund does not anticipate that its distributions will qualify for this deduction.

         The Fund may either retain or distribute to shareholders its net capital gain for each taxable year.
The Fund currently intends to distribute any such amounts.  If net long term capital gains are distributed and designated as a capital gain distribution, it will be taxable to shareholders as long-term capital gain. It does not matter how long the shareholder has held his or her shares or whether that gain was recognized by the Fund before the shareholder acquired his or her shares.

         If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35%
corporate tax rate.  If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of their pro rata share of such gain. As a result, each shareholder will be required to report his or her pro rata share of such gain on their tax return as long-term capital gain, will receive a refundable tax credit for his/her pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his/her shares by an amount equal to the deemed distribution less the tax credit.

         Investment income that may be received by the Fund from sources within foreign countries may be subject to foreign taxes withheld at the source.  The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.

         Distributions by the Fund that do not constitute ordinary income dividends or capital gain distributions will be treated as a return of capital to the extent of the shareholder's tax basis in their shares. Any excess will be treated as gain from the sale of those shares, as discussed below. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year. If prior distributions made by the Fund must be re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment policies, they will be identified as such in notices sent to shareholders.

         Distributions  by the Fund will be  treated in the  manner  described  above  regardless  of  whether  the distributions  are paid in cash or reinvested in additional  shares of the Fund (or of another fund).  Shareholders receiving a  distribution  in the form of  additional  shares will be treated as  receiving  a  distribution  in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

         The Fund will be required in certain cases to withhold and remit to the U.S. Treasury 31% of ordinary income dividends and capital gains distributions and the proceeds of the redemption of shares, paid to any shareholder (1) who has failed to provide a correct, certified taxpayer identification number, (2) who is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that the shareholder is not subject to backup withholding or is an "exempt recipient" (such as a corporation).

         |X|  Tax Effects of Redemptions of Shares. If a shareholder redeems all or a portion of his/her shares,
                                                                                             -
the shareholder will recognize a gain or loss on the redeemed shares in an amount equal to the difference between the proceeds of the redeemed shares and the shareholder's adjusted tax basis in the shares.  All or a portion of any loss recognized in that manner may be disallowed if the shareholder purchases other shares of the Fund within
30 days before or after the redemption.

         In general, any gain or loss arising from the redemption of shares of the Fund will be considered capital gain or loss, if the shares were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year.  However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on those shares. Special holding period rules under the Internal Revenue Code apply in this case to determine the holding period of shares and there are limits on the deductibility of capital losses in any year.

         |X|  Foreign Shareholders.  Taxation of a shareholder who under United States law is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership depends on whether the shareholder's income from the Fund is effectively connected with a U.S. trade or business carried on by such shareholder.

         If the income from the Fund is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, ordinary income dividends paid to such foreign shareholder will be subject to U.S.
withholding tax. The rate of the tax depends on a number of factors. If the income from the Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, and any gains realized upon the sale of shares of the Fund will be subject to U.S.
federal income tax at the rates applicable to U.S. citizens or domestic corporations.

         In the case of a foreign non-corporate shareholder, the Fund may be required to withhold U.S. federal income tax at a rate of 31% on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless the shareholder furnishes the Fund with proper notification of their foreign status.

         The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein.  Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign taxes.

Dividend  Reinvestment  in Another  Fund.  Shareholders  of the Fund may elect to  reinvest  all  dividends  and/or capital  gains  distributions  in shares of the same  class of any of the other  Oppenheimer  funds  listed  above.
Reinvestment  will be made  without  sales  charge  at the net  asset  value  per  share in  effect at the close of business on the payable date of the dividend or  distribution.  To elect this option,  the shareholder  must notify the Transfer Agent in writing and must have an existing  account in the fund selected for  reinvestment.  Otherwise the shareholder  first must obtain a prospectus for that fund and an application  from the Distributor to establish an account.  Dividends and/or  distributions from shares of certain other Oppenheimer funds (other than Oppenheimer
Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through dealers,  brokers and other financial  institutions  that have a sales  agreement  with  OppenheimerFunds  Distributor,  Inc., a subsidiary of the Manager that acts as the Fund's
Distributor.  The Distributor also distributes  shares of the other  Oppenheimer funds and is  sub-distributor  for funds managed by a subsidiary of the Manager.

The Transfer Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent, is a division of the Manager.  It is responsible for maintaining the Fund's  shareholder  registry and shareholder  accounting  records,  and for paying dividends and distributions to shareholders.  It also handles shareholder  servicing and administrative  functions.
The Fund pays the Transfer Agent a fixed annual  maintenance  fee for each  shareholder  account and reimburses the
Transfer  Agent  for its  out-of-pocket  expenses.  It also  acts as  shareholder  servicing  agent  for the  other
Oppenheimer  funds.  Shareholders  should  direct  inquiries  about  their  accounts to the  Transfer  Agent at the address and toll-free numbers shown on the back cover.

         |X|   Shareholder   Servicing   Agent   for   Certain   Shareholders.   Unified   Management   Corporation
(1.800.346.4601)  is the shareholder  servicing agent for shareholders of the Fund who were former  shareholders of the AMA Family of Funds and clients of AMA Investment  Advisers,  Inc.  (which had been the  investment  adviser of
AMA Family of Funds). It is also the servicing agent for Fund shareholders who are:
(i)      former shareholders of the Unified Funds and Liquid Green Trusts,
(ii)     accounts that  participated  or participate in a retirement  plan for which Unified  Investment  Advisers,
                Inc. or an affiliate acts as custodian or trustee,
(iii)    accounts that have a Money Manager brokerage account, and
(iv)     other accounts for which Unified Management Corporation is the dealer of record.

The  Custodian.  Citibank,  N.A. is the  custodian  bank of the Fund's  assets.  The  custodian's  responsibilities include  safeguarding and controlling the Fund's portfolio  securities and handling the delivery of such securities to and from the Fund.  It will be the practice of the Fund to deal with the custodian in a manner  uninfluenced  by any banking  relationship  the  custodian  may have with the Manager and its  affiliates.  The Fund's cash balances with the  custodian  in excess of  $100,000  are not  protected  by  Federal  Deposit  Insurance.  Those  uninsured balances at times may be substantial.

Independent  Auditors.  KMPG LLP are the  independent  auditors  of the  Fund.  They  audit  the  Fund's  financial statements  and perform other  related  audit  services.  They also act as  independent  auditors for certain other funds advised by the Manager.

INDEPENDENT AUDITORS' REPORT

================================================================================
The Board of Trustees and Shareholders of
Oppenheimer Quest Opportunity Value Fund:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Quest Opportunity Value Fund, including the statement of investments, as of October 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the three years in the period ended October 31, 1999, were audited by other auditors whose report dated November 19, 1999, expressed an unqualified opinion on this information.
   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2001, by correspondence with the custodian.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
   In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Quest Opportunity Value Fund as of October 31, 2001, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of
America.

/s/ KPMG LLP
--------------
KPMG LLP

Denver, Colorado
November 21, 2001

STATEMENT OF INVESTMENTS  October 31, 2001

                                                                      Market Value
                                                             Shares     See Note 1
==================================================================================

 Common Stocks--70.3%
----------------------------------------------------------------------------------
 Basic Materials--4.9%
----------------------------------------------------------------------------------
 Metals--3.5%
 Alcan, Inc.                                              1,965,000   $ 60,030,750
----------------------------------------------------------------------------------
 Alcoa, Inc.                                              1,143,700     36,907,199
                                                                      ------------
                                                                        96,937,949

----------------------------------------------------------------------------------
 Paper--1.4%
 Willamette Industries, Inc.                                820,000     38,417,000
----------------------------------------------------------------------------------
 Capital Goods--3.2%
----------------------------------------------------------------------------------
 Aerospace/Defense--1.4%
 Boeing Co.                                               1,166,600     38,031,160
----------------------------------------------------------------------------------
 Manufacturing--1.8%
 ITT Industries, Inc.                                     1,047,300     50,364,657
----------------------------------------------------------------------------------
 Communication Services--9.2%
----------------------------------------------------------------------------------
 Telecommunications: Long Distance--6.7%
 Sprint Corp. (Fon Group)                                 2,793,100     55,862,000
----------------------------------------------------------------------------------
 Verizon Communications, Inc.                               600,000     29,886,000
----------------------------------------------------------------------------------
 WorldCom, Inc./MCI Group                                   164,000      1,943,400
----------------------------------------------------------------------------------
 WorldCom, Inc./WorldCom Group(1)                         7,250,000     97,512,500
                                                                      ------------
                                                                       185,203,900

----------------------------------------------------------------------------------
 Telephone Utilities--2.5%
 SBC Communications, Inc.                                 1,800,000     68,598,000
----------------------------------------------------------------------------------
 Consumer Cyclicals--0.3%
----------------------------------------------------------------------------------
 Retail: General--0.3%
 Dollar General Corp.                                       500,000      7,145,000
----------------------------------------------------------------------------------
 Consumer Staples--7.7%
----------------------------------------------------------------------------------
 Broadcasting--0.5%
 Clear Channel Communications, Inc.(1)                      384,100     14,641,892
----------------------------------------------------------------------------------
 Entertainment--3.7%
 McDonald's Corp.                                         3,900,000    101,673,000
----------------------------------------------------------------------------------
 Food & Drug Retailers--3.4%
 CVS Corp.                                                1,167,900     27,912,810
----------------------------------------------------------------------------------
 Kroger Co. (The)(1)                                      2,727,100     66,704,866
                                                                      ------------
                                                                        94,617,676

----------------------------------------------------------------------------------
 Household Goods--0.1%
 Gillette Co.                                                50,000      1,554,500
----------------------------------------------------------------------------------
 Energy--7.2%
----------------------------------------------------------------------------------
 Energy Services--1.2%
 Transocean Sedco Forex, Inc.                             1,100,000     33,165,000
----------------------------------------------------------------------------------
 Oil: Domestic--6.0%
 Anadarko Petroleum Corp.                                   500,000     28,525,000
----------------------------------------------------------------------------------
 ChevronTexaco Corp.                                        921,074     81,561,103
----------------------------------------------------------------------------------
 Phillips Petroleum Co.                                     980,000     53,321,800
                                                                      ------------
                                                                       163,407,903

                 13 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

STATEMENT OF INVESTMENTS   Continued

                                                                      Market Value
                                                             Shares     See Note 1
----------------------------------------------------------------------------------

 Financial--26.8%
----------------------------------------------------------------------------------
 Banks--9.1%
 FleetBoston Financial Corp.                                775,000   $ 25,466,500
----------------------------------------------------------------------------------
 J.P. Morgan Chase & Co.                                300,000     10,608,000
----------------------------------------------------------------------------------
 M&T Bank Corp.                                       1,242,500     81,383,750
----------------------------------------------------------------------------------
 PNC Financial Services Group                               200,000     10,980,000
----------------------------------------------------------------------------------
 Wells Fargo Co.                                          3,073,600    121,407,200
                                                                      ------------
                                                                       249,845,450

----------------------------------------------------------------------------------
 Diversified Financial--14.3%
 Citigroup, Inc.                                          1,683,333     76,625,318
----------------------------------------------------------------------------------
 Fannie Mae                                                 350,000     28,336,000
----------------------------------------------------------------------------------
 Freddie Mac                                              3,469,000    235,267,580
----------------------------------------------------------------------------------
 Household International, Inc.                            1,005,000     52,561,500
                                                                      ------------
                                                                       392,790,398

----------------------------------------------------------------------------------
 Insurance--3.4%
 American International Group, Inc.                         356,600     28,028,760
----------------------------------------------------------------------------------
 Aon Corp.                                                  300,000     11,412,000
----------------------------------------------------------------------------------
 John Hancock Financial Services, Inc.                      580,000     19,766,400
----------------------------------------------------------------------------------
 XL Capital Ltd., Cl. A                                     383,800     33,336,868
                                                                      ------------
                                                                        92,544,028

----------------------------------------------------------------------------------
 Healthcare--3.6%
----------------------------------------------------------------------------------
 Healthcare/Drugs--3.6%
 American Home Products Corp.                               900,000     50,247,000
----------------------------------------------------------------------------------
 Lilly (Eli) & Co.                                          360,000     27,540,000
----------------------------------------------------------------------------------
 Schering-Plough Corp.                                      600,000     22,308,000
                                                                      ------------
                                                                       100,095,000

----------------------------------------------------------------------------------
 Technology--6.5%
----------------------------------------------------------------------------------
 Computer Hardware--2.8%
 Dell Computer Corp.(1)                                   1,580,000     37,888,400
----------------------------------------------------------------------------------
 EMC Corp.(1)                                             1,700,000     20,944,000
----------------------------------------------------------------------------------
 Sun Microsystems, Inc.(1)                                1,800,000     18,270,000
                                                                      ------------
                                                                        77,102,400

----------------------------------------------------------------------------------
 Computer Software--0.9%
 Microsoft Corp.(1)                                         200,000     11,630,000
----------------------------------------------------------------------------------
 Sabre Holdings Corp.(1)                                    450,900     11,858,670
                                                                      ------------
                                                                        23,488,670

----------------------------------------------------------------------------------
 Communications Equipment--1.4%
 Agere Systems, Inc.(1)                                   3,392,000     15,603,200
----------------------------------------------------------------------------------
 Cisco Systems, Inc.(1)                                   1,400,000     23,688,000
                                                                      ------------
                                                                        39,291,200

                 14 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

                                                                       Market Value
                                                             Shares      See Note 1
-----------------------------------------------------------------------------------

 Electronics--1.4%
 Analog Devices, Inc.(1)                                    650,000  $   24,700,000
-----------------------------------------------------------------------------------
 Texas Instruments, Inc.                                    449,000      12,567,510
                                                                     --------------
                                                                         37,267,510

-----------------------------------------------------------------------------------
 Utilities--0.9%
-----------------------------------------------------------------------------------
 Electric Utilities--0.9%
 Exelon Corp.                                               603,000      25,368,210
                                                                     --------------
 Total Common Stocks (Cost $1,648,477,323)                            1,931,550,503

                                                          Principal
                                                             Amount
===================================================================================

 U.S. Government Obligations--0.1%

 U.S. Treasury Nts.:
 7.50%, 11/15/01                                       $  1,000,000       1,002,149
 7.50%, 5/15/02                                           1,000,000       1,029,805
                                                                     --------------
 Total U.S. Government Obligations (Cost $2,000,792)                      2,031,954

===================================================================================
 Non-Convertible Corporate Bonds and Notes--15.8%

 Federal National Mortgage Assn.,
 6.50% Unsec. Nts., 8/15/04
 (Cost $396,042,686)                                    400,000,000     435,398,400

===================================================================================
 Short-Term Notes--13.8%

 American Express Credit Corp., 2.20%, 11/15/01          64,614,000      64,558,719
-----------------------------------------------------------------------------------
 Federal Home Loan Bank, 2.46%, 11/1/01                  50,000,000      50,000,000
-----------------------------------------------------------------------------------
 Federal National Mortgage Assn.:
 2.20%, 12/3/01                                         104,041,000     103,838,023
 2.29%, 11/26/01                                         75,000,000      74,880,729
-----------------------------------------------------------------------------------
 General Electric Capital Corp.:
 2.43%, 11/9/01                                          25,988,000      25,973,967
 2.25%, 11/19/01                                         25,000,000      24,971,875
-----------------------------------------------------------------------------------
 Prudential Funding LLC, 2.44%, 11/13/01                 35,929,000      35,900,915
                                                                     --------------
 Total Short-Term Notes (Cost $380,124,228)                             380,124,228

-----------------------------------------------------------------------------------
 Total Investments, at Value  (Cost $2,426,645,029)           100.0%  2,749,105,085
-----------------------------------------------------------------------------------
 Other Assets Net of Liabilities                                0.0       1,308,709
                                                       ----------------------------
 Net Assets                                                   100.0% $2,750,413,794
                                                       ============================

Footnote to Statement of Investments

1. Non-income-producing security.

See accompanying Notes to Financial Statements.

                 15 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

STATEMENT OF ASSETS AND LIABILITIES  October 31, 2001

==================================================================================

 Assets

 Investments, at value (cost $2,426,645,029) --
 see accompanying statement                                         $2,749,105,085
----------------------------------------------------------------------------------
 Cash                                                                       12,259
----------------------------------------------------------------------------------
 Receivables and other assets:
 Interest and dividends                                                  7,150,089
 Shares of beneficial interest sold                                      1,626,094
 Other                                                                      73,033
                                                                    --------------
 Total assets                                                        2,757,966,560

==================================================================================
 Liabilities

 Payables and other liabilities:
 Shares of beneficial interest redeemed                                  5,945,406
 Distribution and service plan fees                                        587,737
 Shareholder reports                                                       534,547
 Trustees' compensation                                                    300,640
 Transfer and shareholder servicing agent fees                               1,532
 Other                                                                     182,904
                                                                    --------------
 Total liabilities                                                       7,552,766

==================================================================================
 Net Assets                                                         $2,750,413,794
                                                                    ==============

==================================================================================
 Composition of Net Assets

 Par value of shares of beneficial interest                         $      889,736
----------------------------------------------------------------------------------
 Additional paid-in capital                                          2,433,284,319
----------------------------------------------------------------------------------
 Undistributed (overdistributed) net investment income                  20,997,123
----------------------------------------------------------------------------------
 Accumulated net realized gain (loss) on investment transactions       (27,217,440)
----------------------------------------------------------------------------------
 Net unrealized appreciation (depreciation) on investments             322,460,056
                                                                    --------------
 Net Assets                                                         $2,750,413,794
                                                                    ==============

                 16 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

==================================================================================

 Net Asset Value Per Share

 Class A Shares:
 Net asset value and redemption price per share (based on net assets of $1,285,952,732 and 41,088,450 shares of beneficial
 interest outstanding)                                                      $31.30

 Maximum offering price per share (net asset value plus sales
 charge of 5.75% of offering price)                                         $33.21
----------------------------------------------------------------------------------
 Class B Shares:
 Net asset value, redemption price (excludes applicable
 contingent deferred sales charge) and offering price per share
 (based on net assets of $1,157,670,920 and 37,885,017 shares of
 beneficial interest outstanding)                                           $30.56
----------------------------------------------------------------------------------
 Class C Shares:
 Net asset value, redemption price (excludes applicable
 contingent deferred sales charge) and offering price per share
 (based on net assets of $257,556,106 and 8,431,669 shares of
 beneficial interest outstanding)                                           $30.55
----------------------------------------------------------------------------------
 Class N Shares:
 Net asset value, redemption price (excludes applicable
 contingent deferred sales charge) and offering price per share
 (based on net assets of $2,292,247 and 73,335 shares of
 beneficial interest outstanding)                                           $31.26
----------------------------------------------------------------------------------
 Class Y Shares:
 Net asset value, redemption price and offering price per share
 (based on net assets of $46,941,789 and 1,495,111 shares of
 beneficial interest outstanding)                                           $31.40

See accompanying Notes to Financial Statements.

                 17 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

STATEMENT OF OPERATIONS  For the Year Ended October 31, 2001

==================================================================================

 Investment Income

 Interest                                                             $ 43,496,748
----------------------------------------------------------------------------------
 Dividends (net of foreign withholding taxes of $63,759)                32,344,477
                                                                      ------------
 Total income                                                           75,841,225

==================================================================================
 Expenses

 Management fees                                                        26,309,036
----------------------------------------------------------------------------------
 Distribution and service plan fees:
 Class A                                                                 5,505,159
 Class B                                                                13,262,363
 Class C                                                                 2,802,785
 Class N                                                                     2,136
----------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees:
 Class A                                                                 2,282,620
 Class B                                                                 2,384,404
 Class C                                                                   509,467
 Class N                                                                       930
 Class Y                                                                   110,687
----------------------------------------------------------------------------------
 Shareholder reports                                                       902,498
----------------------------------------------------------------------------------
 Custodian fees and expenses                                                79,427
----------------------------------------------------------------------------------
 Trustees' compensation                                                     71,655
----------------------------------------------------------------------------------
 Other                                                                     699,587
                                                                      ------------
 Total expenses                                                         54,922,754
 Less reduction to custodian expenses                                      (14,741)
                                                                      ------------
 Net expenses                                                           54,908,013

==================================================================================
 Net Investment Income                                                  20,933,212

==================================================================================
 Realized and Unrealized Gain (Loss)

 Net realized gain (loss) on investments                                (5,569,382)
----------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation) on investments  (100,105,976)
                                                                      ------------
 Net realized and unrealized gain (loss)                              (105,675,358)

==================================================================================
 Net Decrease in Net Assets Resulting from Operations                 $(84,742,146)
                                                                      ============

See accompanying Notes to Financial Statements.

                 18 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

STATEMENTS OF CHANGES IN NET ASSETS

 Year Ended October 31,                                                               2001               2000
=============================================================================================================

 Operations

 Net investment income (loss)                                               $   20,933,212    $    37,809,786
-------------------------------------------------------------------------------------------------------------
 Net realized gain (loss)                                                       (5,569,382)       342,221,019
-------------------------------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation)                         (100,105,976)      (363,469,820)
                                                                            ---------------------------------
 Net increase (decrease) in net assets resulting from operations               (84,742,146)        16,560,985

=============================================================================================================
 Dividends and/or Distributions to Shareholders

 Dividends from net investment income:
 Class A                                                                       (20,887,533)        (8,890,623)
 Class B                                                                       (13,318,325)                --
 Class C                                                                        (2,835,364)                --
 Class N                                                                                --                 --
 Class Y                                                                          (834,807)          (549,645)
-------------------------------------------------------------------------------------------------------------
 Distributions from net realized gain:
 Class A                                                                      (119,859,705)      (209,173,343)
 Class B                                                                      (128,333,379)      (230,006,058)
 Class C                                                                       (26,426,237)       (49,963,441)
 Class N                                                                                --                 --
 Class Y                                                                        (3,674,627)        (6,261,854)

=============================================================================================================
 Beneficial Interest Transactions

 Net increase (decrease) in net assets resulting from beneficial interest transactions:
 Class A                                                                       140,063,389       (291,217,948)
 Class B                                                                       (58,607,213)      (348,902,559)
 Class C                                                                         8,428,712        (90,356,233)
 Class N                                                                         2,416,386                 --
 Class Y                                                                        13,330,360         (8,444,749)

=============================================================================================================
 Net Assets

 Total decrease                                                               (295,280,489)    (1,227,205,468)
-------------------------------------------------------------------------------------------------------------
 Beginning of period                                                         3,045,694,283      4,272,899,751
                                                                            ---------------------------------
 End of period [including undistributed (overdistributed)
 net investment income of $20,997,123 and $37,468,278, respectively]        $2,750,413,794    $ 3,045,694,283
                                                                            =================================

See accompanying Notes to Financial Statements.

                 19 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

FINANCIAL HIGHLIGHTS

 Class A  Year Ended October 31,                        2001             2000          1999
1998            1997
=========================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                 $36.04           $39.96        $36.44
$35.62          $29.89
-------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                   .33(1)           .59           .22
..31             .16
 Net realized and unrealized gain (loss)               (1.19)(1)          .34          5.46
1.72            6.46

-------------------------------------------------------------------
 Total income (loss) from
 investment operations                                  (.86)             .93          5.68
2.03            6.62
-------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                   (.58)            (.20)         (.31)
(.18)           (.11)
 Distributions from net realized gain                  (3.30)           (4.65)        (1.85)
(1.03)           (.78)

-------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (3.88)           (4.85)        (2.16)
(1.21)           (.89)
-------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                       $31.30           $36.04        $39.96
$36.44          $35.62

===================================================================

=========================================================================================================================
 Total Return, at Net Asset Value(2)                   (2.79)%           2.82%        16.31%
5.83%          22.66%

=========================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)         $1,285,953       $1,325,552    $1,820,497    $2,026,959
$1,839,482
-------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                $1,348,895       $1,486,116    $1,894,250    $2,070,927
$1,399,186
-------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income                                  1.01%(1)         1.42%         0.50%
0.85%           0.67%
 Expenses                                               1.51%            1.53%         1.57%
1.54%(4)        1.54%(4)
-------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                  42%              63%           47%
45%             30%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                        Change less than $0.005%
Net realized and unrealized gain (loss)      Change less than $0.005%
Net investment income ratio                  Change less than 0.005%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                 20 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

 Class B  Year Ended October 31,                        2001             2000          1999
1998            1997
=========================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                 $35.25           $39.19        $35.79
$35.05          $29.49
-------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income (loss)                            .15(1)           .32          (.02)
..13             .06
 Net realized and unrealized gain (loss)               (1.20)(1)          .39          5.41
1.68            6.31

-------------------------------------------------------------------
 Total income (loss) from
 investment operations                                 (1.05)             .71          5.39
1.81            6.37
-------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                   (.34)              --          (.14)
(.04)           (.03)
 Distributions from net realized gain                  (3.30)           (4.65)        (1.85)
(1.03)           (.78)

-------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (3.64)           (4.65)        (1.99)
(1.07)           (.81)
-------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                       $30.56           $35.25        $39.19
$35.79          $35.05

===================================================================

=========================================================================================================================
 Total Return, at Net Asset Value(2)                   (3.40)%           2.23%        15.72%
5.29%          22.05%

=========================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)         $1,157,671       $1,393,095    $1,969,529    $1,996,142
$1,706,258
-------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                $1,326,222       $1,585,561    $1,986,358    $1,976,134
$1,238,673
-------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income (loss)                           0.42%(1)         0.82%        (0.03)%
0.35%           0.17%
 Expenses                                               2.11%            2.13%         2.10%
2.04%(4)        2.03%(4)
-------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                  42%              63%           47%
45%             30%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                        Change less than $0.005%
Net realized and unrealized gain (loss)      Change less than $0.005%
Net investment income ratio                  Change less than 0.005%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                 21 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

FINANCIAL HIGHLIGHTS  Continued

 Class C  Year Ended October 31,                        2001             2000          1999
1998            1997
=========================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                 $35.24           $39.17        $35.75
$35.01          $29.45
-------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income (loss)                            .14(1)           .35          (.01)
..13             .06
 Net realized and unrealized gain (loss)               (1.18)(1)          .37          5.40
1.68            6.30

-------------------------------------------------------------------
 Total income (loss) from
 investment operations                                 (1.04)             .72          5.39
1.81            6.36
-------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                   (.35)              --          (.12)
(.04)           (.02)
 Distributions from net realized gain                  (3.30)           (4.65)        (1.85)
(1.03)           (.78)

-------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (3.65)           (4.65)        (1.97)
(1.07)           (.80)
-------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                       $30.55           $35.24        $39.17
$35.75          $35.01

===================================================================

=========================================================================================================================
 Total Return, at Net Asset Value(2)                   (3.37)%           2.26%        15.74%
5.29%          22.05%

=========================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)           $257,556         $287,103      $428,182      $475,510
$433,785
-------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                  $280,327         $336,213      $448,383      $487,222
$316,280
-------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income (loss)                           0.41%(1)         0.86%        (0.02)%
0.35%           0.17%
 Expenses                                               2.11%            2.08%         2.08%
2.04%(4)        2.04%(4)
-------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                  42%              63%           47%
45%             30%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                        Change less than $0.005%
Net realized and unrealized gain (loss)      Change less than $0.005%
Net investment income ratio                  Change less than 0.005%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                 22 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

                                               Period Ended
Class N                                  October 31, 2001(1)
===========================================================

Per Share Operating Data

Net asset value, beginning of period                 $33.48
-----------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                   .03(2)
Net realized and unrealized gain (loss)               (2.25)(2)
                                                     ------
Total income (loss) from
investment operations                                 (2.22)
-----------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                     --
Distributions from net realized gain                     --
                                                     ------
Total dividends and/or distributions
to shareholders                                          --
-----------------------------------------------------------
Net asset value, end of period                       $31.26
                                                     ======

===========================================================
Total Return at Net Asset Value(3)                    (6.63)%

===========================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)             $2,292
-----------------------------------------------------------
Average net assets (in thousands)                    $  646
-----------------------------------------------------------
Ratios to average net assets:4
Net investment income                                  0.47%(2)
Expenses                                               1.63%
-----------------------------------------------------------
Portfolio turnover rate                                  42%

1. For the period from March 1, 2001 (inception of offering) to October 31,
2001.
2. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                        Change less than $0.005%
Net realized and unrealized gain (loss)      Change less than $0.005%
Net investment income ratio                  Change less than 0.005%
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4. Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

                 23 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

FINANCIAL HIGHLIGHTS  Continued

 Class Y  Year Ended October 31,                        2001             2000          1999
1998          1997(1)
=========================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                 $36.21           $40.17        $36.64
$35.77          $29.93
-------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                   .45(2)           .71           .35
..48             .17
 Net realized and unrealized gain (loss)               (1.21)(2)          .39          5.48
1.74            5.67

-------------------------------------------------------------------
 Total income (loss) from
 investment operations                                  (.76)            1.10          5.83
2.22            5.84
-------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                   (.75)            (.41)         (.45)
(.32)             --
 Distributions from net realized gain                  (3.30)           (4.65)        (1.85)
(1.03)             --

-------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (4.05)           (5.06)        (2.30)
(1.35)             --
-------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                       $31.40           $36.21        $40.17
$36.64          $35.77

===================================================================

=========================================================================================================================
 Total Return, at Net Asset Value(3)                   (2.48)%           3.30%        16.74%
6.38%          19.51%

=========================================================================================================================
Ratios/Supplemental Data

 Net assets, end of period (in thousands)            $46,942          $39,945       $54,692       $22,843
$15,341
-------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                   $45,797          $43,926       $41,178       $20,347
$ 6,108
-------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(4)
 Net investment income                                  1.32%(2)         1.87%         0.98%
1.39%           1.30%
 Expenses                                               1.17%            1.07%         1.14%
1.00%(5)        0.91%(5)
-------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                  42%              63%           47%
45%             30%

1. For the period from December 16, 1996 (inception of offering) to October 31,
1997.
2. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                        Change less than $0.005%
Net realized and unrealized gain (loss)      Change less than $0.005%
Net investment income ratio                  Change less than 0.005%
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4. Annualized for periods of less than one full year.
5. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                 24 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

NOTES TO FINANCIAL STATEMENTS

================================================================================
1. Significant Accounting Policies
Oppenheimer Quest Opportunity Value Fund (the Fund), a series of Oppenheimer
Quest For Value Funds, is an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek growth of capital. The Fund's investment advisor is
OppenheimerFunds, Inc. (the Manager). The Manager has entered into a sub-advisory agreement with OpCap Advisors.
   The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class
A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement plans.
Retirement plans that offer Class N shares may impose charges on those accounts.
Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.
--------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

                 25 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

NOTES TO FINANCIAL STATEMENTS  Continued

================================================================================
1. Significant Accounting Policies Continued
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
--------------------------------------------------------------------------------
Federal Taxes. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.

As of October 31, 2001, the Fund had available for federal income tax purposes an unused capital loss carryover as follows:

                  Expiring
                  --------------------------------------
                      2009                   $11,666,725

--------------------------------------------------------------------------------
Trustees' Compensation. The Fund has adopted an unfunded retirement plan for the
Fund's independent Board of Trustees. Benefits are based on years of service and fees paid to each trustee during the years of service. During the year ended
October 31, 2001, the Fund's projected benefit obligations were decreased by
$12,305 and payments of $6,715 were made to retired trustees, resulting in an accumulated liability of $299,392 as of October 31, 2001.
  The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of annual compensation they are entitled to receive from the Fund. Under the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Trustees in shares of one or more
Oppenheimer funds selected by the trustee. The amount paid to the Board of
Trustees under the plan will be determined based upon the performance of the selected funds. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.
--------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

                 26 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

--------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.
   The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended October 31, 2001, amounts have been reclassified to reflect an increase in undistributed net investment income of $471,662. Accumulated net realized loss on investments was increased by the same amount. Net assets of the
Fund were unaffected by the reclassifications.
--------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
--------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
Other. The Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, effective for fiscal years beginning after
December 15, 2000. The Fund elected to begin amortizing premiums on debt securities effective January 1, 2001. Prior to this date, the Fund did not amortize premiums on debt securities. The cumulative effect of this accounting change had no impact on the total net assets of the Fund, but resulted in a
$49,734 decrease to cost of securities and a correspond- ing $49,734 increase in net unrealized appreciation, based on securities held as of December 31, 2000.
For the year ended October 31, 2001, interest income decreased by $4,879, net realized loss on investments increased by $10,688, and the change in net unrealized depreciation on investments decreased by $15,567.
   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                 27 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

NOTES TO FINANCIAL STATEMENTS  Continued

================================================================================
2. Shares of Beneficial Interest

The Fund has authorized an unlimited number of $.01 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                        Year Ended October 31, 2001(1)  Year Ended October 31, 2000
                                Shares         Amount         Shares         Amount
------------------------------------------------------------------------------------

 Class A
 Sold                        9,112,778  $ 306,084,416      7,510,230  $ 258,452,757
 Dividends and/or
 distributions reinvested    4,060,629    132,011,185      6,049,732    209,562,575
 Redeemed                   (8,859,978)  (298,032,212)   (22,340,569)  (759,233,280)
                            -------------------------------------------------------
 Net increase (decrease)     4,313,429  $ 140,063,389     (8,780,607) $(291,217,948)
                            =======================================================

-----------------------------------------------------------------------------------
 Class B
 Sold                        3,130,052  $ 102,546,742      3,198,691  $ 108,472,452
 Dividends and/or
 distributions reinvested    4,061,616    129,646,793      6,410,646    218,351,091
 Redeemed                   (8,832,524)  (290,800,748)   (20,337,357)  (675,726,102)
                            -------------------------------------------------------
 Net increase (decrease)    (1,640,856) $ (58,607,213)   (10,728,020) $(348,902,559)
                            =======================================================

-----------------------------------------------------------------------------------
 Class C
 Sold                        1,015,523  $  33,157,102      1,009,406  $  34,298,800
 Dividends and/or
 distributions reinvested      805,511     25,703,865      1,400,221     47,663,530
 Redeemed                   (1,535,333)   (50,432,255)    (5,193,944)  (172,318,563)
                            -------------------------------------------------------
 Net increase (decrease)       285,701  $   8,428,712     (2,784,317) $ (90,356,233)
                            =======================================================

-----------------------------------------------------------------------------------
 Class N
 Sold                           75,082  $   2,472,335             --  $          --
 Dividends and/or
 distributions reinvested           --             --             --             --
 Redeemed                       (1,747)       (55,949)            --             --
                            -------------------------------------------------------
 Net increase (decrease)        73,335  $   2,416,386             --  $          --
                            =======================================================

-----------------------------------------------------------------------------------
 Class Y
 Sold                          663,752  $  22,478,978        351,312  $  12,049,286
 Dividends and/or
 distributions reinvested      138,666      4,509,433        196,523      6,811,498
 Redeemed                     (410,435)   (13,658,051)      (806,246)   (27,305,533)
                            -------------------------------------------------------
 Net increase (decrease)       391,983  $  13,330,360       (258,411) $  (8,444,749)
                            =======================================================

1. For the year ended October 31, 2001, for Class A, B, C and Y shares and for the period from March 1, 2001 (inception of offering) to October 31, 2001, for
Class N shares.

                 28 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

================================================================================
3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended October 31, 2001, were
$1,095,932,301 and $1,135,784,092, respectively.

As of October 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $2,442,195,740 was:

          Gross unrealized appreciation                $ 432,009,323
          Gross unrealized depreciation                 (125,099,978)
                                                       -------------
          Net unrealized appreciation (depreciation)   $ 306,909,345
                                                       =============

================================================================================
4. Fees and Other Transactions with Affiliates
Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of 1.00% of the first $400 million of average annual net assets of the Fund, 0.90% of the next $400 million, 0.85% of the next $3.2 billion, 0.80% of the next $4 billion and 0.75% of average annual net assets in excess of $8 billion. The Fund's management fee for the year ended October 31, 2001, was an annualized rate of
0.88%.
--------------------------------------------------------------------------------
Sub-Advisor Fees. The Manager pays OpCap Advisors (the Sub-Advisor) monthly an annual fee based on the fee schedule set forth in the Prospectus. For the year ended October 31, 2001, the Manager paid $8,576,663 to the Sub-Advisor.
--------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. OFS is paid at an agreed-upon per account fee. OFS has voluntarily undertaken to waive a portion of its transfer agent fee for Classes A, B, C, N and Y shares. This voluntary waiver of expenses limits transfer agent fees to 0.35% of average net assets for Classes A, B, C and N shares effective October 1, 2001, and 0.25% of average net assets for Class Y shares effective January 1, 2001.

                 29 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

NOTES TO FINANCIAL STATEMENTS  Continued

================================================================================
4. Fees and Other Transactions with Affiliates Continued
Distribution and Service Plan Fees. Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                     Aggregate       Class A   Commissions      Commissions       Commissions    Commissions
                     Front-End     Front-End    on Class A       on Class B        on Class C     on Class N
                 Sales Charges Sales Charges        Shares           Shares            Shares         Shares
                    on Class A   Retained by   Advanced by      Advanced by       Advanced by    Advanced by
 Year Ended             Shares   Distributor   Distributor(1)   Distributor(1)    Distributor(1) Distributor(1)
---------------------------------------------------------------------------------------------------------------

 October 31, 2001   $2,118,916      $525,862      $580,857       $2,741,448          $245,023        $21,769

1. The Distributor advances commission payments to dealers for certain sales of
Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                       Class A           Class B            Class C            Class N
                    Contingent        Contingent         Contingent         Contingent
                      Deferred          Deferred           Deferred           Deferred
                 Sales Charges     Sales Charges      Sales Charges      Sales Charges
                   Retained by       Retained by        Retained by        Retained by
 Year Ended        Distributor       Distributor        Distributor        Distributor
--------------------------------------------------------------------------------------

 October 31, 2001      $52,176        $2,010,158            $22,499                $--

   The Fund has adopted Distribution and Service Plans for Class A, Class B,
Class C and Class N shares under Rule 12b-1 of the Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.
--------------------------------------------------------------------------------
Class A Distribution and Service Plan Fees. Under the plan the Fund pays an asset-based sales charge to the Distributor at an annual rate of 0.15% of average annual net assets of Class A shares of the Fund. (The Board of Trustees can set this rate up to 0.25%.) Effective January 1, 2001, the asset-based sales charge rate for Class A shares was reduced from 0.20% to 0.15% of average annual net assets representing Class A shares. Under the Class A service plan, the
Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits compensation to the Distributor at a rate up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the year ended October 31, 2001, payments under the Class A Plan totaled $5,505,159, all of which was paid by the Distributor to recipients. That included $288,454 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

                 30 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

--------------------------------------------------------------------------------
Class B, Class C and Class N Distribution and Service Plan Fees. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.
   The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class
C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.
   The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of
Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

Distribution fees paid to the Distributor for the year ended October 31, 2001, were as follows:

                                                                     Distributor's
                                                      Distributor's      Aggregate
                                                          Aggregate   Unreimbursed
                                                       Unreimbursed  Expenses as %
                 Total Payments      Amount Retained       Expenses  of Net Assets
                     Under Plan       by Distributor     Under Plan       of Class
-----------------------------------------------------------------------------------

 Class B Plan       $13,262,363          $10,121,335    $11,222,717           0.97%
 Class C Plan         2,802,785              217,460      4,231,717           1.64
 Class N Plan             2,136                1,934         32,224           1.41

================================================================================
5. Bank Borrowings
The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08%
per annum.
   The Fund had no borrowings outstanding during the year ended or at October
31, 2001.

                                                    Appendix A

                                                RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally-recognized rating agencies listed below.
Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc.
-------------------------------------------------------------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa: Bonds rated "Aaa" are judged to be the best quality. They carry the smallest degree of investment risk.
Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.  While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group, they comprise what are generally known as high-grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as with "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of "Aaa" securities.

A: Bonds rated "A" possess many favorable investment attributes and are to be considered as upper-medium grade obligations.  Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated "Baa" are considered medium-grade obligations; that is, they are neither highly protected nor poorly secured.  Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have speculative elements. Their future cannot be considered well-assured.
Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds rated "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C:  Bonds rated "C" are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Con. (...): Bonds for which the security  depends on the completion of some act or the  fulfillment of some condition are rated  conditionally.  These bonds are secured by (a) earnings of projects under construction,  (b) earnings of projects  unseasoned  in  operating  experience,  (c) rentals  that begin when  facilities  are  completed,  or (d)
payments to which some other  limiting  condition  attaches.  The  parenthetical  rating  denotes  probable  credit stature upon completion of construction or elimination of the basis of the condition.

Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa."
The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a #
symbol.

Short-Term Ratings - Taxable Debt

These ratings apply to the ability of issuers to honor senior debt obligations having an original maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Rating Services
-------------------------------------------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA: Bonds rated "AAA" have the highest rating  assigned by Standard & Poor's.  The obligor's  capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest  rated  obligations  only in small degree.  The obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat more  susceptible to the adverse effects of changes in  circumstances  and economic conditions  than  obligations in higher-rated  categories.  However,  the obligor's  capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated "BBB" exhibit adequate  protection  parameters.  However,  adverse economic conditions or changing circumstances  are more likely to lead to a weakened  capacity of the obligor to meet its  financial  commitment on the obligation.

BB, B, CCC, CC, and C

Bonds rated "BB", "B", "CCC", "CC" and "C" are regarded as having  significant  speculative  characteristics.  "BB"
indicates  the least degree of  speculation,  and "C" the  highest.  While such  obligations  will likely have some quality and  protective  characteristics,  these may be outweighed  by large  uncertainties  or major  exposures to adverse conditions.
BB: Bonds rated "BB" are less vulnerable to nonpayment than other  speculative  issues.  However,  these face major ongoing  uncertainties or exposure to adverse business,  financial,  or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more vulnerable to nonpayment  than  obligations  rated "BB", but the obligor  currently has the  capacity  to meet its  financial  commitment  on the  obligation.  Adverse  business,  financial,  or economic conditions  will likely  impair the  obligor's  capacity or  willingness  to meet its  financial  commitment on the obligation.

CCC:  Bonds rated "CCC" are  currently  vulnerable  to  nonpayment,  and are  dependent  upon  favorable  business, financial,  and economic  conditions  for the obligor to meet its financial  commitment on the  obligation.  In the event of adverse  business,  financial  or economic  conditions,  the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC:  Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: A subordinated  debt or preferred stock obligation rated "C" is currently highly  vulnerable to nonpayment.  The
"C" rating may be used to cover a situation  where a bankruptcy  petition has been filed or similar action has been taken,  but  payments on this  obligation  are being  continued.  A "C" also will be assigned to a preferred  stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D:  Bonds  rated "D" are in  default.  Payments  on the  obligation  are not being made on the date due even if the applicable  grace period has not expired,  unless  Standard and Poor's  believes  that such  payments  will be made during such grace period.  The "D" rating will also be used upon the filing of a bankruptcy  petition or the taking of a similar action if payments on an obligation are jeopardized.

The ratings from "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. The "r" symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1: Obligation is rated in the highest category. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, a plus (+) sign designation indicates the obligor's capacity to meet its financial obligation is extremely strong.

A-2:  Obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: Obligation exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Obligation is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: Obligation is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Obligation is in payment default. Payments on the obligation have not been made on the due date even if the applicable grace period has not expired, unless Standard and Poor's believes that such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Fitch, Inc.
-------------------------------------------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk.  Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD"
obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest.
"DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below
50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process;
those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated
"D" have a poor prospect for repaying all obligations.
Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories.  Plus and minus signs are not added to the "AAA" category or to categories below "CCC," nor to short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

F1:  Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added
"+" to denote any exceptionally strong credit feature.

F2:   Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

F3:   Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade.

B:    Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C:      High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D:     Default. Denotes actual or imminent payment default.

                                                    Appendix B

-------------------------------------------------------------------------------------------------------------------
                                              Industry Classifications
-------------------------------------------------------------------------------------------------------------------

Aerospace/Defense                                           Food and Drug Retailers
Air Transportation                                          Gas Utilities
Asset-Backed                                                Health Care/Drugs
Auto Parts and Equipment                                    Health Care/Supplies & Services
Automotive                                                  Homebuilders/Real Estate
Bank Holding Companies                                      Hotel/Gaming
Banks                                                       Industrial Services
Beverages                                                   Information Technology
Broadcasting                                                Insurance
Broker-Dealers                                              Leasing & Factoring
Building Materials                                          Leisure
Cable Television                                            Manufacturing
Chemicals                                                   Metals/Mining
Commercial Finance                                          Nondurable Household Goods
Communication Equipment                                     Office Equipment
Computer Hardware                                           Oil - Domestic
Computer Software                                           Oil - International
Conglomerates                                               Paper
Consumer Finance                                            Photography
Consumer Services                                           Publishing
Containers                                                  Railroads & Truckers
Convenience Stores                                          Restaurants
Department Stores                                           Savings & Loans
Diversified Financial                                       Shipping
Diversified Media                                           Special Purpose Financial
Drug Wholesalers                                            Specialty Printing
Durable Household Goods                                     Specialty Retailing
Education                                                   Steel
Electric Utilities                                          Telecommunications - Long Distance
Electrical Equipment                                        Telephone - Utility
Electronics                                                 Textile, Apparel & Home Furnishings
Energy Services                                             Tobacco
Entertainment/Film                                          Trucks and Parts
Environmental                                               Wireless Services
Food

                                                    Appendix C

                          OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares5 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.6
That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional
Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
(1)      plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
(2)      non-qualified deferred compensation plans,
(3)      employee benefit plans7
(4)      Group Retirement Plans8
(5)      403(b)(7) custodial plan accounts
(6)      Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or
                SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
I.                      Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject
to the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months of the end of the calendar month of their purchase, as described in the Prospectus
(unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."9
This waiver provision applies to:
-        Purchases of Class A shares aggregating $1 million or more.
-        Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001.
-        Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
(1)      through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or
(2)      by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that
              Plan has made special arrangements with the Distributor for those purchases.
      -           Purchases of Class A shares by  Retirement  Plans that have any of the  following  record-keeping arrangements:
(1)      The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") on a
              daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch
              Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between
              Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable
              Investments").
(2)      The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill
              Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.
(3)      The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
      -           Purchases  by a Retirement  Plan whose record  keeper had a  cost-allocation  agreement  with the
      Transfer Agent on or before March 1, 2001.

II.                                Waivers of Class A Sales Charges of Oppenheimer Funds

A.  Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
-        The Manager or its affiliates.
-        Present or former officers, directors, trustees and employees (and their "immediate families") of the
         Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
-        Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
-        Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the
         Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
-        Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the
         Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
-        Investment advisors and financial planners who have entered into an agreement for this purpose with the
         Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
-        "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the
         Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
-        Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
-        Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
-        A unit investment trust that has entered into an appropriate agreement with the Distributor.
-        Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the
         Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
-        Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue
         Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
-        A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through
         DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.  Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
      -           Shares  issued in plans of  reorganization,  such as mergers,  asset  acquisitions  and  exchange offers, to which the Fund is a party.
-        Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
-        Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid.
         This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund,
         Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
-        Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid
         Trust Series.
-        Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C.  Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
      -           To make Automatic  Withdrawal Plan payments that are limited  annually to no more than 12% of the account value adjusted annually.
-        Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts
         (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
-        For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
(2)      To return excess contributions.
(3)      To return contributions made due to a mistake of fact.
(4)      Hardship withdrawals, as defined in the plan.10
(5)      Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue
                Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue
                Code.
(8)      For loans to participants or beneficiaries.
(9)      Separation from service.11
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                Manager or a subsidiary of the Manager) if the plan has made special arrangements with the
                Distributor.
(11)     Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
     -   For distributions from Retirement Plans having 500 or more eligible employees, except distributions due to termination of all of the Oppenheimer funds as an investment option under the Plan.
      -           For  distributions  from 401(k)  plans  sponsored  by  broker-dealers  that have  entered  into a special agreement with the Distributor allowing this waiver.

                  III. Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.  Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
-        Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the
         applicable Prospectus.
-        Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social
         Security Administration.
-        Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
-        Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
-        Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
-        Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $1 million or more held by the Retirement Plan for more than one year, if the redemption proceeds are invested in Class A shares of one or more Oppenheimer funds.
-        Distributions12 from Retirement Plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
(2)      To return excess contributions made to a participant's account.
(3)      To return contributions made due to a mistake of fact.
(4)      To make hardship withdrawals, as defined in the plan.13
(5)      To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)

         To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue
                Code.
(8)      For loans to participants or beneficiaries.14
(9)      On account of the participant's separation from service.15
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
(11)     Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
(12)     Distributions from Retirement Plans having 500 or more eligible employees, except distributions made because of the elimination of all of the Oppenheimer funds as an investment option under the Plan.
(13)     For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
         (14)   Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a
                Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         (15)   For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
         -    Redemptions  of Class B shares or Class C shares under an Automatic  Withdrawal  Plan from an account other than a Retirement  Plan if the  aggregate  value of the redeemed  shares does not exceed 10% of the account's value annually.

B.  Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
-        Shares sold to the Manager or its affiliates.
-        Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Shares issued in plans of reorganization to which the Fund is a party.
-        Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

IV.       Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                                Former Quest for Value Funds

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:

    Oppenheimer Quest Value Fund, Inc.                     Oppenheimer Small Cap Value Fund
    Oppenheimer Quest Balanced Value Fund                  Oppenheimer Quest Global Value Fund, Inc.
    Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized)
into various Oppenheimer funds on November 24, 1995:

  Quest for Value U.S. Government Income Fund               Quest for Value New York Tax-Exempt Fund
  Quest for Value Investment Quality Income Fund            Quest for Value National Tax-Exempt Fund
  Quest for Value Global Income Fund                        Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."
The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an
Oppenheimer fund that are either:
      -           acquired by such  shareholder  pursuant to an exchange of shares of an Oppenheimer  fund that was one of the Former Quest for Value Funds, or
         -        purchased  by such  shareholder  by  exchange  of shares of  another  Oppenheimer  fund that were acquired  pursuant  to the merger of any of the Former  Quest for Value Funds into that other  Oppenheimer  fund on
November 24, 1995.

A.  Reductions or Waivers of Class A Sales Charges.

         - -  Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

------------------------------ ---------------------------- ---------------------------- ----------------------------
Number of Eligible Employees   Initial Sales Charge as a    Initial Sales Charge as a    Concession as % of
or Members                     % of Offering Price          % of Net Amount Invested     Offering Price
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
9 or Fewer                                2.50%                        2.56%                        2.00%
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
At  least  10  but  not  more             2.00%                        2.04%                        1.60%
than 49
------------------------------ ---------------------------- ---------------------------- ----------------------------

         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals
who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the
Distributor.

         - -  Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
              -   Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who
                  acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA
                  Family of Funds.
              -   Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.
         - -  Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the
Employee Retirement Income Security Act of 1974 and regulations adopted under that law.

B.  Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

         - -  Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an
Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged.
Those shares must have been purchased prior to March 6, 1995 in connection with:
                  -        withdrawals  under an automatic  withdrawal  plan holding only either Class B or Class C shares if the annual  withdrawal  does not exceed 10% of the initial value of the account  value, adjusted annually, and
                  -        liquidation of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

         - -  Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24,
1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A,
Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former
Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6,
1995, but prior to November 24, 1995:
-        redemptions  following the death or disability of the  shareholder(s)  (as evidenced by a determination of total disability by the U.S. Social Security Administration);
-        withdrawals  under an automatic  withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
                  -        liquidation of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.

    V. Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                   Connecticut Mutual Investment Accounts, Inc.

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds
(referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:

Connecticut Mutual Liquid Account                             Connecticut Mutual Total Return Account
Connecticut Mutual Government Securities Account              CMIA LifeSpan Capital Appreciation Account
Connecticut Mutual Income Account                             CMIA LifeSpan Balanced Account
Connecticut Mutual Growth Account                             CMIA Diversified Income Account

A.  Prior Class A CDSC and Class A Sales Charge Waivers.

         -    Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former
Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
(1)      persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were
                $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the
                Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
(2)      persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge.

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

         -    Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March
18, 1996, and still holds Class A shares:
(1)      any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former
                Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the
                Combined Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former
                Connecticut Mutual Funds or a Fund into which such Fund merged;
(2)      any participant in a qualified plan, provided that the total initial amount invested by the plan in the
                Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
(3)      Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
(4)      employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
(5)      one or more members of a group of at least 1,000 persons (and persons who are retirees from such group)
                engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between
                CMFS and such group; and
(6)      an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the
Panorama Separate Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the
Fund.

B.  Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or
Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
(1)      by the estate of a deceased shareholder;
(2)      upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
(3)      for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;
(4)      as tax-free returns of excess contributions to such retirement or employee benefit plans;
(5)      in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
(6)      in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
(7)      in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
(8)      in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
(9)      as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's
                Articles of Incorporation, or as adopted by the Board of Directors of the Fund.

VI.                 Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income
Fund and Oppenheimer Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four
Oppenheimer funds at a maximum sales charge rate of 4.50%.

          VII. Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities
                                                       Fund

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11,
1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
-        the Manager and its affiliates,
-        present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
-        registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
-        dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
-        employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
-        dealers, brokers, or registered investment advisors that had entered into an agreement with the
         Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
-        dealers, brokers or registered investment advisors that had entered into an agreement with the
         Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

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Oppenheimer Quest Opportunity Value Fund
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Internet Web Site:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Adviser
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Sub-Advisor
         OpCap Advisors
         1345 Avenue of the Americas, 49th Floor
         New York, New York 10105-4800

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1.800.525.7048

Custodian Bank
         Citibank, N.A.
         111 Wall Street
         New York, New York 10005

Independent Accountants
         KPMG LLP
         707 Seventeenth Street
         Denver, Colorado 80202

Legal Counsel
         Mayer, Brown, Rowe & Maw
         1675 Broadway
         New York, New York
         10019-5820

236SAI_0202.